                                                                   EXHIBIT 10.1

                                   $40,000,000

                                 LOAN AGREEMENT

                                      among

                               METALLURG, INC. and
                      SHIELDALLOY METALLURGICAL CORPORATION

                                  as Borrowers

                            METALLURG SERVICES, INC.
                              MIR (CHINA), INC. and
                         METALLURG HOLDINGS CORPORATION

                                  as Guarantors

                        THE FIRST NATIONAL BANK OF BOSTON

                 as Agent for the lending institutions listed on
                  Schedule 1 hereto (collectively, the "Banks")

                                       and

                                    the BANKS

                                 April 14, 1997

                             Exhibits and Schedules

Exhibit A         Form of Borrowing Base Report
Exhibit B         Form of Note
Exhibit C         Form of Loan Request
Exhibit D         Form of Assignment and Acceptance
Exhibit E         Form of Security Agreement
Exhibit F-1       Form of MI Stock Pledge Agreement
Exhibit F-2       Form of MHC Stock Pledge Agreement
Exhibit G         Form of Assumption Agreement

Schedule 1        Banks, Commitments, Commitment Percentages
Schedule 1.2      Ports of Entry
Schedule 1.3      Management Service Agreements
Schedule 3.1      Existing Letters of Credit
Schedule 7(i)     Collective Bargaining Agreements
Schedule 7(l)     Subsidiaries; Joint Ventures
Schedule 7(m)     Environmental Matters
Schedule 7(n)     Administrative Claims
Schedule 9.2(b)   Indebtedness
Schedule 9.2(c)   Liens
Schedule 9.2(d)   Investments

                                 LOAN AGREEMENT

      This LOAN AGREEMENT (this "Agreement") is made as of April 14, 1997, by and among (a) METALLURG, INC., a New York corporation having its principal place of business at 6 East 43rd Street, New York, New York 10017 ("MI"), and SHIELDALLOY METALLURGICAL CORPORATION, a New York corporation having its principal place of business at 12 West Boulevard, Newfield, New Jersey 08344 ("SMC" and together with MI, the "Borrowers"), (b) METALLURG SERVICES, INC., a New York corporation having its principal place of business at 6 East 43rd Street, New York, New York 10017 ("MSI"), MIR (CHINA), INC., a Delaware corporation having its principal place of business at 6 East 43rd Street, New York, New York 10017 ("MIR China"), and METALLURG HOLDINGS CORPORATION, a New Jersey corporation having its principal place of business at 12 West Boulevard, Newfield, New Jersey 08344 ("MHC" and collectively with MSI and MIR China, the "Guarantors"), (c) THE FIRST NATIONAL BANK OF BOSTON, a national banking association with its head office at 100 Federal Street, Boston, Massachusetts 02110 and the other lending institutions listed on Schedule 1 hereto, and (d) THE FIRST NATIONAL BANK OF BOSTON, as agent for itself and such other lending institutions.

                                   BACKGROUND

      On September 2, 1993, the Borrowers filed voluntary petitions for protection under chapter 11 of title 11 of the United States Code (the "Cases"). Pursuant to an order entered on or about February 26, 1997, (the "Confirmation Order"), the Bankruptcy Court confirmed the Fourth Amended and Restated Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code, dated December 18, 1996 ( as amended, supplemented or otherwise modified with the consent of the Agent, the "Plan").

      In connection with the Effective Date (as defined in the Plan) and as contemplated by the Plan, the Borrowers have applied to the Banks for a revolving credit facility in an aggregate principal amount not to exceed $40,000,000 with a sublimit for letters of credit of $30,000,000. The Banks are agreeable to providing such facility to the Borrowers, with such facility to be on the terms and conditions set forth in this Agreement. The proceeds of the loans and the letters of credit will be used to fund payments contemplated by the Plan and to provide working capital to, and to finance other general corporate purposes of, the Borrowers and MCL (as hereinafter defined).

      Pursuant to the Confirmation Order, the Borrowers were authorized to enter into this Agreement and the other Loan Documents (as hereinafter defined).

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      NOW, THEREFORE, in consideration of the promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto agrees as follows:

      ss.1. DEFINITIONS. Certain capitalized terms are defined below:

      Accounts: All rights of either of the Borrowers or MCL to any payment of money for goods sold, leased or otherwise marketed in the ordinary course of business, whether evidenced by or under or in respect of a contract or instrument, and to all proceeds in respect thereof.

      Adjusted Operating Cash Flow: For any period with respect to the North American Group, the amount equal to (a) EBITDA for such period, plus (b) to the extent not otherwise included in calculating EBITDA, interest income during such period and dividends from foreign Subsidiaries during such period, minus (c) to the extent not otherwise deducted in calculating EBITDA, cash payments for all taxes paid during such period for the North American Group, minus (d) to the extent not otherwise deducted in calculating EBITDA, capital expenditures made during such period for the North American Group to the extent permitted hereunder.

      Agency Agreement: See ss.2.3(c).

      Agent: The First National Bank of Boston acting as agent for the Banks.

      Agent's Head Office: The Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time.

      Agent's Special Counsel: Bingham, Dana & Gould LLP or such other counsel as may be approved by the Agent.

      Agreement: See preamble, which term shall include this Agreement and the Schedules and Exhibits hereto, each as amended and in effect from time to time.

      Allowed LME Traded Metal: Tin, aluminum and nickel.

      Assignment and Acceptance: See ss.14.1.

      Assumption Agreement. The Assumption Agreement, to be entered into simultaneously with the Reincorporation Mergers by each of the surviving corporations of such Reincorporation Mergers, substantially in the form of Exhibit G hereto, pursuant to which, among other things, such successor corporations shall agree to assume all of the Obligations hereunder and to become the Borrowers for all purposes under the Loan Documents.

      Banks: FNBB and the other lending institutions listed on Schedule 1 hereto and any other Person who becomes an assignee of any rights and obligations of a Bank pursuant to ss.14.

      Bankruptcy Code: Title 11, United States Code.

      Bankruptcy Court: The United States Bankruptcy Court for the Southern District of New York or such other court having jurisdiction over the Cases.

      Base Rate: The higher of (a) the annual rate of interest announced from time to time by FNBB at its head office as FNBB's "base rate" and (b) one-half of one percent (1/2%) above the Federal Funds Effective Rate.

      Base Rate Loans: Loans bearing interest calculated by reference to the Base Rate.

      Borrowers: See preamble.

      Borrowing Base: At the relevant time of reference thereto, an amount determined by the Agent by reference to the most recent Borrowing Base Report and the most recent appraisal of the Eligible Fixed Assets delivered to the Banks and the Agent pursuant to ss.9(a)(v), which is equal to (a) the sum of (i) 85% of Eligible Accounts at such time, plus (ii) 60% of the net book value (valued on an average cost basis at the lower of cost or market (except as provided below in this definition) by the Borrowers in a manner consistent with their past practices) of Eligible Consignment Accounts at such time, plus (iii) 60% of the net book value (valued on an average cost basis at the lower of cost or market (except as provided below in this definition) by the Borrowers in a manner consistent with their past practices) of Eligible Inventory at such time, plus (iv) 70% of the Determined Value of Eligible Fixed Assets at such time, plus (b) after taking into account any requested Loan or Letter of Credit, the proceeds of which are to be used to fund the Canadian Intercompany Facility, an amount equal to the lesser of (i) the aggregate amount of the Canadian Intercompany Outstandings at such time, and (ii) the Canadian Borrowing Base at such time, plus (c) 60% of the maximum aggregate amount that the beneficiaries may draw under outstanding documentary Letters of Credit issued in connection with the purchase of inventory by the Borrowers solely to the extent that such inventory being purchased, immediately upon any drawing of any such documentary Letter of Credit, would constitute Eligible Inventory, minus (d) a reserve in the amount of $5,000,000, minus (e) the amount of any Warehousemen Lien Reserve with respect to inventory of the Borrowers at such time. Notwithstanding that the Eligible Consignment Accounts and Eligible Inventory of the Borrowers shall be reported at the lower of cost or market as provided above, the Agent and the Banks hereby acknowledge that the Borrowers review their inventory for market adjustment on a quarterly basis only. The Borrowers hereby agree to adjust their inventory to the lower of cost or market on a more current basis in the event of any material decrease in the market price for any such inventory which would cause the amount of Eligible Consignment Accounts and/or Eligible Inventory to be materially misstated if not so currently adjusted, and at any time during which the amount of unused availability that the Borrowers may use to request Loans or Letters of Credit hereunder shall be less than $5,000,000 in the aggregate, the Agent may, in its discretion, require the Borrowers to adjust their inventory to the lower of cost or market on a monthly basis.

      The Borrowing Base shall be determined monthly (or at such other interval as may be specified pursuant to ss.9(a)(v)) by the Agent by reference to the Borrowing Base Report and the appraisals of Eligible Fixed Assets delivered to the Banks and the Agent pursuant to ss.9(a)(vi). The components of the Borrowing Base and the Canadian Borrowing Base, the advance rates provided for therein, and the definitions contained in this Agreement governing eligibility criteria for such components of the Borrowing Base and the Canadian Borrowing Base may hereafter be adjusted or revised by the Agent in its reasonable judgment on the basis of any then recently completed commercial finance examination or appraisal or other information then recently delivered by the Borrowers to the Agent and the Banks.

      Borrowing Base Report: A report, with supporting details satisfactory to the Agent and the Banks, setting forth the Borrowers' computation of the Borrowing Base, such report to be in the form of the Exhibit A attached hereto.

      Business Day: Any day on which banks in Boston, Massachusetts, are open for business generally and, in the case of Eurodollar Rate Loans, also a day which is a Eurodollar Business Day.

      Canadian Assignment Documents: The Acknowledgment from MCL to the Agent, dated on or prior to the Closing Date, the Collateral Assignment of Movable Hypothec from MI to the Agent, dated on or prior to the Closing Date, and the assignments in favor or the Agent of all security filings against MCL made under Canadian law, and each of the documents, instruments and agreements executed and delivered in connection therewith, each as amended from time to time with the consent of the Agent and the Banks, and each in form and substance satisfactory to the Agent and the Banks.

      Canadian Borrowing Base: At the relevant time of reference thereto, an amount determined by the Agent by reference to the most recent Borrowing Base Report delivered to the Banks and the Agent pursuant to ss.9(a)(v), which is equal to the lesser of (a) $5,000,000 and (b) the sum of (i) 85% of Eligible Canadian Accounts at such time plus (ii) 60% of the net book value (valued on an average cost basis at the lower of cost or market (except as provided below in this definition) by MCL in a manner consistent with its past practice) of Eligible Canadian Inventory at such time, plus (iii) 60% of the maximum aggregate amount that the beneficiaries may draw under outstanding documentary Letters of Credit issued for the account of MCL in connection with the purchase of inventory by MCL solely to the extent that such inventory being purchased, immediately upon any drawing of any such documentary Letter of Credit, would constitute Eligible Canadian Inventory, minus (iv) the amount of any Warehousemen Lien Reserve with respect to inventory of MCL at such time. For purposes of determining the Canadian Borrowing Base, in order to convert the value of Eligible Canadian Accounts and Eligible Canadian Inventory from a given amount of Canadian currency into Dollars, such conversion shall be made at the Agent's spot rate of exchange for buying Dollars with such amount of Canadian currency prevailing at the Agent's close of business as of the first Business Day of the month during which the date of determination occurs or as of such other date as the Agent may from time to time reasonably require. Notwithstanding that the Eligible Canadian Inventory of MCL shall be reported at the lower of cost or market as provided above, the Agent and the Banks hereby acknowledge that MCL reviews its inventory for market adjustment on a quarterly basis only. The Borrowers hereby agree to cause MCL to adjust its inventory to the lower of cost or market on a more current basis in the event of any material decrease in the market price for any such inventory which would cause the amount of Eligible Canadian Inventory to be materially misstated if not so currently adjusted, and at any time during which the amount of unused availability that the Borrowers may use to request Loans or Letters of Credit hereunder shall be less than $5,000,000 in the aggregate, the Agent may, in its discretion, require the Borrowers to cause MCL to adjust its inventory to the lower of cost or market on a monthly basis.

      Canadian Intercompany Facility: Loans made by MI to, and Letters of Credit issued for the account of, MCL (for which MCL has agreed to reimburse MI in respect of any drawing thereunder), in each case pursuant to the Canadian Loan Documents.

      Canadian Intercompany Outstandings: At any time of reference, the sum of
(a) the aggregate principal amount of outstanding loans made by MI to MCL under the Canadian Intercompany Facility plus (b) the aggregate Maximum Drawing Amount under all Letters of Credit issued for the account of MCL under the Canadian Intercompany Facility plus the aggregate amount of unpaid Reimbursement Obligations under all Letters of Credit issued for the account of MCL under the Canadian Intercompany Facility, in each case in respect of which MCL has agreed to reimburse MI for any drawing thereunder. For purposes of determining the Canadian Intercompany Outstandings, in order to convert the amount of loans and Letters of Credit in respect thereof from a given amount of Canadian currency into Dollars, such conversion shall be made at the Agent's spot rate of exchange for buying Dollars with such amount of Canadian currency prevailing at the Agent's close of business as of the first Business Day of the month during which the date of determination occurs or as of such other date as the Agent may from time to time reasonably require.

      Canadian Loan Documents: The Canadian Security Agreements, the Canadian Note and each of the documents, instruments and agreements executed and delivered in connection therewith, each as amended from time to time with the consent of the Agent and the Banks, and each in form and substance satisfactory to the Agent and the Banks.

      Canadian Note: The amended and restated note dated October 28, 1993 and amended and restated on or prior to the Closing Date issued by MCL in favor of MI, in a principal amount up to $5,000,000, as amended from time to time with the consent of the Agent and the Banks, and in form and substance satisfactory to the Agent and the Banks.

      Canadian Security Agreements: (a) the General Security Agreement dated on or prior to the Closing Date, made by MCL in favor of MI, and (b) the Hypothec on Movable Property dated on or prior to the Closing Date, between MCL and MI, each as amended from time to time with the consent of the Agent and the Banks, and each in form and substance satisfactory to the Agent and the Banks.

      Cases: See preamble.

      Cash Collateral Account: In relation to either Borrower, one or more accounts of such Borrower with the Agent in which funds are held by the Agent, for the benefit of the Banks and the Agent, as cash collateral pursuant to the express provisions of this Agreement to secure Reimbursement Obligations and other funds from time to time invested by the Agent for the account of such Borrower as permitted hereby and, in each case, in which the Agent has a prior, perfected Lien, for the benefit of the Banks and the Agent, to secure the payment of the Obligations.

      CERCLA: See ss.7(m).

      Charter Documents: In respect of any entity, the certificate or articles of incorporation or organization and the by-laws of such entity, or other constitutive documents of such entity.

      Closing Date: The first date on which the conditions set forth in ss.8 have been satisfied and any Loans are to be made or any Letter of Credit is to be issued hereunder.

      Code: The Internal Revenue Code of 1986, as amended or modified and in effect from time to time.

      Collateral: All of the property, rights and interests of the Borrowers and the Guarantors that are or are intended to be subject to the security interests and mortgages created by the Security Documents.

      Commitment: With respect to each Bank, the amount set forth on Schedule 1 hereto as the amount of such Bank's commitment to make Loans to, and to participate in the issuance, extension and renewal of Letters of Credit for the account of, the Borrowers, as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero. The aggregate Commitments of all the Banks shall initially be $40,000,000.

      Commitment Percentage: With respect to each Bank, the percentage set forth on Schedule 1 hereto as such Bank's percentage of the aggregate Commitments of all of the Banks.

      Confirmation Order: See preamble.

      Consent: In respect of any person or entity, any permit, license or exemption from, approval, consent of, registration or filing with any local, state or federal governmental or regulatory agency or authority, required under applicable law.

      Consignment Accounts: Accounts arising from the sale of Consignment Inventory prior to the time when title thereto has passed to the ultimate buyer thereof from the applicable Borrower or MCL or (as the case may be) to the consignee.

      Consignment Inventory: Inventory located at the plant, warehouse or other location designated by the proposed consignee thereof, or in transit thereto, but as to which title has not yet passed to the ultimate buyer of such inventory from the applicable Borrower or MCL or (as the case be) to the consignee.

      Consolidated or consolidated: With reference to any term defined herein, shall mean that term as applied to the accounts of a given Person and its Subsidiaries, consolidated in accordance with GAAP.

      Conversion Request: A notice given by the Borrowers to the Agent of the Borrowers' election to convert or continue a Loan in accordance with ss.2.5 hereof.

      Default: An event or act which, with the giving of notice and/or the lapse of time, would become an Event of Default.

      Delinquent Bank: See ss.13.5(c).

      Determined Value: At the relevant time of reference thereto, the appraised value of such assets on a "forced liquidation basis" determined by the most recent appraisal thereof conducted pursuant to ss.9(a)(vi). To the extent that any Eligible Fixed Asset is encumbered by a Lien which is a Permitted Lien not securing the Obligations and which has priority over the Lien securing the Obligations, the amount of the Indebtedness secured by such Lien shall be deducted from the value determined in accordance with the immediately preceding sentence of this definition of the term "Determined Value".

      DIP Agreement: The Debtor in Possession Loan Agreement dated as of September 2, 1993, among the Borrowers, as debtors and debtors in possession, the guarantors thereunder, and FNBB, as amended or modified and in effect from time to time prior to the Closing Date.

      Direct Collection Letter: See ss.2.3(c).

      Disclosure Statement: The Borrowers' Second Amended Joint Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code, dated December 18, 1996, as filed with the Bankruptcy Court and as amended or modified with the consent of the Agent through the conclusion of the hearing which resulted in the entry of the Confirmation Order.

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      Dollars or $: Dollars in lawful currency of the United States of America.

      Domestic Lending Office: Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, located within the United States that will be making or maintaining Base Rate Loans.

      Drawdown Date: The date on which any Loan is made or is to be made, and the date on which any Loan is converted or continued in accordance with ss.2.5.

      EBITDA: With respect to the North American Group and any particular fiscal period (a) consolidated net income (or loss) of the North American Group for such period, after eliminating therefrom all extraordinary nonrecurring items of income (including gains on the sale of assets and earnings from the sale of discontinued business lines), and after all expenses and other proper charges but before payment or provision for (i) any income taxes or interest expenses for such period, (ii) depreciation for such period, (iii) amortization for such period, and (iv) all other noncash charges for such period, all determined in accordance with GAAP, minus (b) to the extent not otherwise deducted in calculating consolidated net income (or loss) of the North American Group, non-cash items of income during such period.

      Effective Date: As defined in the Plan.

      Eligible Accounts: Those Accounts of the Borrowers (net of any finance charges, late charges, credits, rebates, contras or other offsets, commissions, counterclaims or adjustments) (a) which the Borrowers reasonably determine to be collectible, (b) the account debtors in respect of which are not reasonably deemed uncreditworthy by the Majority Banks, are not debtors in any bankruptcy, insolvency, liquidation, reorganization, dissolution or similar case or proceeding or assignors for the benefit of creditors, are not affiliated with the Borrowers or the Guarantors, and purchased the goods or services for reasonably equivalent value, (c) which are not outstanding for more than ninety
(90) days past the earlier to occur of (i) the date of invoice and (ii) the date of shipment (as to goods) or of provision (as to services), (d) which are not more than sixty (60) days past due from the due date thereof and which are on terms not to exceed thirty (30) days, (e) over which there is no Lien in favor of any person or entity other than the Agent, for the benefit of the Agent and the Banks (and other than the subordinated Lien securing the Senior Secured Notes), and in which the Agent has a valid and perfected first-priority security interest, (f) which are in payment of fully performed and undisputed obligations, (g) that are not due from any account debtor with respect to which more than fifty percent (50%) of the aggregate amount of all Accounts owing from such account debtor are not Eligible Accounts by reason of the foregoing clause
(c) or (d), (h) which are not Consignment Accounts, (i) which are payable in Dollars from an account debtor with its chief executive office or a branch office located within the United States and invoiced to and payable from such office (except to the extent that the Agent in its sole discretion shall have agreed to include Accounts payable by certain specified account debtors from offices outside of the United States, provided, that the Agent

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may in its discretion, upon thirty (30) days prior notice to the Borrowers, exclude any such Accounts payable from offices outside of the United States and theretofore includable in Eligible Accounts), (j) that are not due from an account debtor located in Minnesota or New Jersey unless the owner of such Account (i) has received a certificate of authority to do business and is in good standing in such state or (ii) has filed a notice of business activities report with the appropriate office or agency of such state for the current year, and (k) that are not supported by a letter of credit unless the Agent has a prior, perfected security interest in such letter of credit for the benefit of the Banks and the Agent.

      Eligible Assignee: Any of (a) a commercial bank or finance company organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD; and (e) if, but only if, any Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution or other Person approved by the Agent, such approval not to be unreasonably withheld.

      Eligible Canadian Accounts: Those Accounts of MCL (net of any finance charges, late charges, credits, rebates, contras or other offsets, commissions, counterclaims or adjustments) (a) which the Borrowers reasonably determine to be collectible, (b) the account debtors in respect of which are not reasonably deemed uncreditworthy by the Majority Banks, are not debtors in any bankruptcy, insolvency, liquidation, reorganization, dissolution or similar case or proceeding or assignors for the benefit of creditors, are not affiliated with the Borrowers, MCL or the Guarantors, and purchased the goods or services for reasonably equivalent value, (c) which are not outstanding for more than ninety
(90) days past the earlier to occur of (i) the date of invoice and (ii) the date of shipment (as to goods) or of provision (as to services), (d) which are not more than sixty (60) days past due from the due date thereof and which are on terms not to exceed thirty (30) days, (e) over which there is no Lien in favor of any person or entity other than MI, and in which MI has a valid and perfected first-priority security interest (which security interest in favor of MI is collaterally assigned in favor of the Agent, for the benefit of the Agent and the Banks), (f) which are in payment of fully performed and undisputed obligations, (g) that are not due from any account debtor with respect to which more than fifty percent (50%) of the aggregate amount of all Accounts owing from such account debtor are not Eligible Accounts by reason of the foregoing clause
(c) or (d), (h) which are not Consignment Accounts, (i) which are payable in Dollars or Canadian dollars from an account debtor with its chief executive office or a branch office located within Canada or the United States and invoiced to and payable from

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such office, and (j) that are not supported by a letter of credit unless MI has a prior, perfected security interest in such letter of credit and such security interest has been collaterally assigned in favor of the Agent for the benefit of the Banks and the Agent.

      Eligible Canadian Inventory: Inventory owned by MCL (net of reserves for off grade inventory and intercompany profit, as such reserves may be adjusted by the Agent in its reasonable discretion on account of improvements or deteriorations in reporting of inventory), (a) which is owned, possessed and held for sale by MCL within Canada but not yet shipped (other than Eligible In-Transit Inventory, which shall not be excluded from Eligible Canadian Inventory pursuant to this clause (a)), (b) for which, if held on premises leased by MCL (other than with respect to any warehouses, the storage expenses with respect to which have been included in calculating the Warehousemen Lien Reserve for any period as set forth in the definition of Warehousemen Lien Reserve), a waiver of the lessor and, if any, sublessor, in each case reasonably satisfactory to the Agent has been delivered to the Agent, (c) over which there is no Lien in favor of any person or entity other than MI, and in which MI has a valid and perfected first-priority security interest (which Lien in favor of MI is collaterally assigned in favor of the Agent, for the benefit of the Agent and the Banks), (d) which is not Consignment Inventory and which is otherwise in the possession of MCL (other than Eligible In-Transit Inventory, which shall not be excluded from Eligible Canadian Inventory solely because it is not in the possession of MCL) unless the Agent has received a waiver from the party in possession of such inventory in form and substance reasonably satisfactory to the Agent, (e) which is not work in process, (f) which is not production and packing supplies, (g) which does not reflect any capitalized inventory variances, (h) which is not slow moving, (i) which has not been deemed by the Majority Banks to be otherwise either obsolete or unmarketable, (j) which is not held on consignment and is actually owned by MCL, and (k) which is not damaged.

      Eligible Consignment Accounts: Consignment Inventory of SMC which would constitute Eligible Inventory but for the provisions of clause (d) of the definition of Eligible Inventory (a) as to which appropriate Uniform Commercial Code financing statements showing SMC as debtor and the Agent as secured party have been filed in the appropriate filing office or offices in order to perfect the Agent's security interest therein, (b) as to which appropriate Uniform Commercial Code financing statements showing SMC as the owner and consignor of such Consignment Inventory have been filed in the appropriate filing office or offices in order to evidence SMC's ownership interest therein, such filing(s) to have been made prior to the relevant consignee's taking possession of such Consigned Inventory, and as to which such financing statements have been appropriately assigned in favor of the Agent, and (c) as to which SMC shall have notified, prior to the relevant consignee's taking possession of such Consigned Inventory, all secured creditors of such relevant consignee having a security interest of record in inventory of such relevant consignee of the intention of SMC to consign inventory to such relevant consignee.

      Eligible Fixed Assets: Those fixed personal property assets (excluding all leaseholds and real property) (a) owned by SMC and located at SMC's Newfield, New Jersey or

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Cambridge, Ohio facilities at the relevant time of reference thereto, (b) in which the Agent has a valid and perfected security interest for the benefit of the Banks and the Agent, (c) which are properly insured in accordance with the provisions of ss.9.1(c) and the provisions of the Security Documents, and (d) with respect to which insurance the Agent is an additional loss payee.

      Eligible In-Transit Inventory: Inventory (a) which is in transit and which has been shipped from its original place of embarkation and with respect to which the next place of debarkation is a port of entry in the United States specified on Schedule 1.2 hereto, (b) which is represented by negotiable documents of title as to which the Agent is a holder to whom such negotiable documents of title have been duly negotiated, and (c) as to which the Agent, for the benefit of the Banks and the Agent, is an additional but primary loss payee under all insurance policies covering any casualty with respect thereto.

      Eligible Inventory: Inventory owned by either of the Borrowers (net of reserves for off grade inventory and intercompany profit, as such reserves may be adjusted by the Agent in its reasonable discretion on account of improvements or deteriorations in reporting of inventory), (a) which is owned, possessed and held for sale by SMC or MI within the United States of America but not yet shipped (other than Eligible In-Transit Inventory, which shall not be excluded from Eligible Inventory pursuant to this clause (a)), (b) for which, if held on premises leased by SMC or MI (other than with respect to any warehouses, the storage expenses with respect to which have been included in calculating the Warehousemen Lien Reserve for any period as set forth in the definition of Warehousemen Lien Reserve), a waiver of the lessor and, if any, sublessor, in each case reasonably satisfactory to the Agent has been delivered to the Agent,
(c) over which there is no Lien in favor of any person or entity other than the Agent, for the benefit of the Banks and the Agent (and other than the subordinated Lien securing the Senior Secured Notes), and in which the Agent has a valid and perfected first-priority security interest, (d) which is not Consignment Inventory and which is otherwise in the possession of one of the Borrowers (other than Eligible In-Transit Inventory, which shall not be excluded from Eligible Inventory solely because it is not in the possession of the Borrowers) unless the Agent has received a waiver from the party in possession of such inventory in form and substance reasonably satisfactory to the Agent,
(e) which is not work in process (other than, in the case of SMC, readily measurable and identifiable work in process awaiting only final packaging in bags, drums or cans), (f) which is not production and packing supplies, (g) which does not reflect any capitalized inventory variances, (h) which, in the case of SMC, is not slow moving, (i) which has not been deemed by the Majority Banks to be otherwise either obsolete or unmarketable, (j) which is not held by the Borrowers on consignment and is actually owned by one of the Borrowers, and
(k) which is not damaged.

      Environmental Laws: See ss.7(m).

      EPA: See ss.7(m).

      ERISA: The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time, and all applicable rules and regulations thereunder.

      ERISA Affiliate: Any Person which is treated as a single employer with the Borrower under Section 414 of the IRC.

      Eurocurrency Reserve Rate: For any day with respect to a Eurodollar Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

      Eurodollar Business Day: Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Agent in its sole discretion acting in good faith.

      Eurodollar Lending Office: Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, that shall be making or maintaining Eurodollar Rate Loans.

      Eurodollar Rate: For any Interest Period with respect to a Eurodollar Rate Loan, the rate of interest equal to (i) the rate per annum of interest for the Agent (rounded upwards to the nearest 1/16 of one percent) at which the Agent's Eurodollar Lending Office is offered Dollar deposits two Eurodollar Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such Eurodollar Lending Office are customarily conducted, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan of the Agent to which such Interest Period applies, divided by (ii) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

      Eurodollar Rate Loans: Loans bearing interest calculated by reference to the Eurodollar Rate.

      Event of Default: See ss.10.

      Excess Proceeds: As defined in the Indenture, as in effect on the Closing Date or as otherwise amended with the consent of the Agent and the Banks.

      Excess Proceeds Offer: As defined in the Indenture, as in effect on the Closing Date or as otherwise amended with the consent of the Agent and the Banks.

      Existing Letters of Credit: See ss.3.1(a).

      Federal Funds Effective Rate: For any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three funds brokers of recognized standing selected by the Agent.

      Fee Letter: See ss.5(a).

      Financials: For any person or entity in respect of any period, the consolidated and consolidating balance sheet of such person or entity and its Subsidiaries as at the end of such period, and the related consolidated and consolidating statement of income and consolidated and consolidating statement of cash flow of such person or entity for such period, each setting forth in comparative form the consolidated figures for the previous comparable fiscal period, all in reasonable detail and prepared in accordance with GAAP.

      Foreign Exchange Contract: Any foreign exchange contract on FNBB's customary form or any other writing or confirmation customary for FNBB, entered into from time to time between one or both of the Borrowers and FNBB.

      Foreign Pledge Agreements: The Charge Over Shares dated on or prior to the Closing Date, between MHC and the Agent, the Supplemental Swiss Stock Agreement dated on or prior to the Closing Date, between MHC and the Agent, the documents and instruments executed and delivered in connection with either of such agreements, and any other agreement or instrument entered into from time to time at the request of the Agent among the Agent and the Borrowers in connection with the pledge in favor of the Agent of the capital stock of any direct Subsidiary of the Borrowers or the Guarantors organized under the laws of any foreign country, each as amended from time to time with the consent of the Agent and the Banks, and each in form and substance satisfactory to the Agent and the Banks.

      FNBB: The First National Bank of Boston, a national banking association, in its individual capacity.

      GAAP: Generally accepted accounting principles consistent with those adopted by the Financial Accounting Standards Board and its predecessor, (a) generally, as in effect from time to time, and (b) for purposes of determining compliance by the Borrowers with their financial covenants set forth herein, as in effect for the fiscal year reported in the most recent Financials submitted to the Agent and the Banks prior to execution of this Agreement.

      Guaranteed Pension Plan: See ss.10(o).

      Guarantors: See preamble.

      Guaranty: The guaranty by each of the Guarantors, pursuant to ss.6.4 hereof, of the Obligations of the Borrowers under this Agreement and each of the other Loan Documents.

      Hazardous Substances: See ss.7(m).

      Indebtedness: In respect of any entity, all obligations, contingent and otherwise, that in accordance with GAAP should be classified as liabilities, including without limitation (a) all debt obligations, (b) all liabilities secured by Liens, (c) all guarantees of Indebtedness of others, and (d) all liabilities in respect of bankers' acceptances or letters of credit.

      Indenture: The Indenture dated as of April 14, 1997 among MI as principal obligor, SMC as guarantor, and the Trustee.

      Interest Payment Date: (i) As to any Base Rate Loan, the first day of the calendar month following the calendar month which includes the Drawdown Date thereof; and (ii) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable thereto.

      Interest Period: With respect to each Loan, (i) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Borrowers in a Loan Request
(A) for any Base Rate Loan, the last day of the calendar month; and (B) for any Eurodollar Rate Loan, 1, 2 or 3 months; and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrowers in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

            (a) if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

            (b) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

            (c) if the Borrowers shall fail to give notice as provided in ss.2.5, the Borrowers shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

            (d) any Interest Period relating to any Eurodollar Rate Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

            (e) any Interest Period relating to any Eurodollar Rate Loan that would otherwise extend beyond the Maturity Date shall end on the Maturity Date.

      IRC: The Internal Revenue Code of 1986, as amended.

      Letter of Credit: See ss.3.1(a).

      Letter of Credit Application: See ss.3.1(a).

      Letter of Credit Participation: See ss.3.1(e).

      Letter of Credit Fees: See ss.3.6.

      Liens: Any lien, encumbrance, mortgage, pledge, hypothecation, charge, restriction or other security interest of any kind securing any obligation of any Person including, without limitation, all statutory trust claims under the laws of Canada or any province thereof.

      Loan: Any loan made or to be made to the Borrowers pursuant to ss.2.

      Loan Documents: This Agreement (including the Guaranty contained herein), the Notes, the Letter of Credit Applications, the Letters of Credit, the Fee Letter, the Security Documents and, upon and after the effectiveness of the Reincorporation Mergers only, the Assumption Agreement, in each case as from time to time amended or supplemented, and all of the instruments, agreements and documents executed in connection therewith.

      Loan Request: See ss.2.1(c).

      Lock Box Account: See ss.2.3(c).

      Lock Box Agreement: The Lock Box Agreement among the Borrowers, the Guarantors and the Agent, as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, and in form and substance satisfactory to the Agent and the Banks.

      Majority Banks: As of any date (a) the Banks holding at least fifty-one percent (51%) of the sum of (i) the outstanding principal amount of the Notes on such date plus (ii) the Letter of Credit Participations of all of the Banks in the sum of (A) the Maximum Drawing Amount on such date plus (B) any Unpaid Reimbursement Obligations on such date; and (b) if no such principal amount of the Notes and no Letters of Credit are outstanding, the Banks whose aggregate Commitments constitute at least fifty-one percent (51%) of the Total Commitment.

      Management Service Agreements: The several Management Service Agreements between MSI and several of MI's Subsidiaries described on Schedule 1.3 hereto.

      Materially Adverse Effect: Any materially adverse effect on the financial condition or business operations of the Borrowers and the Guarantors (or, as the case may be, of the Borrowers, the Guarantors and MCL), taken together, or material impairment of the ability of either of the Borrowers or any of the Guarantors (or, as the case may be, of either of the Borrowers, any of the Guarantors or MCL) to perform their obligations hereunder or under any of the other Loan Documents.

      Material Subsidiaries: At any date of determination, any Subsidiary of MI that, together with its Subsidiaries, (a) for the most recent fiscal year of MI, accounted for more than 10% of the consolidated revenues of MI and its Subsidiaries or (b) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of MI and its Subsidiaries, all as set forth on the most recently available consolidated financial statements of MI and its Subsidiaries for such fiscal year, other than Gesellschaft fuer Elektrometallurgie m.b.H. or Elektrowerk Weisweiler GmbH and their Subsidiaries.

      Maturity Date: April 14, 2000.

      Maximum Drawing Amount: The maximum aggregate amount from time to time that the beneficiaries may draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

      MCL: Metallurg (Canada) Ltee./Metallurg (Canada) Ltd., a corporation organized under the laws of Quebec.

      MHC: See preamble.

      MI: See preamble.

      MIR China: See preamble

      MSI: See preamble.

      Net Cash Proceeds: As defined in the Indenture, as in effect on the Closing Date or as otherwise amended with the consent of the Agent and the Banks.

      New Lending Office: See ss.5(f)(iv).

      Non-U.S. Lender: See ss.5(f)(iv).

      North American Group: MI, Metallurg International Resources GmbH, Metallurg Mexico S.A. de C.V., SMC, MCL, MSI, MIR China, and MHC.

      Notes: See ss.2.1(b).

      Obligations: All indebtedness, obligations and liabilities of the Borrowers and the Guarantors to any of the Banks and the Agent, individually or collectively, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any other Loan Document or any Foreign Exchange Contract or in respect of any of the Loans made or Reimbursement Obligations incurred or any obligations under any Foreign Exchange Contract or any of the Notes, Letter of Credit Applications, Letters of Credit or other instruments at any time evidencing any thereof.

      Operating Account: In relation to either Borrower, the operating account of such Borrower maintained with the Agent.

      OSHA: The Occupational Safety and Health Act, as amended, and all rules, regulations, judgments, decrees and orders arising thereunder.

      PBGC: The Pension Benefit Guaranty Corporation, and any successor entity or entities bearing similar responsibilities.

      Permitted Liens: See ss.9.2(c).

      Person: Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

      Plan: The Fourth Amended and Restated Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code, dated December 18, 1996, attached as Exhibit A to the Disclosure Statement, as amended with the consent of the Agent through the conclusion of the hearing which resulted in the entry of the Confirmation Order, as further amended and/or modified with the consent of the Agent through and including the Effective Date.

      Real Estate: All real property at any time owned or leased (as lessee or sublessee) by either of the Borrowers or any of the Guarantors.

      Record: The grid attached to a Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Loan referred to in such Note.

      Register: See ss.14.3.

      Reimbursement Obligation: The Borrowers' obligation to reimburse the Agent and the Banks on account of any drawing under any Letter of Credit as provided in ss.3.2.

      Reincorporation Mergers: See ss.9.2(f)(i).

      Requirement of Law: In respect of any person or entity, any law, treaty, rule, regulation or determination of an arbitrator, court, or other governmental authority, in each case applicable to or binding upon such person or entity or affecting any of its property.

      Security Agreement: The Security Agreement, dated or to be dated on or prior to the Closing Date, among the Borrowers, the Guarantors and the Agent, as amended, restated, supplemented or otherwise modified and in effect from time to time, substantially in the form of Exhibit E hereto.

      Security Documents: The Security Agreement, the Stock Pledge Agreements, the Foreign Pledge Agreements, the Canadian Assignment Documents, the Agency Agreements, the Lock Box Agreement and all other security agreements, mortgages, deeds of trust, assignments, or other instruments or documents, in form and substance satisfactory to the Agent and the Banks, which shall grant to the Agent, for the benefit of the Banks and the Agent, Liens upon all of the Collateral.

      Senior Secured Note Documents: The Senior Secured Notes, the Indenture, and each of the security documents and other documents, instruments and agreements executed and delivered in connection therewith, as each may be amended in accordance with the provisions of ss.9.2(j) hereof.

      Senior Secured Notes: MI's 12% Senior Secured Notes due 2007, each issued by MI pursuant to the Indenture, as in effect on the Closing Date and as amended in accordance with the provisions of ss.9.2(j) hereof.

      Settlement: The making of, or receiving of payments, in immediately available funds, by the Banks, to the extent necessary to cause each Bank's actual share of the outstanding amount of Loans (after giving effect to any Loan Request) to be equal to each Bank's Commitment Percentage of the outstanding amount of such Loans (after giving effect to any Loan Request), in any case where, prior to such event or action, the actual share is not so equal.

      Settlement Amount: See ss.2.4(a).

      Settlement Date: (a) The Drawdown Date relating to any Loan Request, (b) Friday of each week, or if Friday is not a Business Day, the Business Day immediately following such Friday, (c) the Business Day immediately following the Agent's becoming aware of the existence of an Event of Default, (d) any Business Day on which the amount of Loans outstanding from FNBB plus FNBB's Commitment Percentage of the sum of the Maximum Drawing Amount and any Unpaid Reimbursement Obligations is equal to or greater than FNBB's Commitment Percentage of the Total Commitment, (e) the Business Day immediately following any Business Day on which the amount of Loans outstanding increases or decreases by more than $5,000,000 as compared to the previous Settlement Date, (f) any day on which any conversion of a Base Rate Loan to a Eurodollar Rate Loan occurs or (g) any Business Day on which (i) the amount of outstanding Loans decreases due to a repayment or prepayment pursuant to the provisions of ss.2.3 or otherwise, and (ii) the amount of the Agent's Loans outstanding equals zero Dollars ($0).

      Settling Bank: See ss.2.4(a).

      SMC: See preamble.

      Specified Letters of Credit: The Letters of Credit issued or to be issued hereunder for the benefit of the New Jersey Department of Environmental Protection pursuant to Section 24 of the US/NJ Environmental Settlement Agreement (as defined in the Plan).

      Stock Pledge Agreements: The several stock pledge agreements, dated or to be dated on or prior to the Closing Date, between each of MI and MHC, respectively, and the Agent, each as amended, restated, supplemented or otherwise modified and in effect from time to time, substantially in the form of Exhibits F-1 and F-2, respectively, hereto.

      Subsidiary: Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding shares of stock having voting power, regardless of whether such right to vote depends upon the occurrence of a contingency.

      Super-Majority Banks: As of any date (a) the Banks holding at least eighty percent (80%) of the sum of (i) the outstanding principal amount of the Notes on such date plus (ii) the Letter of Credit Participations of all of the Banks in the sum of (A) the Maximum Drawing Amount on such date plus (B) any Unpaid Reimbursement Obligations on such date; and (b) if no such principal amount of the Notes and no Letters of Credit are outstanding, the Banks whose aggregate Commitments constitute at least eighty percent (80%) of the Total Commitment.

      Taxes: See ss.5(f)(i).

      Total Commitment: The sum of the Commitments of the Banks, as in effect from time to time.

      Total Debt Service: For any period, the aggregate liability of the North American Group for interest on Indebtedness, whether expensed or capitalized including payments consisting of interest in respect of capitalized leases, for principal payments in respect of Indebtedness and for commitment fees, financing fees, and other fees and expenses in connection with the borrowing of money or obtaining of credit which are classified as interest expense, determined in accordance with GAAP (excluding the Facility Fee (as defined in the Fee Letter)).

      Total Outstandings: At any time of reference thereto, the sum of (a) the aggregate principal amount of the Loans outstanding at such time, (b) the Maximum Drawing Amount at such time, and (c) any Unpaid Reimbursement Obligations at such time to the extent not included in the Maximum Drawing Amount.

      Transferee: See ss.5(f)(i).

      Trustee: IBJ Schroder Bank & Trust Company, in its capacity as trustee under the Indenture, or any successor thereto.

      Type: As to any Loan, its nature as a Base Rate Loan or a Eurodollar Rate Loan.

      Uniform Customs: The Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor thereto.

      Unpaid Reimbursement Obligation: Any Reimbursement Obligation for which the Borrowers do not reimburse the Agent and the Banks on the date specified in, and in accordance with, ss.3.2.

      Warehousemen Lien Reserve: At the time of reference thereto, the sum of
(a) all storage expenses not then due by either Borrower for the then current billing period related thereto and (b) all unpaid storage expenses due by such Borrower for that or any earlier billing period, in each case owing by such Borrower to a warehouseman for storage of inventory in a warehouse for which a waiver of the warehouseman's lien satisfactory to the Bank has not been delivered to the Bank and which, in the case of each such location, does not exceed the amount of Eligible Inventory or, as the case may be, Eligible Canadian Inventory, at such location.

      ss.2. REVOLVING CREDIT FACILITY.

      ss.2.1. Commitment to Lend. (a) Subject to the terms and conditions set forth in this Agreement, each of the Banks severally agrees to lend to the Borrowers and the Borrowers may borrow, repay, and reborrow from time to time between the Closing Date and the Maturity Date upon notice by the Borrowers to the Agent given in accordance with ss.2.1(c), such sums as are requested by the Borrowers up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Commitment minus such Bank's Commitment Percentage of the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, provided that the aggregate amount of the Total Outstandings (after giving effect to all amounts requested) shall not at any time exceed the lesser of (i) the Total Commitment and (ii) the Borrowing Base. The Loans shall be made pro rata in accordance with each Bank's Commitment Percentage. Each request for a Loan hereunder shall constitute a representation and warranty by the Borrowers that the conditions set forth in ss.8(a) and ss.8(b), in the case of the initial Loans to be made on the Closing Date, and ss.8(b), in the case of all other Loans, have been satisfied on the date of such request.

            (b) The Loans shall be evidenced by separate promissory notes of the Borrowers in substantially the form of Exhibit B hereto (each a "Note"), dated as of the Closing Date and completed with appropriate insertions. One Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Commitment or, if less, the outstanding amount of all Loans made by such Bank, plus interest accrued thereon, as set forth below. Each of the Borrowers irrevocably authorizes each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Loan or at the time of receipt of any payment of principal on such Bank's Note, an appropriate notation on such Bank's Record reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on such Bank's Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Record shall not limit or otherwise affect the joint and several obligations of the Borrowers hereunder or under any Note to make payments of principal of or interest on any Note when due.

            (c) The Borrowers shall give to the Agent written notice in the form of Exhibit C hereto (or telephonic notice confirmed in a writing in the form of Exhibit C hereto) of each Loan requested hereunder (a "Loan Request") no less than (i) one (1) Business Day prior to the proposed Drawdown Date of any Base Rate Loan and (ii) three (3) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Rate Loan. Each such notice shall specify (A) the principal amount of the Loan requested, (B) the proposed Drawdown Date of such Loan, (C) the Interest Period for such Loan and (D) the Type of such Loan. Promptly upon receipt of any such notice, the Agent shall notify each of the Banks thereof. Each Loan Request shall be irrevocable and binding on the Borrowers and shall obligate the Borrowers to accept the Loan requested from the Banks on the proposed Drawdown Date. Each Loan Request shall be in a minimum aggregate amount of $500,000 or an integral multiple thereof.

            (d) Notwithstanding the notice and minimum amount requirements set forth in ss.2.1(c) but otherwise in accordance with the terms and conditions of this Agreement, the Agent may, in its sole discretion and without conferring with the Banks, make Loans to the Borrowers (i) by entry of credits to the Borrowers' Operating Accounts to cover checks or other charges which the Borrowers have drawn or made against such account, (ii) in an amount sufficient to pay to the Agent any Unpaid Reimbursement Obligations on the date on which such Reimbursement Obligations become Unpaid Reimbursement Obligations, (iii) to cover payment of interest, fees or other charges due and payable by the Borrowers hereunder or under any of the other Loan Documents, or
(iv) in an amount as otherwise requested by the Borrowers. Each of the Borrowers hereby requests and authorizes the Agent to make from time to time such Loans by means of paying Unpaid Reimbursement Obligations and by advancing funds that are credited to the Operating Account sufficient to cover checks and other items or charges then presented to the Operating Account or to cover such interest, fees or other charges. Each of the Borrowers acknowledges and agrees that the making of such Loans shall, in each case, be subject in all respects to the provisions of this Agreement as if they were Loans covered by a Loan Request including, without limitation, the limitations set forth in ss.2.1(a) and the requirements that the applicable provisions of ss.ss.8(a) and 8(b) (in the case of Loans made on the Closing Date) and ss.8(b) be satisfied. All actions taken by the Agent pursuant to the provisions of this ss.2.1(d) shall be conclusive and binding on the Borrowers absent the Agent's gross negligence or willful misconduct. Loans made pursuant to this ss.2.1(d) shall be Base Rate Loans until converted in accordance with the provisions of this Agreement and, prior to a Settlement, such interest shall be for the account of the Agent.

      ss.2.2. Interest. (a) So long as no Event of Default has occurred and is continuing, the Borrowers shall pay interest on the Loans as follows:

            (i) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate of one percent (1.00%) per annum above the Base Rate;

            (ii) Each Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate of two and one-half percent (2.50%) per annum above the Eurodollar Rate determined for such Interest Period; and

            (iii) The Borrowers jointly and severally promise to pay interest on each Loan in arrears on each Interest Payment Date with respect thereto.

            (b) While an Event of Default is continuing, amounts payable under any of the Loan Documents shall bear interest (compounded monthly and payable on demand in respect of overdue amounts) at a rate per annum which is equal to the greater of (i) two percent (2.00%) per annum above the Base Rate and (ii) one percent (1.00%) per annum above the rate of interest otherwise applicable thereto pursuant to the provisions of ss.2.2(a) hereof, in either case until such amount is paid in full (after as well as before judgment) or (as the case may be) such Event of Default has been cured or waived in writing by the Majority Banks.

      ss.2.3. Repayments and Prepayments.

            (a) The Borrowers hereby jointly and severally agree to pay the Banks on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, all of the Loans outstanding on such date, together with any and all accrued and unpaid interest thereon. If, at any time, the Total Outstandings shall exceed the lesser of (i) the Total Commitment and (ii) the Borrowing Base, the Borrowers shall immediately pay the amount of such excess to the Agent for the respective accounts of the Banks for application to the Loans or, if no Loans are then outstanding, to be held by the Agent as cash collateral to secure payment of all Reimbursement Obligations up to the amount of 105% of the Maximum Drawing Amount. Each payment of any Unpaid Reimbursement Obligations or prepayment of Loans shall be allocated among the Banks, in proportion, as nearly as practicable, to each Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each Bank's Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

            (b) The Borrowers shall have the right, at their election, to repay the outstanding amount of the Loans, as a whole or in part, at any time without penalty or premium, provided that any full or partial prepayment of the outstanding amount of any Eurodollar Rate Loans pursuant to this ss.2.3 which is made on a day other than the last day of the Interest Period relating thereto shall be accompanied by payment of all amounts required to be paid by ss.4.6 hereof. The Borrowers shall give the Agent, no later than 10:00 a.m., Boston time, at least one (1) Business Day's prior written notice of any proposed prepayment pursuant to this ss.2.3 of Base Rate Loans, and three (3) Eurodollar Business Days' prior written notice of any proposed prepayment pursuant to this ss.2.3 of Eurodollar Rate Loans, in each case specifying the proposed date of prepayment of Loans and the principal amount to be prepaid, provided that such notice requirements shall not apply to any required prepayments made pursuant to the provisions of ss.2.3(c) hereof. Each such partial prepayment of the Loans pursuant to this ss.2.3 shall be in an integral multiple of $500,000, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment and shall be applied, in the absence of instruction by the Borrowers, first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans. Each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion. Any amounts so repaid may be reborrowed by the Borrowers before the Maturity Date, upon the terms and subject to the conditions of this Agreement.

            (c) Each of the Borrowers will (i) on or prior to the Closing Date, either (A) cause each of its banks with which it has an existing depository lock box account to enter into an agency agreement (an "Agency Agreement") with the Agent, in form and substance reasonably satisfactory to the Agent and under which such depository lock box account is subject to the control of the Agent, or (B) replace any existing depository account with a depository lock box account with the Agent and under the control of the Agent, as contemplated by the terms of a Lock Box Agreement (a lock box account of either Borrower referred to either of the foregoing clauses (A) and (B) being herein referred to as a "Lock

Box Account" of such Borrower), and (ii) in the case of clause (B), direct its account debtors and obligors on instruments or other obligors of such Borrower with respect to any of the Collateral pursuant to a form of notification letter (a "Direct Collection Letter") in form and substance reasonably satisfactory to the Agent and such Borrower to make all payments on or with respect to any of the Collateral due or to become due to such Borrower directly to a Lock Box Account of such Borrower. If, notwithstanding the issuance of such Direct Collection Letters, such Borrower receives any cash proceeds of any of the Collateral, whether in the form of money, checks, wire transfers or otherwise, such Borrower will hold such cash proceeds in trust for the benefit of the Agent and the Banks and turn such cash proceeds promptly over to the Agent in the identical form received by deposit to a Lock Box Account of such Borrower or to the Agent. The Agent shall, on the first Business Day (or, in the case of wire transfers received by the Agent directly or from a Lock Box Account of such Borrower before 1:00 p.m. (Boston time), on the same Business Day if the Agent is able to do so with reasonable efforts) immediately following the receipt by the Agent of any and all cash proceeds from account debtors, obligors or (as the case may be) such Borrower so deposited in the Lock Box Account of such Borrower (or such later date as the Agent determines that good collected funds will be received by the Agent), and on a provisional basis until final receipt of good collected funds, apply all such cash proceeds which were deposited to a Lock Box Account of such Borrower or otherwise received by the Agent in the form of money, checks, wire transfers or like items as follows:

                  (1) first to be applied to all Obligations then due and payable;

                  (2) second to be applied to the Loans (and thereafter, solely in respect of the net proceeds received in connection with any asset disposition permitted by ss.9.2(f) or otherwise consented to by the Agent and the Banks pursuant to ss.9.2(f), to be applied to cash collateralize Letters of Credit to the extent required by the provisions of such ss.9.2(f));

                  (3) third, so long as no Event of Default has occurred and is continuing, any excess to be credited to the Operating Account of such Borrower.

From and after the occurrence and during the continuance of an Event of Default, the Agent shall apply any such cash proceeds from account debtors, obligors or (as the case may be) either Borrower so deposited in the Lock Box Account of such Borrower in accordance with the provisions of ss.11 hereof. For purposes of the foregoing provisions of this ss.2.3(c) the Agent shall not be deemed to have received any such cash proceeds on any day unless received by the Agent before 3:00 p.m. (Boston time) on such day. Each of the Borrowers further acknowledges and agrees that any such provisional credit by the Agent shall be subject to reversal if final collection in good collected funds of the related item is not received by the Agent in accordance with the Agent's customary procedures and practices for collecting provisional items.

            (d) The Borrowers jointly and severally agree to pay to the Agent any and all fees, costs and expenses which the Agent incurs in connection with the opening of and maintaining each Lock Box Account and depositing for collection by the Agent any check or other item of payment. Absent gross negligence or willful misconduct by the Agent, the Borrowers jointly and severally agree to indemnify the Agent and to hold the Agent harmless from and against any loss, cost or expense sustained or incurred by the Agent on account of any claims arising in connection with the Agent's operation of each Lock Box Account or in respect of any Agency Agreement or the Lock Box Agreement.

            (e) The Borrowers shall have the right at any time and from time to time upon three (3) Business Days' prior written notice to the Agent to reduce by $1,000,000 or an integral multiple thereof or terminate entirely the Total Commitment, whereupon the Commitments of the Banks shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrowers delivered pursuant to this ss.2.3(e), the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrowers shall pay to the Agent for the respective accounts of the Banks the full amount of any commitment fee then accrued on the amount of the reduction. No reduction or termination of the Commitments may be reinstated.

            (f) The Agent and the Banks each hereby acknowledge the subordinate Liens securing the Senior Secured Notes on substantially all assets of MI and on all proceeds and products of such assets of MI including all cash depository accounts of MI, such Liens being subordinate to the Liens securing the Obligations pursuant to the subordination terms contained in the Senior Secured Note Documents.

      ss.2.4. Settlements; Failure to Make Funds Available.

            (a) On each Settlement Date, the Agent shall, not later than 10:00 a.m. (Boston time), give telephonic or facsimile notice (i) to the Banks and the Borrowers of the respective outstanding amount of Loans made by the Agent on behalf of the Banks from the immediately preceding Settlement Date through the close of business on the prior day and (ii) to the Banks of the amount (a "Settlement Amount") that each Bank (the "Settling Bank") shall pay to effect a Settlement of any Loan. A statement of the Agent submitted to the Banks and the Borrowers or to the Banks with respect to any amounts owing under this ss.2.4 shall be prima facie evidence of the amount due and owing. The Settling Bank shall, not later than 3:00 p.m. (Boston time) on such Settlement Date, effect a wire transfer of immediately available funds to the Agent in the amount of the Settlement Amount. All funds advanced by any Bank as a Settling Bank pursuant to this ss.2.4 shall for all purposes be treated as a Loan made by such Settling Bank to the Borrowers and all funds received by any Bank pursuant to this ss.2.4 shall for all purposes be treated as repayment of amounts owed with respect to Loans made by such Bank. In the event that any bankruptcy, reorganization, liquidation, receivership or similar cases or proceedings in which either of the Borrowers is a debtor prevent a Settling Bank from making any Loan to effect a Settlement as contemplated hereby, such Settling Bank will make such disposition and arrangements with the other Banks with respect to such Loans, either by way of purchase of participations, distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank's share of the outstanding Loans being equal, as nearly as may be, to such Bank's Commitment Percentage of the outstanding amount of the Loans.

            (b) The Agent may, unless notified to the contrary by any Bank prior to a Settlement Date, assume that such Bank has made or will make available to the Agent on such Settlement Date the amount of such Bank's Settlement Amount, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrowers a corresponding amount. If any Bank makes available to the Agent such amount on a date after such Settlement Date, such Bank shall pay to the Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by such Agent during each day included in such period, times (ii) the amount of such Settlement Amount, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Settlement Date to the date on which the amount of such Settlement Amount shall become immediately available to such Agent, and the denominator of which is 360. A statement of the Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such Bank. If such Bank's Settlement Amount is not made available to the Agent by such Bank within three (3) Business Days following such Settlement Date, the Agent shall be entitled to recover such amount from the Borrowers on demand, with interest thereon at the rate per annum applicable to the Loans as of such Settlement Date.

            (c) The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Settlement Date the amount of its Settlement Amount (i) shall not relieve any other Bank from its several obligations hereunder to make available to the Agent the amount of such other Bank's Settlement Amount and (ii) shall not impose upon such other Bank any liability with respect to such failure or refusal or otherwise increase the Commitment of such other Bank.

      ss.2.5. Conversion Options.

            (a) The Borrowers may elect from time to time to convert any outstanding Loan to a Loan of another Type, provided that (i) with respect to any such conversion of a Loan to a Base Rate Loan, the Borrowers shall give the Agent at least one (1) Business Day's prior written notice of such election;
(ii) with respect to any such conversion of a Base Rate Loan to a Eurodollar Rate Loan, the Borrowers shall give the Agent at least three (3) Eurodollar Business Days' prior written notice of such election; (iii) with respect to any such conversion of a Eurodollar Rate Loan into a Loan of another Type, such conversion shall only be made on the last day of the Interest Period with respect thereto; and (iv) no Loan may be converted into a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. All or any part of outstanding Loans of any Type may be converted into a Loan of another Type as provided herein, provided that any partial conversion shall be in an aggregate principal amount of $500,000 or a whole multiple thereof. Each Conversion Request relating to the conversion of a Loan to a Eurodollar Rate Loan shall be irrevocable by the Borrowers.

            (b) Any Loan of any Type may be continued as a Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrowers with the notice provisions contained in ss.2.5(a); provided that no Eurodollar Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Agent active upon the Borrowers' account have actual knowledge. In the event that the Borrowers fail to provide any such notice with respect to the continuation of any Eurodollar Rate Loan as such, then such Eurodollar Rate Loan shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto. The Agent shall notify the Banks promptly when any such automatic conversion contemplated by this ss.2.5 is scheduled to occur.

            (c) Any conversion to or from Eurodollar Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Rate Loans having the same Interest Period shall not be less than $500,000 or a whole multiple of $500,000 in excess thereof.

      ss.2.6. Funds for Loans.

            (a) Not later than 11:00 a.m. (Boston time) on the proposed Drawdown Date of any Loans, each of the Banks will make available to the Agent, at the Agent's Head Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Loans. Upon receipt from each Bank of such amount, and upon receipt of the documents required by ss.8 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrowers the aggregate amount of such Loans made available to the Agent by the Banks. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's Commitment Percentage of any requested Loans.

            (b) The Agent may, unless notified to the contrary by any Bank prior to a Drawdown Date, assume that such Bank has made available to the Agent on such Drawdown Date the amount of such Bank's Commitment Percentage of the Loans to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrowers a corresponding amount. If any Bank makes available to the Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (ii) the amount of such Bank's Commitment Percentage of such Loans, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Commitment Percentage of such Loans shall become immediately available to the Agent, and the denominator of which is 360. A statement of the Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such Bank. If the amount of such Bank's Commitment Percentage of such Loans is not made available to the Agent by such Bank within three (3) Business Days following such Drawdown Date, the Agent shall be entitled to recover such amount from the Borrowers on demand, with interest thereon at the rate per annum applicable to the Loans made on such Drawdown Date.

      ss.3. LETTER OF CREDIT FACILITY.

      ss.3.1. Letter of Credit Commitment.

            (a) Subject to the terms and conditions hereof and the execution and delivery by the Borrowers of a letter of credit application on the Agent's customary form (a "Letter of Credit Application"), the Agent on behalf of the Banks and in reliance upon the representations and warranties of the Borrowers and the Guarantors contained herein, agrees, in its individual capacity, to issue, extend and renew from time to time from the date hereof until but not including the date which is thirty (30) days prior to the then scheduled Maturity Date, for the account of the Borrowers, standby and documentary letters of credit (each a "Letter of Credit"), in such form as may be requested by the Borrowers and agreed to by the Agent; provided, however, that, after giving effect to such request, (i) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed $30,000,000 at any one time and (ii) the sum of the Total Outstandings shall not exceed the lesser of
(A) the Total Commitment and (B) the Borrowing Base. No Letter of Credit shall be issued, extended or renewed with an expiration date occurring after the date which is 180 days following the then scheduled Maturity Date or which provides for drafts which may be paid after the date which is 180 days following the then scheduled Maturity Date. The Agent, on behalf of the Banks and in reliance upon the agreement of the Banks set forth in ss.3.1(e) and upon the representations and warranties of the Borrowers and the Guarantors contained herein, agrees, in its individual capacity, that all letters of credit issued, extended or renewed by the FNBB under the DIP Agreement which are outstanding on the Closing Date and listed on Schedule 3.1 hereto (the "Existing Letters of Credit") shall, from and after the Closing Date, be deemed Letters of Credit issued pursuant to this ss.3. All Existing Letters of Credit issued, extended or renewed under the DIP Agreement prior to the Closing Date shall accrue fees, and all fees thereon shall be payable, in the amounts and pursuant to the terms of the DIP Agreement. Any Existing Letters of Credit which are extended or renewed from and after the Closing Date shall accrue fees, and all fees thereon shall be payable, in the amounts and pursuant to the terms of ss.3.6 of this Agreement. On the Closing Date, FNBB shall make arrangements with each of the other Banks satisfactory to each such other Bank with respect to such Bank's pro rata share of any fees for periods after the Closing Date received by FNBB prior to the Closing Date under the DIP Agreement in respect of the Existing Letters of Credit.

            (b) Each Letter of Credit Application shall be completed to the satisfaction of the Agent. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Agreement, then the provisions of this Agreement shall, to the extent of any such inconsistency, govern.

            (c) Each Letter of Credit issued, extended or renewed hereunder shall, among other things, provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs.

            (d) On or prior to the then scheduled Maturity Date, the Borrowers shall, with respect to each Letter of Credit then outstanding (i) pay to the Agent in cash for deposit into the Cash Collateral Account an amount equal to one hundred and five percent (105%) of the Maximum Drawing Amount of such Letter of Credit as of such date, which amount shall be held by the Agent as cash collateral for any Reimbursement Obligations or other obligations incurred with respect to such Letter of Credit, or (ii) deliver to the Agent a "back-to-back" letter of credit, in form and substance satisfactory to the Agent, issued by a financial institution satisfactory to the Agent in its sole discretion and naming the Agent as beneficiary in an amount equal to one hundred and five percent (105%) of the Maximum Drawing Amount of such Letter of Credit as of such date. Any cash sums deposited into the Cash Collateral Account pursuant to clause (i) shall be reduced or released, and any back-to-back letter of credit issued pursuant to clause (ii) shall be reduced in amount or returned, if and to the extent that the Maximum Drawing Amount with respect to the applicable Letter of Credit has been reduced or the Letter of Credit has expired or been cancelled and all Unpaid Reimbursement Obligations and other amounts due or to become due and owing with respect thereto have been paid.

            (e) Each Bank severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Bank's Commitment Percentage, to reimburse the Agent on demand for the amount of each draft paid by the Agent under each Letter of Credit to the extent that such amount is not reimbursed by the Borrowers pursuant to ss.3.2 (such agreement for a Bank being called herein the "Letter of Credit Participation" of such Bank).

            (f) Each such payment made by a Bank shall be treated as the purchase by such Bank of a participating interest in the Borrowers' Reimbursement Obligation under ss.3.2 in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to ss.3.2.

      ss.3.2. Reimbursement Obligation of the Borrowers. In order to induce the Agent to issue, extend and renew each Letter of Credit and the Banks to participate therein, the Borrowers hereby jointly and severally agree to reimburse or pay to the Agent, for the account of the Agent or (as the case may be) the Banks, with respect to each Letter of Credit issued, extended or renewed by the Agent hereunder,

            (a) except as otherwise expressly provided in ss.3.2(b) and (c), on each date that any draft presented under such Letter of Credit is honored by the Agent, or the Agent otherwise makes a payment with respect thereto, (i) the amount paid by the Agent under or with respect to such Letter of Credit, and
(ii) the amount of any fees, charges or other costs and expenses whatsoever incurred by the Agent or any Bank in connection with any payment made by the Agent or any Bank under, or with respect to, such Letter of Credit,

            (b) upon the reduction (but not termination) of the Total Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations, and

            (c) upon the termination of the Total Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with ss.10, an amount equal to 105% of the Maximum Drawing Amount, which amount shall be held by the Agent for the benefit of the Banks as cash collateral for all Reimbursement Obligations.

Unless funded by a Loan pursuant to ss.2.1(d), each such payment shall be made to the Agent at the Agent's Head Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrowers under this ss.3.2 and not funded by a Loan pursuant to ss.2.1(d) at any time from the date such amounts become due and payable (whether as stated in this ss.3.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Agent on demand at the rate specified in ss.2.2(b) following an Event of Default.

      ss.3.3. Letter of Credit Payments. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Agent shall notify the Borrowers of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrowers fail to reimburse the Agent as provided in ss.3.2 on or before the date that such draft is paid or other payment is made by the Agent, the Agent may at any time thereafter notify the Banks of the amount of any such Unpaid Reimbursement Obligation. No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Bank shall make available to the Agent, at the Agent's Head Office, in immediately available funds, such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (ii) the amount equal to such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, times
(iii) a fraction, the numerator of which is the number of days that elapse from and including the date the Agent paid the draft presented for honor or otherwise made payment to the date on which such Bank's Commitment Percentage of such Unpaid Reimbursement obligation shall become immediately available to the Agent, and the denominator of which is 360. The responsibility of the Agent to the Borrowers and the Banks shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

      ss.3.4. Obligations Absolute. The Borrowers' joint and several obligations under this ss.3 relating to Letters of Credit shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrowers may have or have had against the Agent, any Bank or any beneficiary of a Letter of Credit. The Borrowers further agree with the Agent and the Banks that the Agent and the Banks shall not be responsible for, and the Reimbursement Obligations shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrowers, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrowers against the beneficiary of any Letter of Credit or any such transferee. The Agent and the Banks shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit other than as a result of the Agent's or any Bank's gross negligence or willful misconduct. The Borrowers agree that any action taken or omitted by the Agent or any Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrowers and shall not result in any liability on the part of the Agent or any Bank to the Borrowers.

      ss.3.5. Reliance by Issuer. To the extent not inconsistent with ss.3.4, the Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Majority Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Notes or of a Letter of Credit Participation.

      ss.3.6. Letter of Credit Fees. The Borrowers shall (except as provided in ss.3.1(a) with respect to the Existing Letters of Credit) pay a fee (in each case, a "Letter of Credit Fee") to the Agent (a) in respect of each Specified Letter of Credit, an amount equal to two and one-quarter percent (2.25%) per annum of the face amount of such Specified Letter of Credit, plus the Agent's customary issuance, amendment and other administrative processing fees, with a portion of such Letter of Credit Fee equal to one-eighth percent (.125%) per annum of the face amount of such Specified Letter of Credit (and such issuance, amendment and other administrative processing fees) to be for the Agent's own account, and with the remainder of such Letter of Credit Fee (but not such issuance, amendment and other administrative processing fees) to be for the accounts of the Banks in accordance with their respective Commitment Percentages, and (b) in respect of each other Letter of Credit (other than the Specified Letters of Credit), an amount equal to one and three-quarters percent (1.75%) per annum of the face amount of such Letter of Credit, plus the Agent's customary issuance, amendment and other administrative processing fees, with a portion of such Letter of Credit Fee equal to one-eighth percent (.125%) per annum of the face amount of such Letter of Credit (and such issuance, amendment and other administrative processing fees) to be for the Agent's own account, and with the remainder of such Letter of Credit Fee (but not such issuance, amendment and other administrative processing fees) to be for the accounts of the Banks in accordance with their respective Commitment Percentages. Such Letter of Credit Fees shall be payable (y) with respect to all such per annum fees (but not such issuance, amendment and other administrative processing fees) payable on each standby Letter of Credit, in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter, and (z) with respect to all such per annum fees payable on each documentary Letter of Credit and with respect to all such issuance, amendment and other administrative processing fees payable on all Letters of Credit, on the date of issuance or of any extension or renewal of any such Letter of Credit and at such other time or times as such charges are customarily made by the Agent.

      ss.4. CHANGES IN CIRCUMSTANCES.

      ss.4.1. Inability to Determine Eurodollar Rate. In the event, prior to the commencement of any Interest Period relating to any Eurodollar Rate Loan, the Agent shall determine or be notified by the Majority Banks that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loan during any Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrowers and the Banks) to the Borrowers and the Banks. In such event (a) any Loan

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Request or Conversion Request with respect to Eurodollar Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (b) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and (c) the obligations of the Banks to make Eurodollar Rate Loans shall be suspended until the Agent or the Majority Banks determine that the circumstances giving rise to such suspension no longer exist, whereupon the Agent or, as the case may be, the Agent upon the instruction of the Majority Banks, shall so notify the Borrowers and the Banks.

      ss.4.2. Illegality. Notwithstanding any other provisions herein, if any change in any present law, regulation, treaty or directive or in the interpretation or application thereof, or if any future law, regulation, treaty or directive or interpretation or application thereof, shall make it unlawful for any Bank to make or maintain Eurodollar Rate Loans, such Bank shall forthwith give notice of such circumstances to the Borrowers and the other Banks and thereupon (a) the commitment of such Bank to make Eurodollar Rate Loans or convert Loans of another Type to Eurodollar Rate Loans shall forthwith be suspended and (b) such Bank's Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurodollar Rate Loans or within such earlier period as may be required by law. Each of the Borrowers hereby agrees promptly to pay the Agent for the account of such Bank, upon demand by such Bank, any additional amounts necessary to compensate such Bank for any costs incurred by such Bank in making any conversion in accordance with this ss.4.2, including any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder.

      ss.4.3. Additional Costs, etc. If any change in any present applicable law, or if any future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

                  (a) materially change the basis of taxation (other than changes in respect of any taxes expressly excluded from the definition of the term Taxes, and without duplication of any changes in respect of (1) any Taxes (as defined in ss.5(f)(i)) or (2) any other taxes for which any Bank or the Agent is otherwise indemnified pursuant to the provisions of ss.16(a) hereof) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to any Bank or the Agent under this Agreement or any of the other Loan Documents, or

                  (b) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not

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      having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Bank, or

                  (c) impose on any Bank or the Agent any other conditions or requirements with respect to this Agreement, the other Loan Documents, any Letters of Credit, the Loans, such Bank's Commitment, or any class of loans, letters of credit or commitments of which any of the Loans or such Bank's Commitment forms a part, and the result of any of the foregoing is

                        (i) to increase the cost to any Bank of making, funding,
            issuing, renewing, extending or maintaining any of the Loans or such Bank's Commitment or any Letter of Credit, or

                        (ii) to reduce the amount of principal, interest,
            Reimbursement Obligation or other amount payable to such Bank or the Agent hereunder on account of such Bank's Commitment, any Letter of Credit or any of the Loans, or

                        (iii) to require such Bank or the Agent to make any
            payment or to forego any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from the Borrower hereunder, then, and in each such case, the Borrowers will, upon demand made by such Bank or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or the Agent such additional amounts as will be sufficient to compensate such Bank or the Agent for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum.

      ss.4.4. Capital Adequacy. If after the date hereof any Bank or the Agent determines that (a) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (b) compliance by such Bank or the Agent or any corporation controlling such Bank or the Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Bank's or the Agent's commitment with respect to any Loans to a level below that which such Bank or the Agent could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or the Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any

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amount deemed by such Bank or (as the case may be) the Agent to be material, then such Bank or the Agent may notify the Borrowers of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate, the Borrowers jointly and severally agree to pay such Bank or (as the case may be) the Agent for the amount of such reduction in the return on capital as and when such reduction is determined upon presentation by such Bank or (as the case may be) the Agent of a certificate in accordance with ss.4.5 hereof. Each Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

      ss.4.5. Certificate. A certificate setting forth any additional amounts payable pursuant to ss.ss.4.3, 4.4 or 5(f) and a brief explanation of such amounts which are due, submitted by any Bank or the Agent to the Borrowers, shall be conclusive, absent manifest error, that such amounts are due and owing.

      ss.4.6. Indemnity. The Borrowers jointly and severally agree to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense that such Bank may sustain or incur as a consequence of (a) default by the Borrowers in payment of the principal amount of or any interest on any Eurodollar Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Eurodollar Rate Loans, (b) default by the Borrowers in making a borrowing or conversion after the Borrowers have given (or are deemed to have given) a Loan Request or a Conversion Request relating thereto in accordance with ss.2.1(c) or ss.2.5 or (c) the making of any payment of a Eurodollar Rate Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Loans.

      ss.5. FEES AND PAYMENTS.

            (a) The Borrowers jointly and severally agree to pay to the Agent a facility fee according to the terms of a separate fee letter entered into on or prior to the Closing Date (the "Fee Letter") among the Borrowers and the Agent.

            (b) The Borrowers jointly and severally agree to pay to the Agent for the accounts of the Banks in accordance with their respective Commitment Percentages, in arrears on the first day of each calendar quarter, and upon the Maturity Date or any other date upon which the Commitments shall cease to be any longer in effect, a commitment fee calculated from the date hereof at a rate per annum which is equal to three-eighths of one percent (3/8%) per annum of the average daily difference by which the Total Commitment amount exceeds the sum of the aggregate principal amount of the outstanding Loans, the Maximum Drawing Amount and all Unpaid Reimbursement Obligations during the immediately preceding calendar quarter or portion thereof.

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            (c) The Borrowers jointly and severally agree to pay to the Agent, for the Agent's own account, a Collateral administration fee according to the terms of the Fee Letter.

            (d) All payments of principal, interest, Reimbursement Obligations, commitment fees, Letter of Credit Fees, facility fees, Collateral administration fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Banks and the Agent, at the Agent's Head Office or at such other location in the Boston, Massachusetts, area that the Agent may from time to time designate, in each case in Dollars in immediately available funds. To the extent that the Agent does not make Loans pursuant to the provisions of ss.2.1(d)(iii) hereof to cover amounts due and payable under the Loan Documents, the Agent shall be entitled to charge the Operating Account or any account of the Borrowers or the Guarantors with the Agent or any of the Agent's affiliates for any sum due and payable by the Borrowers or the Guarantors to the Agent or any Bank hereunder or under any of the other Loan Documents.

            (e) All computations of interest on the Loans and of commitment fees, Letter of Credit Fees or other fees shall, unless otherwise expressly provided herein, be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurodollar Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the Records of the Banks from time to time shall be considered correct and binding on the Borrowers in the absence of demonstrable error. All payments of the commitment fee, facility fee, Collateral administration fee or Letter of Credit Fees payable hereunder shall be non-refundable.

            (f) (i) Any and all payments by or on behalf of the Borrowers hereunder and under any of the other Loan Documents shall be made, in accordance with this ss.5, without setoff or counterclaim and free and clear of and without deduction for any and all current or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein, and all liabilities with respect thereto, excluding (A) taxes based upon or measured by the net income or overall gross receipts of the Agent or any Bank (or any transferee or assignee thereof, including a participation holder (any such entity a "Transferee")) and (B) franchise taxes imposed on the Agent or any such Bank (or Transferee), in each case by the jurisdiction under the laws of which the Agent or such Bank (or Transferee) is organized, in which the applicable lending office of the Bank (or Transferee) is located or in which the Agent or such Bank (or Transferee) is otherwise subject to tax other than by reason of the execution and performance of this Agreement, or any political subdivision of such jurisdiction, (all such nonexcluded taxes, levies, imposts, duties, charges, fees, deductions, withholdings and liabilities, collectively or individually, being called "Taxes"). If the Borrowers shall be required to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to the Agent or any Bank (or

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Transferee), (x) the sum payable shall be increased by the amount (an
"additional amount") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this ss.5(f)), the Agent or such Bank (or Transferee), as the case may be, shall receive an amount equal to the sum it would have received had no such deductions been made,
(y) the Borrowers shall make such deductions and (z) the Borrowers shall pay the full amount deducted to the relevant governmental authority in accordance with applicable law.

                  (ii) The Borrowers hereby jointly and severally agree to indemnify the Agent and the Banks (and all Transferees) for the full amount of Taxes paid by any such Person and any liability (including penalties, interest and expenses (including reasonable attorney fees and expenses)) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted by the relevant governmental authority. Such indemnification shall be made within thirty days after the date the Agent or such Bank (or Transferee) makes written demand therefor. If the Agent or any Bank (or Transferee) determines that it has received a refund in respect of any Taxes as to which indemnification or payment has been made by the Borrowers pursuant to this ss.5(f) and such refund is reasonably determinable by the Agent or such Bank (or Transferee) to be allocable to such indemnification or payment made by the Borrowers, it shall promptly remit such refund (including any interest actually received by it) to the Borrowers, less all out-of-pocket expenses of the Agent or such Bank (or Transferee); provided, however, that the Borrowers upon request of the Agent or any Bank (or Transferee), agree promptly to return such refund (plus any interest) to such party in the event such party is required to pay the refund to the relevant governmental authorities. The Agent or such Bank (or Transferee) shall provide the Borrowers with a copy of any notice or assessment from the relevant governmental authorities (deleting any confidential information therein) requiring repayment of such refund.

                  (iii) As soon as practicable after the date of any payment of Taxes by the Borrowers to the relevant governmental authority, the Borrowers will promptly deliver to the Agent the original or a certified copy of a receipt issued by such governmental authority evidencing payment thereof.

                  (iv) Each Bank (or Transferee) that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "Non-U.S. Lender") shall deliver to the Borrowers and the Agent (A) two copies of either United States Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest," an Internal Revenue Service Form W-8, or any subsequent versions of any such forms or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrowers and is not a controlled foreign corporation related to the Borrowers (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S.

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Lender claiming complete exemption from, or a reduced rate of, U.S. Federal withholding tax on payments by the Borrowers under this Agreement and the other Loan Documents, and (B) any other similar documents reasonably requested by the Borrowers in connection with such Non-U.S Lender's tax status. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Notwithstanding any other provision of this ss.5(f)(iv), a Non-U.S. Lender shall not be required to deliver any forms pursuant to this ss.5(f)(iv) that such Non-U.S. Lender is not legally able to deliver.

                  (v) The Borrowers shall not be required to indemnify any Non-U.S. Lender or to pay any additional amounts to any Non-U.S. Lender, in respect of United States Federal withholding tax pursuant to ss.ss.5(f)(i) or 5(f)(ii) to the extent that (A) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to a Loan; provided, however, that this ss.5(f)(v) shall not apply (x) to any Transferee or New Lending Office that becomes a Transferee or New Lending Office as a result of an assignment, participation, transfer or designation made at the request of the Borrowers and (y) to the extent the indemnity payment or additional amounts any Transferee, or any Bank (or Transferee), acting through a New Lending Office would be entitled to receive (without regard to this ss.5(f)(v)) do not exceed the indemnity payment or additional amounts that the Person making the assignment, participation or transfer to such Transferee, or Bank (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation or (B) the obligation to pay the indemnity payment or such additional amounts would not have arisen but for failure by such Non-U.S. Lender to comply with the provisions of ss.5(f)(iv) hereof.

                  (vi) Any Bank (or Transferee) claiming any indemnity payments or additional amounts under this ss.5(f) shall use its best efforts (reasonable under the circumstances and consistent with internal policy and legal and regulatory restrictions) to change the jurisdiction of its applicable lending office if the making of such a change would avoid the need for, or reduce the amount of, any such indemnity payments or additional amounts which may thereafter accrue and would not, in the reasonable judgment of such Bank (or Transferee), be otherwise disadvantageous to such Bank (or Transferee).

      ss.6. COLLATERAL SECURITY AND GUARANTY.

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      ss.6.1. Security of Borrowers. The Obligations shall be secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in all of the assets of each of the Borrowers (excluding all fee and leasehold interests of the Borrowers in any real property and excluding any annuities and trust fund accounts which are dedicated to the payment of environmental liabilities of the Borrowers pursuant to the express provisions of the Plan and the Disclosure Statement), whether now owned or hereafter acquired, and including the capital stock of all direct Subsidiaries of the Borrowers (excluding thirty-five percent (35%) of the issued and outstanding capital stock of each of MCL and MHC which shall not be pledged in favor of the Agent), all pursuant to the terms of, and to the extent provided in, the Security Documents to which each of the Borrowers is a party.

      ss.6.2. Guaranty and Security of Subsidiaries. The Obligations shall also be guaranteed pursuant to the terms of the Guaranty as provided for in ss.6.4. The obligations of each of the Guarantors under the Guaranty shall be in turn secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in all of the assets of each such Guarantor, whether now owned or hereafter acquired, and including the capital stock of all direct Subsidiaries of such Guarantor (excluding thirty-five percent (35%) of the issued and outstanding capital stock of each of such Subsidiaries which is organized under the laws of a jurisdiction other than one of the United States, which shall not be pledged in favor of the Agent), all pursuant to the terms of the Security Documents to which such Guarantor is a party.

      ss.6.3. Collateral Security Perfection. Each of the Borrowers and each of the Guarantors agrees to take all action that the Agent or any Bank may reasonably request as a matter of nonbankruptcy law to perfect and protect the Agent's Liens, for the benefit of the Banks and the Agent, upon the Collateral and for such Liens to obtain the priority therefor contemplated hereby, including, without limitation, executing and delivering such financing statements, providing such notices and assents of third parties, obtaining such governmental approvals and providing such other instruments and documents in recordable form as the Agent or any Bank may reasonably request.

      ss.6.4. Guaranty.

                  (a) The Guarantors absolutely, unconditionally, irrevocably and jointly and severally guarantee the due and punctual payment and performance by the Borrowers of the Borrowers' Obligations. Each of the Guarantors further agrees that

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      the Borrowers' Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and it will remain bound upon this guaranty notwithstanding any extension or renewal of any of the Borrowers' Obligations.

                  (b) Each of the Guarantors waives presentation to, demand for payment from and protest to the Borrowers or any other person liable in respect of any of the Obligations, and also waives notice of protest for nonpayment. The joint and several obligations of the Guarantors hereunder shall not be affected by (i) the failure of the Agent or any Bank to assert any claim or demand or to enforce any right or remedy against the Borrowers or any other person liable in respect of any of the Obligations under the provisions of this Agreement or any other Loan Document or otherwise; (ii) any extension or renewal of any provision hereof or thereof; (iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of any of the Loan Documents or of any of the Collateral; (iv) the release, exchange, waiver or foreclosure of any Collateral or other security held by the Agent, for the benefit of the Banks and the Agent, for any of the Obligations; (v) the failure of the Agent or any Bank to exercise any right or remedy against any other person liable in respect of any of the Obligations; or
      (vi) the release or substitution of any Person liable in respect of any of the Obligations other than such Guarantor.

                  (c) Each of the Guarantors further agrees that this guaranty constitutes a guaranty of performance and of payment when due and not just of collection, and waives any right to require that any resort be had by the Agent or any Bank to any security held for payment of any of the Obligations or to any balance of any deposit, account or credit on the books of the Agent or any Bank in favor of the Borrowers or any other person.

                  (d) Each of the Guarantors hereby waives any defense that it might have based on a failure to remain informed of the financial condition of the Borrowers and of any other person liable in respect of any of the Obligations and any circumstances affecting any of the Collateral for the obligations or the ability or capacity of the Borrowers to perform under this Agreement.

                  (e) The Guarantors' guaranty hereunder shall not be affected by the genuineness, validity, regularity or enforceability of any of the Obligations, the Notes, any other Loan Document or any other instrument or document creating or

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      evidencing any of the Obligations, or by the existence, validity, enforceability, perfection, or extent of any Collateral or Lien or by any other circumstance relating to any of the Obligations which might otherwise constitute a defense to this guaranty. None of the Agent or the Banks makes any representation or warranty in respect of any such circumstances and none shall have any duty or responsibility whatsoever to the Guarantors in respect of the management and maintenance of any of the Obligations.

                  (f) Upon the Obligations becoming due and payable (by acceleration or otherwise), the Agent and the Banks shall be entitled to immediate payment of the Obligations by the Guarantors upon written demand by any of the Agent or the Banks.

                  (g) The joint and several obligations of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations against any person other than the Guarantors. Without limiting the generality of the foregoing, the obligations of the Guarantors hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agent or any Bank to assert any claim or demand or to enforce any remedy under this Agreement, any of the other Loan Documents or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of any of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantors or would otherwise operate as a discharge of the Guarantors as a matter of law, unless and until the Obligations (whether contingent or otherwise) are paid in full in cash.

                  (h) All rights of the Guarantors against the Borrowers arising by way of right of subrogation or otherwise as a result of any payment or performance by the Guarantors to any of the Agent or the Banks hereunder shall in all respects be subordinate and junior in right of payment and performance to the prior final and indefeasible payment in full in cash of all the Obligations (whether contingent or otherwise). If any amount shall be paid to the Guarantors for the account of the Borrowers, such amount shall be held in trust for the benefit of the Agent and the
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      Banks and shall forthwith be paid to the Agent to be credited to or held as collateral security for the Obligations (whether contingent or otherwise).

      ss.6.5. Borrowers' Waivers of Suretyship Defenses. The obligations of the Borrowers hereunder are joint and several. Each of the Borrowers hereby waives any and all suretyship defenses relating to any action or omission to act by the Agent or any Bank with respect to the other Borrower or any Guarantor as fully as if such Borrower were itself a Guarantor agreeing to be bound by the guaranty and suretyship waivers set forth in ss.6.4 with respect to Obligations of the other Borrower, with any subordination of any rights of subrogation of such Borrower also including a subordination of all rights of such Borrower to contribution from the other Borrower until the prior final and indefeasible payment in full in cash of all of the Obligations (whether contingent or otherwise).

      ss.6.6. No Restrictions on Foreign Subsidiaries. Notwithstanding anything herein or in any other Loan Document to the contrary, no one or more negative covenants or similar restrictions contained in this Agreement or any other Loan Document shall be imposed or implied that effectively limit the discretion of any Subsidiary of MI (other than MCL) incorporated or otherwise organized under the laws of a jurisdiction outside of the United States with respect to the disposition of its assets or the incurrence of liabilities (whether or not in the ordinary course of its business).

      ss.7. REPRESENTATIONS AND WARRANTIES. Each of the Borrowers and each of the Guarantors represents and warrants to each of the Agent and the Banks on the date hereof, on the date of any Loan Request, on the date of each request for a Letter of Credit, on each Drawdown Date, and on the date on which each Letter of Credit is issued, extended or renewed that:

            (a) Each of the Borrowers and each of the Guarantors is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and is duly qualified and in good standing in every other jurisdiction where it is doing business and where failure to qualify would have a Materially Adverse Effect, and the execution, delivery and performance by each of the Borrowers and each of the Guarantors of each of the Loan Documents to which it is a party (i) are within its corporate authority,
(ii) have been duly authorized by all necessary corporate action, (iii) do not conflict with or contravene its Charter Documents.

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            (b) Upon the execution and delivery of the Loan Documents by the respective parties thereto, each Loan Document shall constitute the legal, valid and binding obligation of the Borrowers and the Guarantors party thereto, enforceable in accordance with its terms, except that the enforceability thereof may be subject to any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally;

            (c) No affiliate of either of the Borrowers or any of the Guarantors (other than Gesellschaft fuer Elektrometallurgie m.b.H. or Elektrowerk Weisweiler GmbH or any of their Subsidiaries) is a debtor in any bankruptcy, insolvency, liquidation, reorganization, dissolution of similar case or proceeding on the date hereof or, except where there is not reasonably likely to be a Materially Adverse Effect relating solely to the Borrowers, after the date hereof.

            (d) Each of the Borrowers and each of the Guarantors has good and marketable title to all its material properties, subject only to Permitted Liens, and possesses all assets, including intellectual properties, franchises and Consents, adequate for the conduct of its business as now conducted, without known conflict with any rights of others. The Borrowers and the Guarantors maintain insurance from financially responsible insurers, copies of the policies for which have previously been delivered to the Agent, covering such risks and in such amounts and with such deductibles as are customary in the Borrowers' and the Guarantors' businesses and are adequate. The Borrowers have adequate licensed capacity under Nuclear Regulatory Commission permits to continue operating at their Cambridge, Ohio plant at levels, current on the date hereof, through the year 2000. The Borrowers have filed a timely renewal application in respect of their Nuclear Regulatory Commission permit for operation of their Newfield, New Jersey plant, and the Borrowers have no reason to believe that a new Nuclear Regulatory Commission permit for such plant will not be granted by the Nuclear Regulatory Commission in the ordinary course of such agency's procedures.

            (e) The Borrowers have provided to the Agent and each of the Banks a consolidated pro forma balance sheet of the Borrowers dated on or about the Effective Date and giving effect to the changes resulting from the Plan and the utilization of fresh start accounting under generally accepted accounting principles. The Borrowers have provided to the Agent and each of the Banks their audited Financials as at December 31, 1995, and for the fiscal year then ended, and their unaudited quarterly Financials as at the end of and for each fiscal quarter thereafter through December 31, 1996. Such Financials are complete and correct and fairly present the position of the Borrowers and the Guarantors as at such dates and for such periods in accordance with GAAP consistently applied (except that

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unaudited Financials are subject to year-end audit adjustments and do not contain footnote disclosures required by GAAP). The Borrowers have also provided to the Bank their forecast of the consolidated and consolidating operations of the Borrowers and the Guarantors for the period from January 1, 1997, through December 31, 1999, and such forecast has been prepared in good faith based upon reasonable assumptions.

            (f) Since December 31, 1995, there has been no materially adverse change of any kind in any of the Borrowers or the Guarantors which would reasonably be expected to have a Materially Adverse Effect, provided, however, that the confirmation and consummation of the Plan and the emergence of the Borrowers from the Cases shall not in and of themselves be considered to be material adverse changes for purposes of this representation and warranty.

            (g) Except as described on Schedule 7(n), there are no legal or other proceedings or investigations pending or threatened against any of the Borrowers or any of the Guarantors before any court, tribunal or regulatory authority which would, alone or together, be reasonably expected to have a Materially Adverse Effect. The Borrowers and the Guarantors have paid all such taxes as are due and payable (except those being contested in good faith by appropriate proceedings and for which adequate reserves have been taken) and have funded all employee payrolls (including all required withholdings) on a periodic basis in the ordinary course of their businesses consistent with past practices except to the extent that the failure to pay such taxes or payrolls, singly or in the aggregate, would not reasonably be expected to have a Materially Adverse Effect. The Borrowers are not aware of any potential or actual claims by any third parties against any former officers or directors of the Borrowers for which the Borrowers have provided an indemnification as contemplated by the terms of the Plan.

            (h) The execution, delivery, performance of its obligations, and exercise of its rights under the Loan Documents by each of the Borrowers and each of the Guarantors, including borrowing under this Agreement and the obtaining of Letters of Credit (i) do not require any Consents other than those that have been obtained or will be obtained prior to the Closing Date and that are in full force and effect; and (ii) are not and will not be in conflict with or prohibited or prevented by (A) any Requirement of Law, or (B) any Charter Document, corporate minute or resolution, instrument, agreement or provision thereof, in each case binding on it or affecting the property of the Borrowers or the Guarantors.

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            (i) Neither of the Borrowers nor any of the Guarantors is in
violation of (A) any Charter Document, corporate minute or resolution, (B) any instrument or agreement, in each case binding on it or affecting its property, which violation could have a Materially Adverse Effect, or (C) any Requirement of Law, in a manner which could have a Materially Adverse Effect, including, without limitation, all applicable federal and state tax laws, ERISA, OSHA and Environmental Laws. Except as set forth in Schedule 7(i), neither of the Borrowers nor any of the Guarantors is a party to a collective bargaining agreement.

            (j) Upon execution and delivery of this Agreement and the other Loan Documents and the filing of the UCC financing statements and the taking of all similar actions contemplated by the Security Documents, the Agent shall have, for the benefit of the Banks and the Agent, first-priority perfected Liens in the Collateral (excluding from this representation (i) the necessity for any registration or filing of the Agent's security interest in trademarks and copyrights of the Borrowers and the Guarantors, if any, required to be made with the United States Patent and Trademark Office or the United States Copyright Office solely to the extent that the Agent has not made such registrations or filings and (ii) the effect on perfection or priority of the Liens created by the Stock Pledge Agreements (other than Liens on shares of capital stock which are otherwise the subject of a Foreign Pledge Agreement) solely to the extent that laws other than the laws of the United States of America or any state or other political subdivision thereof shall be deemed to govern such perfection or priority), subject only to Liens permitted hereunder and entitled to priority under applicable law.

            (k) There are no Liens on any assets of either of the Borrowers or any of the Guarantors other than Permitted Liens.

            (l) All of the Subsidiaries of the Borrowers and the Guarantors are set forth on Schedule 7(l). Except as set forth in Schedule 7(l), none of the Borrowers and the Guarantors is a party to any partnership or joint venture.

            (m) The Borrowers and the Guarantors have taken all steps reasonably necessary to investigate the past and present condition and usage of the Real Estate and the operations conducted thereon and, based upon such investigation, have determined that, except as otherwise expressly set forth in the Disclosure Statement or on Schedule 7(m) hereto:

                  (i) none of the Borrowers, the Guarantors or any operator of the Real Estate or any operations thereon is in violation, or alleged violation, of any

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      judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation would be reasonably likely to have a Materially Adverse Effect;

                  (ii) neither of the Borrowers nor any of the Guarantors has received notice from any third party including, without limitation, any federal, state or local governmental authority, (A) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (B) that any hazardous waste, as defined by 42 U.S.C. ss.6903(5), any hazardous substances as defined by 42 U.S.C. ss.9601(14), any pollutant or contaminant as defined by 42 U.S.C. ss.9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that either Borrower or any of the Guarantors conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (C) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances, the result of which, in any such case, would be reasonably likely to have a Materially Adverse Effect;

                  (iii) (A) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of any of the Borrowers or the Guarantors, which releases would be reasonably likely to have a Materially Adverse Effect; and (B) to the best of the Borrowers' and the Guarantors' knowledge, there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would be reasonably likely to have a Materially Adverse Effect; and

                  (iv) None of the Borrowers and the Guarantors or any of the Real Estate is subject to any applicable environmental law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any transactions contemplated hereby.

            (n) Except for the administrative claims described on Schedule 7(n) hereto, none of the administrative claims which have been asserted in the course of the Cases and which remain unpaid on the Effective Date, would reasonably be expected to, either singly or in the aggregate, have a Materially Adverse Effect. To the best of the Borrowers' knowledge, it is anticipated that the administrative claims described on Schedule 7(n) will not exceed the aggregate amount set forth thereon for all such claims.

            (o) The Borrowers have delivered to each of the Agent and the Banks a true, accurate and complete copy of the Plan and any amendments thereto (which amendments shall have been approved by the Agent), as confirmed by the Bankruptcy Court. The Confirmation Order has been entered by the Bankruptcy Court, and the Confirmation Order (i) authorizes the Borrowers' entering into this Agreement and the other Loan Documents, (ii) is in full force and effect,
(iii) has not been revised, modified or amended in any respect, and (iv) is not subject to appeal and all appeal periods applicable to the Confirmation Order have expired. All conditions precedent to the Confirmation Order and to the Effective Date (except Sections 15.2(p) (with respect to the Midlantic Letters of Credit only) and 15.2(q) of the Plan) have been met (or the waiver thereof has been consented to by the Agent), and the Effective Date has occurred.

      ss.8. CONDITIONS PRECEDENT.

            (a) The obligation of the Agent to issue, extend or renew the initial Letters of Credit, and the obligation of the Banks to make the initial Loans or to participate in the initial Letters of Credit, is subject to the satisfaction of the following conditions precedent in addition to those set forth in ss.8(b):

                  (i) Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, and all of such Loan Documents shall be in full force and effect and shall be in form and substance satisfactory to the Agent, the Banks and the Borrowers.

                  (ii) All corporate action, third-party consents and governmental approvals necessary for the valid execution, delivery and performance by each of the Borrowers and each of the Guarantors of each of the Loan Documents to which it is a party shall have been duly and effectively taken or (as the case may be) obtained and evidence thereof satisfactory to the Agent and the Banks shall have been provided to the Agent and the Banks.

                  (iii) Each of the Agent and the Banks shall have received from each of the Borrowers and the Guarantors a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of (A) its Charter Documents as in effect on such date of certification, (B) the Confirmation Order as in effect on the Closing Date, (C) the Indenture and the other Senior Secured Note Documents, each as in effect on the Closing Date.

                  (iv) Each of the Agent and the Banks shall have received from the each of the Borrowers and Guarantors an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of such Borrower or such Guarantor, and giving the name and bearing a specimen signature of each individual who shall be authorized: (A) to sign, in the name and on behalf of such Borrower or such Guarantor, each of the Loan Documents to which such Borrower or such Guarantor is or is to become a party; (B) in the case of the Borrowers, to make Loan Requests and Conversion Requests and to apply for Letters of Credit; and (C) to give notices and to take other action on its behalf under the Loan Documents.

                  (v) All Uniform Commercial Code and title searches and all Canadian Lien searches shall have been made, all Uniform Commercial Code financing statements, releases and notices and assents and all Canadian security interest filings shall have been executed and delivered (in recordable form where applicable) to the Agent, all relevant insurances shall have been modified to include the Agent, for the benefit of the Banks and the Agent, as assignee, additional insured or loss payee as applicable, all Collateral in which a security interest may be perfected only by the secured party's possession shall, if so requested by the Agent, have been delivered to the Agent or its nominee, and all other actions necessary or in the reasonable opinion of the Agent desirable for the perfection and protection and to achieve the priority, as contemplated hereby, of all Liens in favor of the Agent, for the benefit of the Banks and the Agent, shall have been taken to the satisfaction of the Agent and its counsel (including, without limitation, the delivery and pledge to the Agent of all promissory notes (including the Canadian Note) and other instruments delivered by MCL in favor of MI under the Canadian Loan Documents, and execution, delivery and, where appropriate, filing, of all necessary documents in connection with the Agent's Lien on all rights of MI under such Canadian Loan Documents).

                  (vi) The Agent shall have received (A) certificates of insurance from an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Security Agreement and (B) certified copies of all policies evidencing such insurance.

                  (vii) The Bank shall have received (i) a favorable opinion from Weil, Gotshal & Manges LLP, counsel to the Borrowers and the Guarantors in form and substance satisfactory to the Agent and the Banks,
      (ii) a favorable opinion from the General Counsel of MI in form and substance satisfactory to the Agent and the Banks, (iii) favorable opinions from counsel to the Borrowers in New Jersey and Ohio with respect to such Collateral security and other matters as requested by the Agent and the Banks and in form and substance satisfactory to the Agent and the Banks, (iv) favorable opinions from counsel to the Borrowers in Canada with respect to the Canadian Loan Documents and the Canadian Assignment Documents in form and substance satisfactory to the Agent and the Banks, and (v) a favorable opinion from counsel to MHC in the United Kingdom with respect to the applicable Foreign Pledge Agreement in form and substance satisfactory to the Agent and the Banks.

                  (viii) The Bank shall have received, at least three (3) days prior to the Drawdown Date of such Loan or the proposed date of the issuance of such Letter of Credit, the most recent Borrowing Base Report required to be delivered to the Bank in accordance with ss.9.1(a)(v), together with such supporting details of receivable aging and inventory designations as the Bank may reasonably request.

                  (ix) The balance of the facility fee required to have been paid to the Agent on the date hereof pursuant to the Fee Letter shall have been paid to the Agent on the date hereof, and the Collateral administration fee and all other fees and expense reimbursements due and payable to the Agent and the Banks hereunder shall have been paid to the Agent or the Banks, as appropriate.

                  (x) The Plan, with any amendments thereto acceptable to the Agent, shall have been confirmed, and the Bankruptcy Court shall have entered the Confirmation Order. The Confirmation Order shall not be subject to a stay and the Confirmation Order shall not be subject to appeal and all appeal periods applicable to the Confirmation Order shall have expired. The Confirmation Order (A) shall have authorized the Borrowers' entering into and performing their obligations under this Agreement and the other Loan Documents, (B) shall be in full force and effect, and (C) shall not have been revised, modified or amended in any respect. All conditions precedent to the Confirmation Order and to the Effective Date (except Sections 15.2(p) (with respect to the Midlantic Letters of Credit only) and 15.2(q) of the Plan) shall have been met (or the waiver thereof shall have been consented to by the Agent), and the Effective Date shall have occurred or shall be scheduled to occur but for the initial extension of credit contemplated hereunder. Except as consented to by the Agent, the Bankruptcy Court's retention of jurisdiction under the Confirmation Order shall not govern the enforcement of the Loan Documents and the Security Documents or any rights or remedies relating thereto. Each of the Agent and the Banks shall be satisfied with any amendments to the Plan and the Disclosure Statement and with the terms, provisions and conditions of the Confirmation Order. The Borrowers shall not have any funded Indebtedness outstanding other than indebtedness under the Loan Documents and Indebtedness evidenced by the Senior Secured Notes.

                  (xi) The Agent and the Banks shall have received the pro forma balance sheet, the Financials and the forecast described in ss.7(e) hereof, and no event or circumstance shall have come to the attention of the Agent or the Banks that would lead any of them to believe that the financial projections as to the Borrowers contained in such forecast are inaccurate or incomplete in any material respect.

                  (xii) The Agent shall be reasonably satisfied that all allowed and disputed prepetition and administrative claims (as defined in the Plan) against the Borrowers shall have been treated in accordance with the terms of the Plan, in form and substance similar to that described in the Disclosure Statement. The Agent shall be reasonably satisfied that the Borrowers have sufficient funds and reserves in order to pay the amount of all prepetition and administrative claims not discharged on the Effective Date, as and when due, including without limitation amounts in respect of any disputed claims which are resolved in favor of the claimants in respect thereof. There shall be no liabilities of the Borrowers which are material and which are not otherwise being discharged upon consummation of the Plan as contemplated by the terms of the Plan other than liabilities disclosed in the Plan as not being discharged with respect to which, in the reasonable judgment of the Agent, the Borrowers have sufficient funds and reserves to pay in full any amounts in respect thereof as and when due. The Environmental Claim Settlement Agreements (as defined in the Disclosure Statement), similar in form and substance to the terms outlined in the Disclosure Statement, shall have been entered into and such settlements shall be otherwise reasonably satisfactory to the Agent and the Banks, and the Agent and the Banks shall be reasonably satisfied with the form and substance of any amendments or modifications to any such Environmental Claim Settlement Agreements (whether prior to or following entry of the Confirmation Order) and of any Bankruptcy Court orders entered into prior to or following entry of the Confirmation Order consenting to any amendment, modification or other revision of any such Environmental Claim Settlement Agreement. The Agent and the Banks shall be reasonably satisfied in all material respects with the terms of all letters of credit to be issued as contemplated by the terms of the Plan. All sources and uses of funds to consummate the Plan shall otherwise be substantially as described in the Disclosure Statement.

                  (xiii) The Senior Secured Note Documents shall contain intercreditor terms reasonably satisfactory to the Agent and the Banks with respect to the junior security interest in favor of the Trustee in the assets of MI. Such security interest shall be junior and "silent" in all respects to the security interest of the Agent for the benefit of the Agent and the Banks.

                  (xiv) The initial Loans shall be in an amount sufficient to repay any loans made by FNBB under the DIP Agreement in full (except that the Existing Letters of Credit issued by FNBB under the DIP Agreement shall continue as Letters of Credit under this Agreement). No more than $15,000,000 of the initial Loans and Letters of Credit hereunder shall be used to reduce the principal amount of the Senior Secured Notes, whether directly from the proceeds of such Loans or indirectly from the issuance of such Letters of Credit (thereby permitting funds held in favor of the beneficiaries to be released for purposes of reducing the principal amount of the Senior Secured Notes).

            (b) The obligation of the Agent to issue, extend or renew any Letters of Credit, and the obligation of the Banks to make any Loans or to participate in any Letters of Credit, including the initial Loans and Letters of Credit, is subject to the satisfaction of the following further conditions precedent:

                  (i) Each of the representations and warranties of each of the Borrowers and each of the Guarantors to the Agent and the Banks herein or in any of the other Loan Documents or any document, certificate or other paper or notice in connection herewith shall be true and correct in all material respects as of the time made or deemed to have been made or repeated and shall also be true and correct in all material respects at and as of the time of the making of such Loan or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date).

                  (ii) No Default or Event of Default shall have occurred and be continuing.

                  (iii) All documents and certificates in connection with the transactions contemplated hereby shall be in form and substance satisfactory to the Agent and the Banks, and the Agent and the Banks shall have received all information as any of them may have reasonably requested. No change shall have occurred in any law or regulation or in the interpretation thereof that in the reasonable opinion of the any Bank would make it unlawful for such Bank to make such Loan or to participate in the issuance, extension or renewal of such Letter of Credit or in the reasonable opinion of the Agent to issue, extend or renew such Letter of Credit.

                  (iv) Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

      ss.9. COVENANTS.

      ss.9.1. Affirmative Covenants. Each of the Borrowers and the Guarantors agrees that so long as there are any Loans, Notes, Unpaid Reimbursement Obligations or Letters of Credit outstanding or any Bank has any obligation to make Loans or the Agent has any obligation to issue, extend or renew and Letters of Credit and until the payment and satisfaction in full in cash of all of the Obligations, the Borrowers will, the Guarantors will, and where applicable the Borrowers will cause the Guarantors and MCL to, comply with its obligations as set forth throughout this Agreement and to:

            (a) furnish the Agent and each of the Banks:

                  (i) as soon as available, but in any event within ninety (90) days after the close of each fiscal year of MI, the audited consolidated and consolidating Financials for MI and its Subsidiaries for such fiscal year and the audited consolidated and consolidating Financials for the North American Group for such fiscal year, in each case including a balance sheet, income statement and cash flow statement, and, in the case of world-wide consolidated Financials of MI and its Subsidiaries, with all required note disclosures, all certified by the Borrowers' accountants, together with a statement from such accountants as to the absence, to their knowledge, of any Event of Default;

                  (ii) as soon as available, but in any event within sixty (60) days after the end of each fiscal quarter of MI, the unaudited consolidated and consolidating Financials of the Borrowers and their Subsidiaries for such quarter and in any event within forty-five (45) days after the end of each fiscal quarter of the Subsidiaries of MI, the unaudited consolidated and consolidating Financials of the North American Group for such quarter, in each case including a balance sheet, income statement and cash flow statement, certified by the Borrowers' chief financial officer or chief accounting officer or treasurer, and, in the case of each of the above-described consolidated Financials only, together with comparisons to the most recently delivered business plan of the Borrowers describing any material variations therefrom;

                  (iii) as soon as available, but in any event within forty-five
      (45) days after the end of each fiscal month of the Subsidiaries of MI, the unaudited consolidated and consolidating Financials of the North American Group for such month, including a balance sheet, income statement and cash flow statement (in the case of such consolidated Financials with comparisons to the consolidated Financials for the same fiscal month of the previous fiscal year), certified by the Borrowers' chief financial officer or chief accounting officer or treasurer, and, in the case of such consolidated Financials only, together with comparisons to the most recently delivered business plan of the Borrowers describing any material variations therefrom;

                  (iv) together with its monthly, quarterly and annual Financials, a certificate of the Borrowers setting forth computations demonstrating compliance with the Borrowers' financial covenants set forth herein, and certifying that no Default or Event of Default has occurred, or if it has, describing the actions taken by the Borrowers with respect thereto;

                  (v) (i) within fifteen (15) days following the end of each calendar month (or at such other interval as the Agent may from time to time specify), a Borrowing Base Report updating all components of the Borrowing Base (other than SMC's inventory, with respect to which the month-end information for the calendar month next previous to the month most recently ended shall be used, but which information shall be updated within twenty (20) days following the end of each calendar month to reflect SMC's inventory as of the end of such calendar month most recently ended prior thereto) and the Canadian Borrowing Base and recalculating the Borrowing Base and the Canadian Borrowing Base on the basis thereof, together with a statement of the Canadian Intercompany Outstandings and a comprehensive receivables aging for the Borrowers and MCL and inventory designations of the Borrowers and MCL as of the end of such month as the Agent or any Bank may have reasonably requested, and together with such other supporting schedules and documentation as set forth on Exhibit A hereto or as the Agent or any Bank may have reasonably requested, and (ii) within eight (8) Business Days after the end of any calendar week during which any Loans were outstanding, a Borrowing Base Report updating the Eligible Accounts and Eligible Canadian Accounts components of the Borrowing Base and the inventory component of the Borrowing Base attributable to MI's inventory and recalculating the Borrowing Base on the basis thereof;

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                  (vi) as soon as practicable, but in any event not later than
      45 days after request by the Agent made after determining in its discretion that a reappraisal of the value of Eligible Fixed Assets of the Borrowers is necessary to insure the accuracy of the Borrowing Base, a reappraisal of the value of such Eligible Fixed Assets, which reappraisal shall be conducted at the expense of the Borrowers by an appraiser selected by the Agent in form and substance satisfactory to the Agent, provided, however, that solely so long as no Event of Default shall occurred and be continuing, such request shall not be made more often than once in any eighteen month period and so long as no Event of Default shall have occurred and be continuing, no such request shall be made prior to October 1, 1998; provided, further, that no such limitations upon the Agent's ability to make any such request shall apply following the occurrence and during the continuance of an Event of Default;

                  (vii) by December 31 of each fiscal year, the Borrowers' business plan for the immediately following fiscal year;

                  (viii) from time to time such other information concerning the Borrowers or the Guarantors as the Agent or any Bank may reasonably request.

            (b) keep true and accurate books of account in accordance with GAAP and permit the Agent and the Banks or their designated representatives during normal business hours to inspect the Borrowers', the Guarantors' and MCL's premises and to examine and be advised as to the Borrowers', the Guarantors' and MCL's business records upon the request of the Agent or any Bank, and to permit the Agent's commercial finance examiners to conduct periodic commercial finance examinations;

            (c) maintain its corporate existence, business and assets, keep its business and assets adequately insured by responsible insurers, maintain its chief executive office in the United States (or, in the case of MCL, Canada), continue to engage in the same lines of business, fund its payroll, periodically in the ordinary course of its business consistent with past practices, on a current basis (including all withholdings), pay all taxes as and when due and payable (except where contested in good faith by appropriate proceedings and for which adequate reserves have been taken) and comply with all other Requirements of Law, including ERISA, OSHA and Environmental Laws, except where failure to do so will not have a Materially Adverse Effect;

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            (d) notify the Agent and the Banks promptly in writing of (A) the occurrence of any Default or Event of Default, (B) any noncompliance with or obligation under ERISA, OSHA or any Environmental Law or proceeding in respect thereof which would be reasonably likely to have a Materially Adverse Effect,
(C) any change of address, (D) any pending or, to the knowledge of the Borrowers, the Guarantors or MCL, threatened litigation or similar proceeding affecting the Borrowers, the Guarantors or MCL or any material change in any such litigation or proceeding previously reported, where such litigation or proceeding, if determined adversely to any of the Borrowers, the Guarantors and MCL, could have a Materially Adverse Effect, (E) any notice which either of the Borrowers has received under any material supply or other contract terminating or threatening to terminate the provisions of supply or the provisions of other goods or services or otherwise claiming a default thereunder, (F) the occurrence and details relating to any bankruptcy, insolvency, liquidation, reorganization, dissolution or similar case or proceeding relating to any Subsidiary of MI, (G) any claims against any material amount of assets or properties of the Borrowers or the Guarantors constituting Collateral, and (H) any testing or environmental site assessment reports conducted at any Real Estate of either of the Borrowers and submitted to any federal or state regulatory agency or authority;

            (e) use the proceeds of the Loans solely to finance a portion of the Borrowers' obligations under the Plan and for working capital and general corporate purposes of the Borrowers, and use Letters of Credit solely to finance a portion of the Borrowers' obligations under the Plan and for working capital and general corporate purposes approved by the Agent for Letters of Credit (such approval not to be unreasonably withheld by the Agent). The proceeds of the Loans and Letters of Credit shall not be used for the carrying of "margin security" or "margin stock" within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224 unless the Borrowers shall have previously notified the Agent in writing of their intent to so use the proceeds of the Loans and Letters of Credit, and if so used, the Borrowers shall comply with, and assist the Agent and the Banks in complying with, such Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224;

            (f) cooperate with the Agent and the Banks, take such action, execute such documents (including security documents), and provide such information as the Agent or any Bank may from time to time reasonably request in order further to effect the transactions contemplated by and the purposes of the Loan Documents and, if requested by the Agent or any Bank for regulatory reasons or following the occurrence of an Event of Default, deliver

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to the Agent or such Bank at the Borrowers' expense appraisals, title insurance, surveys or environmental assessments relating to the Real Estate of the Borrowers;

            (g) unless directed by the Agent in writing, cause all cash, checks and other payments or proceeds held or received by it, immediately upon receipt and in the identical form received, to be paid directly into the Lock Box Accounts or to the Agent in accordance with ss.2.3(c), and notwithstanding anything herein to the contrary, the Operating Accounts shall at all times be maintained with the Agent, and neither any of the Borrowers nor any of the Guarantors shall maintain other deposit or investment accounts, except as permitted by ss.9.2(d);

            (h) promptly give notice to the Agent and each of the Banks (A) of any violation of any Environmental Law that any of the Borrowers, the Guarantors or MCL reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency that is reasonably likely to have a Materially Adverse Effect and (B) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that is reasonably likely to have a Materially Adverse Effect; and

            (i) maintain its current fiscal year, provided, however, that MI shall be permitted to change its fiscal year end from December 31 to January 31,. In connection with any such change in the fiscal year of MI, the Borrowers hereby agree to provide to the Agent and the Banks from time to time as and when requested by the Agent or any Bank such reconciliations and financial information necessary in order for the Agent and the Banks to determine compliance with the financial covenants set forth in ss.9.3.

      ss.9.2. Negative Covenants. Each of the Borrowers and each of the Guarantors agrees that so long as there are any Loans, Notes, Unpaid Reimbursement Obligations or Letters of Credit outstanding or any Bank has any obligation to make Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit and until the payment and satisfaction in full in cash of all of the Obligations, the Borrowers will not, the Guarantors will not, and where applicable the Borrowers will not cause or permit the Guarantors or MCL to:

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            (a) seek, consent or suffer to exist any modification, stay, vacation or amendment to the Confirmation Order except as would not, in the reasonable judgment of the Agent (i) adversely effect the enforceability of any of the Loan Documents or any of the Agent's or the Banks' rights thereunder or the validity, priority or perfection of any Lien granted under the Security Documents and (ii) have a materially adverse effect on the financial condition or business operations of any of the Borrowers, the Guarantors and MCL;

            (b) create, incur or assume any Indebtedness other than (i) Indebtedness to the Agent and the Banks arising under the Loan Documents, (ii) Indebtedness in respect of the acquisition of property or capitalized leases which does not exceed $1,000,000 in cumulative aggregate amount and refinancings thereof which do not exceed the amount refinanced, (iii) current liabilities of the Borrowers, the Guarantors or MCL not incurred through the borrowing of money or the obtaining of credit except credit on an open account customarily extended, (iv) Indebtedness in respect of taxes or other governmental charges contested in good faith and by appropriate proceedings and for which adequate reserves have been taken; (v) Indebtedness (A) owed by either Borrower to the other Borrower, or (B) owed by either Borrower to a Subsidiary of either Borrower, (vi) Indebtedness not included above and listed on Schedule 9.2(b) hereto, (vii) Indebtedness of SMC under the Settlement Agreement with Cyprus Foote dated as of February 19, 1997 and Indebtedness of MI in respect of its guaranty of the obligations of SMC under such Settlement Agreement, not to exceed, in the case of all such Indebtedness of MI relating to its guaranty thereunder, $2,500,000 in the aggregate, (viii) Indebtedness in respect of the Senior Secured Notes, (ix) Indebtedness of MCL to MI under the Canadian Loan Documents, (x) Indebtedness of the Borrowers consisting of their obligation to reimburse Midlantic Bank in respect of the Other Letters of Credit (as defined in the Plan), such Indebtedness in respect of such Other Letters of Credit not to exceed $115,000 in the aggregate, and (xi) other Indebtedness in an aggregate amount not to exceed $1,000,000;

            (c) create or incur any Liens on any of the property or assets of the Borrowers, the Guarantors or MCL except (collectively, "Permitted Liens")
(i) Liens securing the Obligations; (ii) Liens securing taxes or other governmental charges not yet due; (iii) deposits for utilities, reasonable retainers to professionals, deposits or pledges made in connection with workmen's compensation, unemployment insurance or other social security obligations or to secure the performance of tenders, bids and other contracts in the ordinary course of business of any of the Borrowers, the Guarantors and MCL consistent with past practices; (iv) Liens of carriers, warehousemen, mechanics and materialmen and similar non-consensual Liens arising by operation of law,
(A) less than 120 days old as to obligations

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not yet due or (B) as to obligations being contested in good faith by appropriate proceedings, for which adequate reserves have been taken, with respect to which Liens no foreclosure proceedings have been commenced, and which Liens shall not have priority over the Liens of the Agent, for the benefit of the Banks and the Agent, in the Collateral; (v) easements, rights-of-way, zoning restrictions and similar minor Liens which individually and in the aggregate do not have a Materially Adverse Effect; (vi) purchase money security interests in or purchase money mortgages on real or personal property securing purchase money Indebtedness or capitalized leases permitted by ss.9.2(b)(ii), covering only the property so acquired or leased; (vii) Liens securing the Senior Secured Notes, the terms of such Liens to be silent and junior to the Liens securing the Obligations pursuant to the subordination terms contained in the Senior Secured Note Documents; (viii) Liens on assets of any Guarantor in respect of loans or other extensions of credit permitted pursuant to ss.9.2(d)(vi) hereof, which Liens shall be subject and junior to the Liens granted by such Guarantor in favor of the Bank; (ix) Liens on assets of MCL in favor of MI pursuant to the Canadian Loan Documents, which Liens have been assigned in favor of the Agent pursuant to the Canadian Assignment Documents, and (x) other Liens existing on the date hereof and listed on Schedule 9.2(c) hereof;

            (d) purchase securities, make loans, issue guaranties or other financial accommodations or make any other investments other than investments
(i) in Subsidiaries of either Borrower as of the Closing Date and listed on
Schedule 9.2(d) hereto; (ii) in bank certificates of deposits, bank eurodollar deposits, bank money market funds, government securities, commercial paper, repos and other cash equivalent securities, in each case having maturities of thirty days or less and otherwise reasonably acceptable to the Agent and comprised in the Cash Collateral Accounts, (iii) in netting accounts and brokers accounts required by brokers for margin purposes, maintained by the Borrowers in accordance with the ordinary course of their businesses and not to exceed $2,000,000 in the aggregate at any one time; (iv) in payroll, petty cash and other local and sundry accounts, maintained by the Borrowers in the ordinary course of their businesses consistent with past practices, not to exceed $900,000 in the aggregate at any one time; (v) consisting of loans to employees for relocation expenses and other expense reimbursements not to exceed (A) $600,000 in the aggregate outstanding at any time during calendar year 1997 and
(B) $300,000 in the aggregate at any time thereafter outstanding, (vi) in Subsidiaries (other than investments by MI in SMC, which investments are permitted pursuant to the terms of ss.9.2(d)(ix) hereof) subsequent to the Closing Date, in each case net of any repayments or dividends made by such Subsidiaries to the Borrowers, at no time in excess of:

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            (A) $5,000,000 in the aggregate in the case of investments in MCL
      (including all of the Canadian Intercompany Outstandings),

            (B) $5,500,000 in the aggregate in the case of investments in Brazilian Subsidiaries, Metallurg International Resources GmbH and Metallurg Mexico S.A. de C.V., considered collectively;

            (C) $100,000 in the aggregate in the case of all other Subsidiaries, considered collectively,

(including, for this purpose, inventory sold to such Subsidiaries and for which payment has not been made within 90 days following the earlier to occur of shipment or invoice); provided, however, that such investments in Subsidiaries which shall be in the form of loans or other extensions of credit may be fully and adequately secured by a Lien on assets of such Subsidiary which Lien shall, in the case of any Guarantor, be subject and junior to the Liens granted by such Guarantor in favor of the Bank, (vii) in the Operating Accounts, the Lock Box Accounts and operating bank accounts of the Guarantors, (viii) consisting of other investments not to exceed $750,000 in aggregate cumulative amount, (ix) in respect of securities received from debtors in settlement of claims in such debtor's bankruptcy case, (x) by either Borrower in the other Borrower, in the form of loans or other extensions of credit, pursuant to the terms and conditions of ss.9.2(b)(v) hereof, (xi) in bid deposits and similar deposits made in the ordinary course of business, and (xii) by SMC in shares of the Class C Convertible Preferred Stock, Series II, par value $.01 per share, of Dakota Catalyst Products, Inc., the aggregate amount of such investment not to exceed $1,000,040 at any time;

            (e) make any distributions on or in respect of its capital of any nature whatsoever, other than (i) dividends payable solely in shares of common stock, (ii) distributions by the Guarantors or MCL to the Borrowers, (iii) to the extent considered distributions in respect of its capital, distributions of cash to holders of claims in Class 4F under the Plan pursuant to the terms of the Plan, and (iv) so long as no Default or Event of Default shall have occurred and be continuing, and none would result therefrom, repurchases of capital stock from employees of MI in connection with the termination of such employees' employment with MI in an aggregate amount not to exceed $200,000 during any fiscal year of MI;

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            (f) (i) become party to a merger or sale-leaseback transaction
(other than the merger of each of the Borrowers, respectively, with and into new Delaware corporations having the same names for the purpose of reincorporating in Delaware (the "Reincorporation Mergers") so long as, simultaneously with such Reincorporation Mergers (A) each of the surviving corporations in connection therewith shall execute and deliver to the Agent the Assumption Agreement, new Notes in favor of each Bank, and such other documents as the Agent may reasonably require to effect the assumption by such surviving corporations of all of the Obligations and the confirmation and ratification of the first priority perfected Liens in favor of the Agent, for the benefit of the Banks and the Agent, in all of the assets acquired by such corporations pursuant to the Reincorporation Mergers and in all after-acquired assets of such corporations,
(B) MI shall deliver to the Agent all certificates representing all shares of the capital stock of SMC's successor which are acquired by MI in connection with the Reincorporation Mergers, together with stock powers, duly executed in blank, with respect to such shares, (C) the Agent shall receive legal opinions satisfactory to it in all respects as to the due authorization, execution, delivery and enforceability of the Loan Documents against such surviving corporations and the validity and perfection of the Agent's security interests, in each case following consummation of the Reincorporation Mergers, as to the completion of such Reincorporation Mergers, and as to such other matters as the Agent shall reasonably require, (D) the Agent shall receive a certificate satisfactory to it in all respects of an authorized officer of each of such surviving corporations as to (1) the Charter Documents of each such surviving corporation, (2) the resolutions of the board of directors of each such surviving corporation with respect to the mergers and each of the Assumption Agreement and Loan Documents, and (3) the names, titles, incumbency and specimen signatures of the officers of each such surviving corporation authorized to execute and deliver the Assumption Agreement and the other Loan Documents, and
(E) the Agent shall receive certificates satisfactory to it in all respects from the Secretary of State of Delaware as to each such surviving corporation's legal existence and good standing and from the secretary of state of each jurisdiction in which each such survivng corporation shall be required to qualify to do business as to such corporation's qualification to so do business), (ii) effect any disposition of assets (other than (A) dispositions of inventory in the ordinary course, (B) dispositions of obsolete equipment having a value not in excess of $400,000 in the aggregate, and (C) other dispositions of assets having an aggregate value not in excess of $500,000 for all such other dispositions of assets) without the consent of the Agent and the Banks (and in the case of any such asset dispositions consented to by the Agent and the Banks, unless provided otherwise by the terms of such consent, (1) the Net Cash Proceeds of any such disposition, together with all other net cash proceeds therefrom, shall be applied to the Obligations then outstanding, with the Total Commitment also being reduced by the

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full amount of any such Net Cash Proceeds and other net cash proceeds, and (2)
to the extent that the Loans are reduced to $0, any Excess Proceeds received in connection with any such asset disposition which would otherwise be required to be used by MI to make an Excess Proceeds Offer under the terms of the Indenture if not used to repay or secure the Obligations, shall be applied to cash collateralize outstanding Letters of Credit in an amount equal to 105% of the Maximum Drawing Amount), or (iii) purchase, lease or otherwise acquire assets other than in the ordinary course;

            (g) amend, supplement or otherwise modify the terms of any of the Management Service Agreements so as to reduce the aggregate amounts payable to the Borrowers thereunder and likely to be paid without enforcement measures for all Management Service Agreements or fail to use commercially reasonable efforts to enforce the terms thereof or to effect renewals thereof on terms not less favorable to the Borrowers than those then in effect;

            (h) permit MI to trade on any metal exchange in any metal other than Allowed LME Traded Metal, or permit SMC to trade in any metal on any metal exchange; provided, however, that nothing herein shall prohibit or prevent SMC from engaging in hedging transactions in the ordinary course of its business, consistent with past practices;

            (i) (i) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, (ii) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, (iii) generate any Hazardous Substances on any of the Real Estate, (iv) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate or (v) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law which, in any such case, would be reasonably likely to have a Materially Adverse Effect;

            (j) (i) amend, supplement or otherwise modify the terms of the Indentures, the Senior Secured Notes or any of the Senior Secured Note Documents without the consent of the Agent and each of the Banks except for any such amendment, supplement or modification which would not (A) in the reasonable judgment of the Agent, adversely effect the enforceability of any of the Loan Documents or any of the Agent's or the Banks' rights

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thereunder or the validity, priority or perfection of any Lien granted under the
Security Documents, (B) in the reasonable judgment of the Agent, have a materially adverse effect on the financial condition or business operations of any of the Borrowers, the Guarantors and MCL, (C) amend or modify the rate of interest payable in respect of the Senior Secured Notes or the maturity or principal installment payment schedule in respect of the Senior Secured Notes,
(D) amend or modify any Lien subordination provisions contained in any of the Senior Secured Note Documents or otherwise expand or modify the Liens granted in favor of the Trustee and the holders of the Senior Secured Notes (other than as expressly provided in the Senior Secured Note Documents as in effect on the Closing Date), (E) increase the required percentage of holders of the Senior Secured Notes necessary to amend or waive any provision of the Senior Secured Note Documents or decrease the required percentage of holders of the Senior Secured Notes necessary to accelerate the maturity of the Senior Secured Notes, or (F) amend, modify or supplement any affirmative or negative covenants contained in the Senior Secured Note Documents, any collateral disposition or release provisions or related redemption provisions contained in the Senior Secured Note Documents, any default or event of default provisions contained in the Senior Secured Note Documents or the change of control definitions or related redemption provisions contained in the Senior Secured Note Documents, in any such case in a manner less favorable to the Borrowers than that in effect on the Closing Date; or (ii) use (A) more than $15,000,000 of the initial Loans and Letters of Credit hereunder or (B) any other Loans or Letters of Credit hereunder, to reduce the principal amount of the Senior Secured Notes, whether directly from the proceeds of such Loans or indirectly from the issuance of such Letters of Credit (thereby permitting funds held in favor of the beneficiaries to be released for purposes of reducing the principal amount of the Senior Secured Notes);

            (k) notwithstanding anything herein to the contrary, MHC shall not engage in any trade or business, incur any Indebtedness other than pursuant to the Guaranty, incur any liabilities other than nominal expenses necessary to maintain its corporate existence, hold or own any assets or property other than the capital stock of its Subsidiaries as set forth on Schedule 7(l) hereto, or sell, pledge, encumber or transfer or cause or permit the sale, pledge, encumbrance or transfer of the capital stock of any of its direct or indirect Subsidiaries set forth on Schedule 7(l) hereto except for any pledge thereof in favor of the Agent for the benefit of the Banks and the Agent; or

            (l) notwithstanding anything herein to the contrary, (i) cause or permit Tantalum Corporation to engage in any trade or business, incur any Indebtedness or liabilities (other than existing Indebtedness owing to MI on the date hereof minus the amount of any

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repayments thereof made after the date hereof), or hold or own any assets or property (other than an intercompany receivable from MI existing on the date hereof) or (ii) make any loans to, or other investments in, Tantalum Corporation (other than the contribution to the capital of Tantalum Corporation by MI of the above described existing Indebtedness of Tantalum Corporation to MI); or

      ss.9.3. Financial Covenants. Each of the Borrowers and each of the Guarantors agrees that so long as there are any Loans, Notes, Unpaid Reimbursement Obligations or Letters of Credit outstanding or any Bank has any obligation to make Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit and until the payment and satisfaction in full in cash of all of the Obligations, the Borrowers will not, the Guarantors will not, and the Borrowers will not cause or permit the Guarantors to:

            (a) permit the ratio of Adjusted Operating Cash Flow to Total Debt Service (i) for the fiscal quarter of the Subsidiaries of MI ending June 30, 1997, (ii) for the period of two consecutive fiscal quarters of the Subsidiaries of MI ending on September 30, 1997, (iii) for the period of three consecutive fiscal quarters of the Subsidiaries of MI ending on December 31, 1997, or (iv) for any period of four consecutive fiscal quarters of the Subsidiaries of MI ending on or after March 31, 1998, to be less than the respective ratio set forth opposite each such fiscal quarter ending date in the table below:

         6/30/97                1.10:1.00

         9/30/97                1.10:1.00

        12/31/97                1.10:1.00

         3/31/98                1.10:1.00

         6/30/98                1.10:1.00

         9/30/98                1.10:1.00

        12/31/98                1.10:1.00

         3/31/99                1.10:1.00

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         6/30/99                1.25:1.00

         9/30/99                1.25:1.00

        12/31/99                1.25:1.00

            (b) permit EBITDA for any fiscal quarter of the Subsidiaries of MI to be less than $1,000,000.

      ss.10. EVENTS OF DEFAULT; ACCELERATION. If any of the following events ("Events of Default") shall occur:

            (a) the Borrowers or the Guarantors shall fail to pay when due and payable any principal of the Loans or any Reimbursement Obligations not funded by a Loan pursuant to ss.2.1(d) when the same becomes due and payable hereunder, or any interest or other sum due under any of the Loan Documents within five (5) days following the date when the same becomes due and payable thereunder;

            (b) the Borrowers or the Guarantors shall fail to perform any term, covenant or agreement contained in ss.9.1(d)(A) or (B), ss.9.1(e), ss.9.2 or ss.9.3;

            (c) the Borrowers or the Guarantors shall fail to perform any other term, covenant or agreement contained in any of the Loan Documents after the Agent has given written notice of such failure to the Borrowers and a period of thirty (30) days has passed without such failure having been cured or remedied;

            (d) any representation or warranty of the Borrowers or the Guarantors in any of the Loan Documents or in any document, certificate or other paper or notice given in connection therewith shall have been false or misleading in any material respect at the time made or deemed to have been made or repeated;

            (e) any of the Borrowers, the Guarantors or MCL (i) shall be in default under (A) the Senior Secured Note Documents, (B) any agreement or agreements (other than the Loan Documents) evidencing Indebtedness owing to the Agent or any Bank, or any affiliates of the Agent or any Bank, or (C) any agreement or agreements evidencing other Indebtedness for or in respect of borrowed money or capitalized leases in excess of

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$1,000,000 in aggregate principal amount, or (ii) shall fail to pay any such
Indebtedness specified in clauses (i)(A), (B) or (C) when due, or within any applicable period of grace;

            (f) any of the Loan Documents executed and delivered shall cease to be in full force and effect, or the Agent's Liens, for the benefit of the Banks and the Agent, on substantially all of the Collateral shall fail to be perfected at any time or shall fail to have the priority contemplated hereby at any time;

            (g) any of the Borrowers, the Guarantors, MCL or any of the other Material Subsidiaries (i) shall make an assignment for the benefit of creditors,
(ii) shall be adjudicated bankrupt or insolvent, (iii) shall seek the appointment of, or be the subject of an order appointing, a trustee, liquidator or receiver as to all or part of its assets, (iv) shall commence, approve or consent to, any case or proceeding under any bankruptcy, reorganization or similar law and, in the case of an involuntary case or proceeding, such case or proceeding is not dismissed within sixty (60) days following the commencement thereof, or (v) shall be the subject of an order for relief in an involuntary case under federal bankruptcy law;

            (h) any of the Borrowers, the Guarantors, MCL or any of the other Material Subsidiaries shall be generally unable to pay its debts as they mature;

            (i) notwithstanding the occurrence of the Effective Date, the Confirmation Order shall be revoked or there shall occur a material default under the Plan which default, in the reasonable opinion of the Agent, would enable the conversion of the Cases to a case under Chapter 7 of the Bankruptcy Code;

            (j) there shall remain undischarged for more than thirty (30) days any final judgment or execution action against any of the Borrowers, the Guarantors or MCL that, together with other outstanding claims and execution actions exceeds $1,000,000 in the aggregate;

            (k) any of the Borrowers, the Guarantors or MCL shall be enjoined from conducting any part of its business, or there shall occur any disruption to such business or loss or damage to the Borrowers' inventory, in each case where such condition would reasonably be likely to have a Materially Adverse Effect;

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            (l) (i) any person or group of persons (within the meaning of
Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of more than 50% of the outstanding shares of common stock of MI; (ii) during any consecutive two-year period, individuals who were directors of MI on the first day of such period (together with any new directors whose election by the board of directors of MI or whose nomination for election by the stockholders of MI was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) shall cease for any reason to constitute a majority of the board of directors of MI; or (iii) a "Change of Control", as defined under the Indenture, shall occur;

            (m) there shall occur a default by a Service Company (as defined in the Management Service Agreements), other than Gesellshaft fuer Elektrometallurgic m.b.H or Elektrowerk Weisweiler GmbH, under the terms of any of the Management Service Agreements which results in a loss of revenue to the Borrowers under the Management Service Agreements in excess of $300,000 in the aggregate during any fiscal year; or

            (n) with respect to an employee benefit plan within the meaning of ss.3.2 of ERISA maintained or contributed to by either Borrower or any ERISA Affiliate, the benefits of which are guaranteed upon termination in full or in part by the PBGC (other than a multiemployer plan) (each a "Guaranteed Pension Plan"), a "reportable event" within the meaning of ss.4043 of ERISA for which the PBGC requires 30 day notice shall have occurred which the Majority Banks reasonably believe could reasonably be expected to result in the liability of either of the Borrowers or any of their Subsidiaries or any Guarantor to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $1,000,000 and such event could reasonably be expected to constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Guaranteed Pension Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

THEN, or at any time thereafter:

                  (1) In the case of any Event of Default under clause (g) or
(h), the Commitments shall automatically terminate, the Agent shall be relieved of all further
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obligations to issue, extend or renew Letters of Credit, and the Banks shall be relieved of all further obligations to make Loans or to participate in the issuance, renewal or extension of any Letters of Credit, and the entire unpaid principal amount of the Loans, all interest accrued and unpaid thereon, all Unpaid Reimbursement Obligations, and all other amounts payable thereunder and under the other Loan Documents shall automatically become forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by each of the Borrowers, and the Agent may, and upon the request of the Majority Banks shall, require that cash be delivered to the Agent in the amount of 105% of the Maximum Drawing Amount to be held by the Agent, for the benefit of the Banks and the Agent, as cash collateral for all Reimbursement Obligations; and

                  (2) In the case of any Event of Default other than (g) and (h) which shall have occurred and be continuing, the Agent may, and upon the request of the Majority Banks shall, by written notice to the Borrowers, terminate the Commitments and/or declare the unpaid principal amount of the Loans, all interest accrued and unpaid thereon, all Unpaid Reimbursement Obligations, and all other amounts payable hereunder and under the other Loan Documents to be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each of the Borrowers, and the Agent may, and upon the request of the Majority Banks shall, require that cash be delivered to the Agent in the amount of 105% of the Maximum Drawing Amount to be held by the Agent, for the benefit of the Banks and the Agent, as cash collateral for all Reimbursement Obligations.

      In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to this ss.10, each Bank, if owed any amount with respect to the Loans or the Reimbursement Obligations, may, with the consent of the Majority Banks but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank. No remedy herein conferred upon any Bank or the Agent or the holder of any Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall

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be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

      ss.11. DISTRIBUTION OF COLLATERAL PROCEEDS. In the event that following the occurrence and during the continuance of an Event of Default, the Agent or any Bank, as the case may be, receives any monies, whether pursuant to ss.2.3(c), ss.10 or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

                  (a) First, to the payment of, or (as the case may be) the reimbursement of the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent, for the benefit of the Agent and the Banks, under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

                  (b) Second, to all other Obligations in such order or preference as the Majority Banks may determine; provided, however, that distributions in respect of (i) such Obligations shall be made pari passu among Obligations with respect to the Collateral administration fees payable pursuant to the Fee Letter and all other Obligations and (ii) Obligations owing to the Banks with respect to each type of Obligation such as interest, principal, fees and expenses, shall be made among the Banks pro rata; and provided, further, that the Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable (including the retaining, in the Agent's discretion following two days' prior written notice of the occurrence of an Event of Default given to the Borrowers by the Agent, of a portion or all of such monies to provide cash collateral in an amount equal to 105% of the Maximum Drawing Amount to secure Reimbursement Obligations);

                  (c) third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to each of the Banks and the Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to ss.9-

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      504(1)(c) of the Uniform Commercial Code of the Commonwealth of
      Massachusetts; and

                  (d) Fourth, the excess, if any, shall be returned to the Borrowers or to such other Persons as are entitled thereto.

      ss.12. SETOFF. Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to the Borrowers and any securities or other property of either of the Borrowers in the possession of such Bank may be applied to or set off by such Bank against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of either of the Borrowers to such Bank. Each of the Banks agrees with each other Bank that (a) if an amount to be set off is to be applied to Indebtedness of either of the Borrowers to such Bank, other than Indebtedness evidenced by the Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, and (b) if such Bank shall receive from either of the Borrowers, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by, or constituting Reimbursement Obligations owed to, such Bank by proceedings against either of the Borrowers at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by, or Reimbursement Obligations owed to, such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by, and Reimbursement Obligations owed to, all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it or Reimbursement obligations owed it, its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

      ss.13. THE AGENT.

      ss.13.1. Authorization.
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            (a) The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent.

            (b) The relationship between the Agent and each of the Banks is that of an independent contractor. The use of the term "Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Agent and each of the Banks. Nothing contained in this Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Agent and any of the Banks.

            (c) As an independent contractor empowered by the Banks to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Agent is nevertheless a "representative" of the Banks, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Banks and the Agent with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Banks and the Agent.

      ss.13.2. Employees and Agents. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrowers.

      ss.13.3. No Liability. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences

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of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

      ss.13.4. No Representations. The Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Notes, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrowers or any of their Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or to inspect any of the properties, books or records of the Borrowers or any of their Subsidiaries. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrowers or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the credit worthiness or financial conditions of the Borrowers or any of their Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

      ss.13.5. Payments; Distributions; Delinquent Banks.

            (a) A payment by the Borrowers to the Agent hereunder or any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees promptly to distribute to each Bank such Bank's pro rata share of payments received by the Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

            (b) If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make

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distribution shall have been adjudicated by a court of competent jurisdiction.
If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

            (c) Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Bank that fails (i) to make available to the Agent its pro rata share of any Loan or to purchase any Letter of Credit Participation or (ii) to comply with the provisions of ss.12 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrowers, whether on account of outstanding Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and Unpaid Reimbursement Obligations of the nondelinquent Banks, the Banks' respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

      ss.13.6. Holders of Notes. The Agent may deem and treat the payee of any Note or the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

      13.7. Indemnity. The Banks ratably agree hereby to indemnify and hold harmless the Agent and its affiliates from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which any of the Agent or its affiliates has not been reimbursed by the Borrower as required by

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ss.16(a)), and liabilities of every nature and character arising out of or related to this Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's or any such affiliate's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's or any such affiliate's willful misconduct or gross negligence.

      ss.13.8. Agent as Bank. In its individual capacity, FNBB shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes and as the purchaser of any Letter of Credit Participations, as it would have were it not also the Agent.

      ss.13.9. Resignation. The Agent may resign at any time by giving sixty
(60) days prior written notice thereof to the Banks and the Borrowers. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrowers. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Corporation. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

      ss.13.10. Notification of Defaults and Events of Default. Each Bank hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Agent thereof. The Agent hereby agrees that upon receipt of any notice under this ss.13.10 it shall promptly notify the other Banks of the existence of such Default or Event of Default.

      ss.13.11. Duties in the Case of Enforcement. In case one of more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent shall, if (a) so requested by the Majority Banks and (b) the Banks have provided to the Agent such additional indemnities and assurances against expenses

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and liabilities as the Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Majority Banks may direct the Agent in writing as to the method and the extent of any such sale or other disposition, the Banks hereby agreeing to indemnify and hold the Agent, harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

      ss.14. ASSIGNMENT AND PARTICIPATION.

      ss.14.1. Conditions to Assignment by Banks. Except as provided herein, each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, the Notes held by it and its participating interest in the risk relating to any Letters of Credit); provided that (a) each of the Agent and, unless a Default or Event of Default shall have occurred and be continuing, the Borrowers shall have given its prior written consent to such assignment, which consent, in the case of the Borrowers, will not be unreasonably withheld, (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Agreement, (c) each assignment shall be in an amount that is at least equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof, (d) each Bank which is a Bank on the date hereof shall retain, free of any such assignment, an amount of its Commitment of not less than $5,000,000, and (e) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register, an Assignment and Acceptance, substantially in the form of Exhibit D hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in ss.14.3, be released from its obligations under this Agreement.
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      ss.14.2. Certain Representations and Warranties; Limitations; Covenants.
By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

                  (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage,

                  (b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers and their Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrowers and their Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

                  (c) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in ss.7(e) and ss.9.1(a) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

                  (d) such assignee will, independently and without reliance upon the assigning Bank, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

                  (e) such assignee represents and warrants that it is an Eligible Assignee;
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                  (f) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

                  (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Bank;

                  (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; and

                  (i) such assignee acknowledges that it has made arrangements with the assigning Bank satisfactory to such assignee with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Letters of Credit.

      ss.14.3. Register. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentage of, and principal amount of the Loans owing to and Letter of Credit Participations purchased by, the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $1,000.

      ss.14.4. New Notes. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrowers and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they
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are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such in Assignment and Acceptance and shall otherwise be substantially the form of the assigned Notes. The surrendered Notes shall be cancelled and returned to the Borrowers.

      ss.14.5. Participations. Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Agreement and the other Loan Documents; provided that (a) each such participation shall be in an amount that is at least equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof, (b) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrowers and (c) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Bank as it relates to such participant, reduce the amount of any commitment fees or Letter of Credit Fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

      ss.14.6. Disclosure. Each of the Borrowers agrees that in addition to disclosures made in accordance with standard and customary banking practices any Bank may disclose information obtained by such Bank pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or participants shall agree (a) to treat in confidence such information unless such information otherwise becomes public knowledge, (b) not to disclose such information to a third party, except as required by law or legal process and (c) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

      ss.14.7. Assignee or Participant Affiliated with the Borrowers. If any assignee Bank is an affiliate of the Borrowers, then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to ss.10, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to such assignee Bank's interest in any of the Loans. If any Bank sells a participating interest in any of the Loans or Reimbursement Obligations to a participant, and such participant is one of the Borrowers or an affiliate of one
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of the Borrowers, then such transferor Bank shall promptly notify the Agent of the sale of such participation. A transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to ss.10 to the extent that such participation is beneficially owned by either of the Borrowers or any affiliate of either of the Borrowers, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to the interest of such transferor Bank in the Loans to the extent of such participation.

      ss.14.8. Miscellaneous Assignment Provisions. Any assigning Bank shall retain its rights to be indemnified pursuant to ss.16(b) with respect to any claims or actions arising prior to the date of such assignment. All assignee Banks and all participants in the Obligations which are Non-U.S. Lenders shall comply with the provisions of ss.5(f)(iv) hereof. Anything contained in this ss.14 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under ss.4 of the Federal Reserve Act, 12 U.S.C. ss.341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

      ss.14.9. Assignment by Borrowers. Neither of the Borrowers shall assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

      ss.15. CONSENTS, AMENDMENTS, WAIVERS, ETC. Any consent or approval required or permitted by this Agreement to be given by all of the Banks may be given, and any term of this Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrowers or any of their Subsidiaries of any terms of this Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrowers and the written consent of the Majority Banks. Notwithstanding the foregoing, (a) the rate of interest on the Notes (other than interest accruing pursuant to ss.2.2(b) following the effective date of any waiver by the Majority Banks of the Default or Event of Default relating thereto), the term of the Notes, the amount of the Commitments of the Banks, and the amount of commitment fee or Letter of Credit Fees hereunder may not be changed without the written consent of the Borrowers and the written consent of each Bank affected thereby; (b) the definition of Majority Banks may not be amended without the written consent of all of the Banks; (c) all or a material portion of the Collateral may not be released without the written consent of all of the Banks (other than a release of any Stock Collateral, as defined in each of the Stock Pledge Agreements, with respect to which the written consent of only the Majority Banks shall be required); (d) no Guarantor may be released from its guaranty of the Obligations pursuant to ss.6.4 hereof without the written consent of all of the Banks; (e) no amendments or waivers hereto which are necessary to permit the making of Loans or the issuance, extension or renewal of Letters of Credit hereunder such that the Total Outstandings hereunder shall exceed the Borrowing Base by more than $200,000 shall be made without the written consent of all of the Banks (provided that nothing herein shall be construed as an agreement or waiver permitting any Loans or Letters of Credit to be made hereunder such that the Total Outstandings would exceed the Borrowing Base, and any such overadvance would be required to be made in accordance with the immediately preceding sentence and this clause (e)); (f) the advance rates set forth in the definitions of Borrowing Base and Canadian Borrowing Base may not be increased above those in effect on the Closing Date without the written consent of all of the Banks; (g) the $5,000,000 reserve provided for in clause (d) of the definition of Borrowing Base may not be amended without the written consent of the Super-Majority Banks, and (h) the amount of the Collateral administration fee or any Letter of Credit Fees payable for the Agent's account and ss.13 may not be amended without the written consent of the Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrowers shall entitle the Borrowers to other or further notice or demand in similar or other circumstances.

      ss.16. MISCELLANEOUS.

            (a) The Borrowers jointly and severally agree to pay (i) the reasonable costs of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (ii) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Banks (other than taxes expressly excluded from the definition of the term Taxes, and without duplication of any Taxes (as defined in ss.5(f)(i))) on or with respect to the transactions contemplated by this Agreement (the Borrowers hereby jointly and severally agreeing to indemnify the Agent and each Bank with respect thereto), (iii) the reasonable fees, expenses and disbursements of the Agent's Special Counsel or any local counsel to the Agent incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (iv) the fees, expenses and disbursements of the Agent and its affiliates incurred by the Agent and its affiliates in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, including all title insurance premiums and surveyor, engineering and appraisal charges, and including all due diligence fees, expenses and disbursements of the Agent and its affiliates, including without limitation, the fees and expenses of environmental and other consultants hired by the Agent in connection with such due diligence, (v) any fees, costs, expenses and bank charges, including bank charges for returned checks, incurred by the Agent in establishing, maintaining or handling agency accounts, lock box accounts and other accounts for the collection of any of the Collateral; (vi) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of any Bank or the Agent, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Bank or the Agent in connection with (A) the enforcement of or preservation of rights under any of the Loan Documents against the Borrowers or any of their Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and
(B) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Bank's or the Agent's relationship with the Borrowers or any of their Subsidiaries and (vii) all reasonable fees, expenses and disbursements of any Bank or the Agent incurred in connection with UCC searches, UCC filings or mortgage recordings. The covenants of this ss.16(a) shall survive payment or satisfaction of all other Obligations.

            (b) The Borrowers jointly and severally agree to indemnify and hold harmless the Agent, its affiliates and the Banks from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (i) any actual or proposed use by the Borrowers or any of their Subsidiaries of the proceeds of any of the Loans or Letters of Credit, (ii) the reversal or withdrawal of any provisional credits granted by the Agent upon the transfer of funds from bank agency or lock box accounts or in connection with the provisional honoring of checks or other items, (iii) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrowers or any of their Subsidiaries comprised in the Collateral, (iv) the Borrowers or any of their Subsidiaries entering into or performing this Agreement or any of the other Loan Documents or (v) with respect to the Borrowers and their Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however, that the foregoing indemnity will not, as to any indemnified person, apply to losses, claims, damages, liabilities or related expenses to the extent that they have been determined by a court of competent jurisdiction by final order to arise from the bad faith, willful misconduct or gross negligence of such indemnified person. In litigation, or the preparation therefor, the Banks and the Agent shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrowers jointly and severally agree to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrowers under this ss.16(b) are unenforceable for any reason, each of the Borrowers hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this ss.16(b) shall survive payment or satisfaction in full of all other Obligations.

            (c) Except as otherwise expressly provided in this Agreement, all notices and other communications made or required to be given pursuant to this Agreement or the Notes or any Letter of Credit Applications shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

                  (i) if to the Borrowers or the Guarantors, c/o Metallurg, Inc. at 6 East 43rd Street, 12th Floor, New York, New York 10017, Attention:
      Barry C. Nuss, Vice President, or at such other address for notice as the Borrowers shall last have furnished in writing to the Person giving the notice;

                  (ii) if to the Agent, at 100 Federal Street, Boston, Massachusetts 02110, USA, Attention: James J. Ward, Vice President, or such other address for notice as the Agent shall last have furnished in writing to the Person giving the notice; and

                  (iii) if to any Bank, at such Bank's address set forth on
      Schedule 1 hereto, or such other address for notice as such Bank shall have last furnished in writing to the Person giving the notice.

Any such notice or demand shall be deemed to have been duly given or made and to have become effective (A) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and (B) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof. Any notice or election required to be made by or on behalf of the Borrowers hereunder may be made by MI on behalf of both of the Borrowers.

            (d) This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns, but neither the Borrowers nor the Guarantors may assign its rights or obligations hereunder.

            (e) No failure or delay by the Agent or any Bank to exercise any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other right, power or privilege. The provisions of this Agreement are severable and if any one provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, such invalidity or unenforceability shall affect only such provision in such jurisdiction. This Agreement, together with all Exhibits and Schedules hereto, expresses the entire understanding of the parties with respect to the transactions contemplated hereby. This Agreement and any amendment hereof may be executed in several counterparts, each of which shall be an original, and all of which shall constitute one agreement. In proving this Agreement, it shall not be necessary to produce more than one such counterpart executed by the party to be charged. THIS AGREEMENT AND THE NOTES ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL BE CONSTRUED IN ACCORDANCE THEREWITH AND GOVERNED THEREBY. EACH OF THE BORROWERS AND THE GUARANTORS AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWERS AND THE GUARANTORS BY MAIL AT THE ADDRESS SPECIFIED

IN ss.16(c). EACH OF THE BORROWERS AND THE GUARANTORS HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT. Each of the Borrowers and the Guarantors, as an inducement to the Agent and the Banks to enter into this Agreement, hereby waives its right to a jury trial with respect to any action arising in connection with any Loan Document.

      IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first above written.

                                        METALLURG, INC.


                                        By:
                                           -------------------------------
                                             Name:
                                             Title:

                                        SHIELDALLOY METALLURGICAL
                                        CORPORATION


                                        By:
                                           -------------------------------
                                             Name:
                                             Title:

                                        METALLURG SERVICES, INC.,
                                        as a Guarantor


                                        By:
                                           -------------------------------
                                             Name:
                                             Title:

                                        MIR (CHINA), INC.,
                                        as a Guarantor


                                        By:
                                           -------------------------------
                                             Name:
                                             Title:

                                        METALLURG HOLDINGS
                                         CORPORATION,
                                        as a Guarantor


                                        By:
                                           -------------------------------
                                             Name:
                                             Title:

                                        THE FIRST NATIONAL BANK
                                        OF BOSTON, individually and as Agent


                                        By:
                                           -------------------------------------
                                              Name:
                                              Title:

                                        BTM CAPITAL CORPORATION


                                        By:
                                           -------------------------------------
                                              Name:
                                              Title:

                                        BANK OF SCOTLAND


                                        By:
                                           -------------------------------------
                                              Name:
                                              Title:

                                        NATIONAL BANK OF CANADA


                                        By:
                                           -------------------------------------
                                              Name:
                                              Title:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                FIRST AMENDMENT

      FIRST AMENDMENT dated as of April 28, 1997 (this "Amendment"), by and among (a) METALLURG, INC., a Delaware corporation ("MI"), having its principal place of business at 6 East 43rd Street, New York, New York 10017, and SHIELDALLOY METALLURGICAL CORPORATION, a Delaware corporation ("SMC"), having its principal place of business at 12 West Boulevard, Newfield, New Jersey 08344 (MI and SMC are collectively referred to herein as the "Borrowers"); (b) METALLURG SERVICES, INC., a New York corporation ("MSI"), having its principal place of business at 6 East 43rd Street, New York, New York 10017, MIR (CHINA), INC., a Delaware corporation ("MIR China"), having its principal place of business at 6 East 43rd Street, New York, New York 10017, and METALLURG HOLDINGS CORPORATION, a New Jersey corporation ("MHO"), having its principal place of business at 12 West Boulevard, Newfield, New Jersey 08344 (MSI, MIR China and MHO are collectively referred to herein as the "Guarantors"); (c) BANKBOSTON, N.A. (formerly known as The First National Bank of Boston), a national banking association, as agent (in such capacity the "Agent") for itself and the other financial institutions from time to time parties to the Loan Agreement referred to below (collectively, the "Banks"); and (d) the BANKS, amending certain provisions of the Loan Agreement dated as of April 14, 1997, by and among the Borrowers, the Guarantors, the Agent and the Banks (as amended or modified and in effect from time to time, the "Loan Agreement"). Terms not otherwise defined herein which are defined in the Loan Agreement shall have the respective meanings herein assigned to such terms in the Loan Agreement.

      WHEREAS, the Borrowers have requested that the Agent and the Banks agree to amend the terms of the Loan Agreement in certain respects;

      WHEREAS, the Agent and the Banks are willing to amend the terms of the Loan Agreement in such respects, upon the terms and subject to the conditions contained herein; and

      WHEREAS, the Guarantors have no objections to such amendments;

      NOW, THEREFORE, in consideration of the mutual agreements contained in the Loan Agreement, herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      ss.1. Amendment of ss.1 of the Loan Agreement. Section 1 of the Loan Agreement is hereby amended by restating the definition of "Specified Letters of Credit" appearing therein to read in its entirety as follows:

            "Specified Letters of Credit: The Letters of Credit issued or to be issued hereunder for the benefit of the New Jersey Department of Environmental Protection pursuant to Section 24 of the US/NJ Environmental Settlement Agreement (as defined in the Plan), and the Letter of Credit in the amount of $1,500,000 issued or to be issued hereunder for the benefit of the Nuclear Regulatory Commission."

      ss.2. Amendment of ss.3.1(a) of the Loan Agreement. Section 3.1(a) of the Loan Agreement is hereby amended by deleting the reference to the Dollar amount "$30,000,000" appearing therein and replacing it with a reference to the Dollar amount "$35,000,000".

      ss.3. Representations, Warranties and Covenants; No Default; Authorization. Each of the Borrowers and Guarantors hereby represents, warrants and covenants to the Agent and the Banks as follows:

      (a) Each of the representations and warranties of such Borrower or Guarantor contained in the Loan Agreement was true as of the date as of which it was made and is true as and at the date of this Amendment, and no Default or Event of Default has occurred and is continuing as of the date of this Amendment;

      (b) This Amendment has been duly authorized, executed and delivered by each of the Borrowers and Guarantors and is in full force and effect; and

      (c) Upon the execution and delivery of this Amendment by the respective parties hereto, this Amendment shall constitute the legal, valid and binding obligation of the Borrowers and the Guarantors, enforceable in accordance with its terms, except that the enforceability thereof may be subject to any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally.

      ss.4. Conditions to Effectiveness. The effectiveness of this Amendment shall be subject to the due execution and delivery to the Agent of this Amendment by each of the Borrowers, the Guarantors, the Agent and the Banks.

      ss.5. Ratification, etc. Except as expressly amended hereby, the Loan Agreement and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects. All references in the Loan Agreement or any related agreement or instrument to the Loan Agreement shall hereafter refer to the Loan Agreement as amended hereby.

      ss.6. No Implied Waiver. Except as expressly provided herein, nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, any other obligations of any of the Borrowers or Guarantors or any right of the Agent or any Bank consequent thereon.

      ss.7. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

      ss.8. Governing Law. THIS AMENDMENT SHALL FOR ALL PURPOSES BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE
COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICTS
OF LAW).

      IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as a sealed instrument as of the date first above written.

                         METALLURG, INC.,


                         By:____________________________
                         Name:
                         Title:

                         SHIELDALLOY METALLURGICAL
                         CORPORATION,


                         By:____________________________
                         Name:
                         Title:

                         METALLURG SERVICES, INC.,
                         guarantor


                         By:___________________________
                         Name:
                         Title:

                         MIR (CHINA), INC.,
                         guarantor


                         By:___________________________
                         Name:
                         Title:

                         METALLURG HOLDINGS CORPORATION,
                         guarantor


                         By:___________________________
                         Name:
                         Title:

                         BANKBOSTON, N.A. (formerly known as
                         The First National Bank of Boston),
                         individually and as Agent


                         By:____________________________
                         Name:
                         Title:

                         BTM CAPITAL CORPORATION


                         By:____________________________
                         Name:
                         Title:

                         BANK OF SCOTLAND


                         By:____________________________
                         Name:
                         Title:

                         NATIONAL BANK OF CANADA


                         By:____________________________
                         Name:
                         Title:

                         By:____________________________
                         Name:
                         Title:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               SECOND AMENDMENT

      SECOND AMENDMENT dated as of October 20, 1997 (this "Amendment"), by and among (a) METALLURG, INC., a Delaware corporation ("MI"), having its principal place of business at 6 East 43rd Street, New York, New York 10017, and SHIELDALLOY METALLURGICAL CORPORATION, a Delaware corporation ("SMC"), having its principal place of business at 12 West Boulevard, Newfield, New Jersey 08344 (MI and SMC are collectively referred to herein as the "Borrowers"); (b) METALLURG SERVICES, INC., a New York corporation ("MSI"), having its principal place of business at 6 East 43rd Street, New York, New York 10017, MIR (CHINA), INC., a Delaware corporation ("MIR China"), having its principal place of business at 6 East 43rd Street, New York, New York 10017, and METALLURG HOLDINGS CORPORATION, a New Jersey corporation ("MHC"), having its principal place of business at 12 West Boulevard, Newfield, New Jersey 08344 (MSI, MIR China and MHC are collectively referred to herein as the "Guarantors"); (c) BANKBOSTON, N.A. (formerly known as The First National Bank of Boston), a national banking association, as agent (in such capacity the "Agent") for itself and the other financial institutions from time to time parties to the Loan Agreement referred to below (collectively, the "Banks"); and (d) the BANKS, amending certain provisions of the Loan Agreement dated as of April 14, 1997, by and among the Borrowers, the Guarantors, the Agent and the Banks (as amended or modified and in effect from time to time, the "Loan Agreement"). Terms not otherwise defined herein which are defined in the Loan Agreement shall have the respective meanings herein assigned to such terms in the Loan Agreement. In addition, FNBB, acting through its Frankfurt-am-Main branch office, hereby joins in this Amendment for the purposes set forth herein.

      WHEREAS, FNBB, acting through its Frankfurt-am-Main branch office, and certain Subsidiaries (collectively, the "German Borrowers") of the Borrowers and Guarantors are entering into a Loan Agreement as of the date hereof (the "German Loan Agreement"),pursuant to which FNBB shall make loans and otherwise extend credit to or for the account of the German Borrowers;

      WHEREAS, it is a condition precedent to FNBB's willingness to so extend credit to or for the account of the German Borrowers that the Borrowers, the Guarantors and the Banks agree to amend the terms of the Loan Agreement in certain respects to, among other things, provide for the guaranty by the Borrowers and Guarantors of all obligations of the German Borrowers under the German Loan Agreement and to provide for the participation of the Banks in such extensions of credit made by FNBB to or for the account of the German Borrowers; and

      WHEREAS, the parties hereto are willing to so amend the terms of the Loan Agreement as hereinafter more fully set forth, upon the terms and subject to the conditions contained herein;

      NOW, THEREFORE, in consideration of the mutual agreements contained in the Loan Agreement, herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      ss.1. Amendment of Preamble to the Loan Agreement. The preamble to the Loan Agreement is hereby amended by adding the following new sentence at the end of the first paragraph of the Loan Agreement:

      "In addition, BankBoston, N.A. (formerly known as The First National Bank of Boston), acting through its Frankfurt-am-Main branch office, by its signature to the Second Amendment as of the Second Amendment Effective Date, agrees to join this Agreement and be bound by the provisions hereof as the German Lender (as such term is hereinafter defined) hereunder."

      ss.2. Amendment of ss.1 of the Loan Agreement. Section 1 of the Loan Agreement is hereby amended as follows:

      (a) by restating the definitions of "Commitment", "FNBB", "Majority Banks", "Obligations", "Settlement Date", "Super-Majority Banks" and "Total Outstandings" appearing therein to read in their respective entireties as follows:

            "Commitment: With respect to each Bank, the amount set forth on
      Schedule 1 hereto as the amount of such Bank's commitment (a) to make Loans to and to participate in the issuance, extension and renewal of Letters of Credit for the account of, the Borrowers, and (b) to purchase risk participations from the German Lender in the German Loans and the German Collateral Instruments, in each case as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero. The aggregate Commitments of all the Banks as of the Second Amendment Effective Date shall initially be $50,000,000."

            "FNBB: BankBoston, N.A. (formerly known as The First National Bank of Boston), a national banking association, in its individual capacity."

            "Majority Banks: As of any date (a) the Banks holding at least fifty-one percent (51%) of the sum of (i) the outstanding principal amount of the Notes on such date plus (ii) the Letter of Credit Participations of all of the Banks in the sum of (A) the Maximum Drawing Amount on such date plus (B) any Unpaid Reimbursement Obligations on such date plus (iii) the Dollar Equivalent of the aggregate participating interests of all the Banks in the German Outstandings; and (b) if no such principal amount of the Notes and no Letters of Credit are outstanding and there are no German Outstandings, the Banks whose aggregate Commitments constitute at least fifty-one percent (51%) of the Total Commitment."

            "Obligations: All indebtedness, obligations and liabilities of the Borrowers and the Guarantors to any of the Banks, the German Lender and the Agent, individually or collectively, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement

      (including the Guaranty and the German Guaranty hereunder) or any other Loan Document or any Foreign Exchange Contract or in respect of any of the Loans or German Loans made or Reimbursement Obligations or German Reimbursement Obligations incurred or any obligations under any Foreign Exchange Contract or any of the Notes, Letter of Credit Applications, Letters of Credit, German Collateral Instruments or other instruments at any time evidencing any thereof."

            "Settlement Date: (a) The Drawdown Date relating to any Loan Request, (b) Friday of each week, or if Friday is not a Business Day, the Business Day immediately following such Friday, (c) the Business Day immediately following the Agent's becoming aware of the existence of an Event of Default, (d) any Business Day on which the amount of Loans outstanding from FNBB plus FNBB's Commitment Percentage of the sum of the Maximum Drawing Amount, any Unpaid Reimbursement Obligations and the Dollar Equivalent of any German Outstandings is equal to or greater than FNBB's Commitment Percentage of the Total Commitment, (e) the Business Day immediately following any Business Day on which the amount of Loans outstanding increases or decreases by more than $5,000,000 as compared to the previous Settlement Date, (f) any day on which any conversion of a Base Rate Loan to a Eurodollar Rate Loan occurs or (g) any Business Day on which (i) the amount of outstanding Loans decreases due to a repayment or prepayment pursuant to the provisions of ss.2.3 or otherwise, and (ii) the amount of the Agent's Loans outstanding equals zero Dollars ($0)."

            "Super-Majority Banks: As of any date (a) the Banks holding at least eighty percent (80%) of the sum of (i) the outstanding principal amount of the Notes on such date plus (ii) the Letter of Credit Participations of all of the Banks in the sum of (A) the Maximum Drawing Amount on such date plus (B) any Unpaid Reimbursement Obligations on such date plus (iii) the Dollar Equivalent of the aggregate participating interests of all the Banks in the German Outstandings; and (b) if no such principal amount of the Notes and no Letters of Credit are outstanding and there are no German Outstandings, the Banks whose aggregate Commitments constitute at least eighty percent (80%) of the Total Commitment."

            "Total Outstandings: At any time of reference thereto, the sum of
      (a) the aggregate principal amount of the Loans outstanding at such time,
      (b) the Maximum Drawing Amount at such time, (c) any Unpaid Reimbursement Obligations at such time to the extent not included in the Maximum Drawing Amount, and (d) the Dollar Equivalent of the aggregate German Outstandings at such time."

            (c) by inserting the following new definitions of "Deutschemarks", "Dollar Equivalent", "German Borrowers", "German Borrowing Base", "German Collateral Instrument Fees", "German Collateral Instruments", "German Facility Reserve", "German Guaranty", "German Lender", "German Loan Agreement", "German Loan Documents", "German Loans", "German Maximum Drawing Amount", "German Obligations", "German Outstandings", "German Reimbursement Obligations", "German Risk Participation Fee", "German Unpaid Reimbursement Obligations", "Second Amendment" and "Second Amendment Effective Date":

            "Deutschemarks or DM: Deutschemarks in lawful currency of the Federal Republic of Germany."

            "Dollar Equivalent: On any date of determination, with respect to an amount denominated in Dollars, such amount of Dollars, and with respect to an amount denominated in Deutschemarks, the amount of Dollars required to purchase that amount of Deutschemarks at the spot rate of exchange quoted by the Agent in the Frankfurt foreign exchange market at or about 11:00 a.m. (Frankfurt time) on the date of determination for the purchase of Dollars with Deutschemarks."

            "German Borrowers: The "Borrowers", as defined in the German Loan Agreement."

            "German Borrowing Base: In the case of any German Borrower, the "Borrowing Base" of such German Borrower, for this purpose as the term Borrowing Base is defined in the German Loan Agreement."

            "German Collateral Instrument Fees: The "Collateral Instrument Fees", as defined in the German Loan Agreement; provided, that for purposes of this Agreement only, "German Collateral Instrument Fees" shall include only the per annum fee payable under the German Loan Agreement at the rate of 1.75% of the face amount of each German Collateral Instrument and shall not include any of the German Lender's customary issuance, amendment and other administrative processing fees which are payable under the German Loan Agreement, which customary issuance, amendment and other administrative processing fees shall be for the German Lender's own account."

            "German Collateral Instruments: The "Collateral Instruments", as defined in the German Loan Agreement."

            "German Facility Reserve: With respect to each German Borrower at any time, the Dollar Equivalent of the excess, if any, of (a) the sum of
      (i) the aggregate amount of German Loans owing by such German Borrower under the German Loan Agreement, plus (ii) the maximum aggregate amount available at such time to be drawn by beneficiaries under all German Collateral Instruments issued for the account of such German Borrower under the German Loan Agreement, plus (iii) the aggregate amount of German Unpaid Reimbursement Obligations at such time in respect of German Collateral Instruments issued for the account of such German Borrower under the German Loan Agreement over (b) the German Borrowing Base of such German Borrower at such time."

            "German Guaranty: The guaranty by each of the Borrowers and the Guarantors, pursuant to ss.6.7 hereof, of the German Obligations of the German Borrowers under the German Loan Agreement and each of the other German Loan Documents."

            "German Lender: FNBB, acting through its Frankfurt-am-Main branch office, in its capacity as lender under the German Loan Agreement with respect to German Loans and German Collateral Instruments."

            "German Loan Agreement: The Loan Agreement dated as of October 20, 1997 among the German Borrowers and the German Lender, as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time."

            "German Loan Documents: The "Loan Documents", as defined in the German Loan Agreement."

            "German Loans: The "Loans", as defined in the German Loan
      Agreement."

            "German Maximum Drawing Amount: The "Maximum Drawing Amount", as defined in the German Loan Agreement."

            "German Obligations: The "Obligations", as defined in the German Loan Agreement."

            "German Outstandings: At any time, the sum of (a) the aggregate principal amount of the German Loans at such time plus (b) the German Maximum Drawing Amount at such time plus (c) the aggregate amount of German Unpaid Reimbursement Obligations at such time."

            "German Reimbursement Obligations: The "Reimbursement Obligations", as defined in the German Loan Agreement."

            "German Risk Participation Fee:  See ss.3A.4."

            "German Unpaid Reimbursement Obligations: The "Unpaid Reimbursement Obligations", as defined in the German Loan Agreement."

            "Second Amendment: The Second Amendment hereto dated as of October 20, 1997, among the Borrowers, the Guarantors, the Agent, the Banks and the German Lender."

            "Second Amendment Effective Date: The first date on which the conditions to the effectiveness of the Second Amendment (such conditions being set forth in section 18 thereof) shall have been satisfied."

      ss.3. Amendment of ss.2 of the Loan Agreement. Section 2 of the Loan Agreement is hereby amended as follows:

      (a) by restating the first sentence of such Section 2.1(a) to read in its entirety as follows:

      "Subject to the terms and conditions set forth in this Agreement, each of the Banks severally agrees to lend to the Borrowers and the Borrowers may borrow, repay, and reborrow from time to time between the Closing Date and the Maturity Date upon notice by the Borrowers to the Agent given in accordance with ss.2.1(c), such sums as are requested by the Borrowers up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Commitment minus such Bank's Commitment Percentage of the sum of the Maximum Drawing Amount, all Unpaid Reimbursement Obligations and the Dollar Equivalent of the aggregate amount of German Outstandings, provided that (i) the aggregate amount of the Total Outstandings (after giving effect to all amounts requested) shall not at any time exceed the Total Commitment and
      (ii) the sum of (A) the aggregate amount of the Total

      Outstandings (excluding the German Outstandings) plus (B) the sum of the German Facility Reserves, if any, of each of the German Borrowers, shall not at any time exceed the Borrowing Base."

      (b) by restating Section 2.3(a) of the Loan Agreement to read in its entirety as follows:

                  "(a) The Borrowers hereby jointly and severally agree to pay the Banks on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, all of the Loans outstanding on such date, together with any and all accrued and unpaid interest thereon. If, at any time, for any reason, including fluctuations in currency exchange rates,
      (i) the aggregate amount of the Total Outstandings shall exceed the Total Commitment or (ii) the sum of (A) the aggregate amount of the Total Outstandings (excluding the German Outstandings) plus (B) the sum of the German Facility Reserves, if any, of each of the German Borrowers, shall exceed the Borrowing Base, then in either such case, the Borrowers shall immediately pay the amount of such excess to the Agent for the respective accounts of the Banks for application to the Loans or, if no Loans are then outstanding, to be held by the Agent as cash collateral to secure payment of all Reimbursement Obligations and all obligations of the Borrowers and the Guarantors in respect of the German Guaranty on a ratable basis up to the amount of 105% of the sum of the Maximum Drawing Amount plus the aggregate amount of the German Outstandings. Each payment of any Unpaid Reimbursement Obligations or German Obligations or prepayment of Loans shall be allocated among the Banks and the German Lender, as applicable, in proportion, as nearly as practicable, to each Reimbursement Obligation or German Obligation or (as the case may be) the respective unpaid principal amount of each Bank's Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion."

      ss.4. Addition of New ss.3A to the Loan Agreement. The following new
Section 3A is hereby added to the Loan Agreement immediately following Section 3 thereof:

            "ss.3A PARTICIPATION IN GERMAN LOANS AND GERMAN COLLATERAL INSTRUMENTS.

            ss.3A.1. Participation in German Loans. Each of the Banks hereby unconditionally and irrevocably agrees to purchase, as the Agent or the German Lender may at any time request, an undivided participating interest (in Deutschemarks or in Dollars as the case may be) in its ratable share, determined by reference to its Commitment Percentage, of all German Loans made by the German Lender under the German Loan Agreement, provided that:

                  (a) each of the Agent and the German Lender hereby agrees
            that, unless an Event of Default has occurred and is continuing, it will not request any such purchase of participating interests unless the Agent or, as the case may be, the German Lender, has given to the German Borrowers at least three (3) Business Days' prior notice thereof; and

                  (b) in the event that any of the Events of Default of the
            types described in ss.ss.10.1(g) or (h) of the German Loan Agreement shall have occurred with respect to any of the German Borrowers, each Bank shall be deemed to have purchased, automatically and without request, such participating interest in the German Loans made by the German Lender to the German Borrowers.

      Any such request by the Agent or the German Lender shall be made in writing to each Bank and shall specify the amount of Deutschemarks or Dollars required from such Bank in order to effect the purchase by such Bank of a participating interest in the amount equal to its Commitment Percentage times the aggregate then outstanding principal amount of the German Loans (which participating interest shall thereafter also cover accrued interest thereon and other amounts owing in connection therewith). Promptly upon receipt of such request, each Bank shall deliver to the Agent (in immediately available funds) the amount so specified by the Agent or the German Lender. The Agent shall promptly deliver such amounts to the German Lender in immediately available funds. Promptly following receipt thereof, the German Lender will deliver to each Bank (through the Agent) a certificate setting forth the amount of the German Loans purchased by such Bank, dated the date of receipt of such funds and in such amount. From and after such purchase (i) each Bank shall also purchase a participating interest in any further German Loans made to the German Borrowers in the manner described in the foregoing provisions of this ss.3A.1 immediately upon the making thereof in the amount equal to such Bank's Commitment Percentage thereof (with the Agent hereby agreeing to provide prompt notice to each such Bank of its receipt from the German Lender of a notice of borrowing and of the making of any German Loans), and (ii) all amounts from time to time accruing, and all amounts from time to time payable, on account of such German Loans (including any interest and other amounts which were accrued but unpaid on the date of such purchase) shall be distributed by the German Lender to the Agent, for the accounts of the Banks, on account of such participating interests. Notwithstanding anything to the contrary contained in this ss.3A.1, the failure of any Bank to purchase its participating interest in any German Loans shall not relieve any other Bank of its obligations hereunder to purchase its participating interest in a timely manner, but no Bank shall be responsible for the failure of any other Bank to purchase the participating interest to be purchased by such other Banks on any date.

            ss.3A.2. Participation in German Collateral Instruments. Each Bank severally agrees that it shall be absolutely liable, to the extent of such Bank's Commitment Percentage (for this purpose, without regard to whether such Bank's Commitment shall then be terminated), to reimburse the German Lender on demand for the amount of each draft or other amounts whatsoever paid by the German Lender under each German Collateral Instrument to the extent that such amount is not reimbursed by the German Borrowers pursuant to the provisions of the German Loan Agreement. If the German Borrowers fail to reimburse the German Lender as provided in the German Loan Agreement on or before the date that any draft is paid or other payment is made by the German Lender in respect of any German Collateral Instrument, the German Lender may at any time thereafter notify the Banks of the amount of any such German Unpaid Reimbursement Obligations and shall specify the amount required from each of the Banks. No later than 10:00 a.m. (Boston time) on the Business Day next following the receipt of such notice, each Bank shall make available to the German Lender, in immediately available funds, such Bank's Commitment Percentage of such German Unpaid Reimbursement Obligations. Each such payment made by a Bank shall be treated as the purchase by such Bank of a participating interest in the German Borrowers' German Reimbursement Obligations under the German Loan Agreement in an amount equal to such payment. Each Bank shall share in accordance with any such participating interest in any interest and fees which accrue thereon pursuant to the provisions of the German Loan Agreement. The responsibility of the German Lender to the German Borrowers and the Banks shall be only to determine that the documents (including each draft) delivered under each German Collateral Instrument in connection with such presentment shall be in conformity in all material respects with such German Collateral Instrument.

            ss.3A.3. Common Participation Provisions. (a) If any amount required to be paid by any Bank pursuant to ss.ss.3A.1 or 3A.2 is paid to the Agent, for the account of the German Lender, within three (3) Business Days following the date upon which such Bank receives notice from the Agent that the German Loan in which such Bank has purchased a participating interest has been made or, as the case may be, that any German Reimbursement Obligation has not been paid by the German Borrowers, such Bank shall pay to the Agent, for the account of the German Lender, on demand an amount equal to the product of (i) such amount, times (ii) (A) in the case of any such amount denominated in Deutschemarks, the discount rate (Diskontsatz) as announced by the German Bundesbank from time to time and (B) in the case of any such amount denominated in Dollars, the Federal Funds Effective Rate from time to time, in each case as quoted by the Agent, during the period from but not including the date such payment is required to be made to and including the date on which such payment is immediately available to the Agent, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any Bank pursuant to ss.ss.3A.1 or 3A.2 is not in fact made available to the Agent within three (3) Business Days following the date upon which such Bank receives notice from the Agent that the German Loan in which such Bank has purchased a participating interest has been made or, as the case may be, that any German Reimbursement Obligation has not been paid by the German Borrowers, the Agent shall be entitled to recover from such Bank, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to German Loans which are "Overdraft Rate Loans" as defined under the German Loan Agreement. A certificate from the Agent submitted to any Bank with respect to any amounts owing under this ss.3A.3(a) shall be conclusive in the absence of manifest error. Amounts payable by any Bank pursuant to this ss.3A.3(a) shall be paid to the Agent, for the account of the German Lender; provided that, if the Agent (in its sole discretion) has elected to fund on behalf of such Bank the amounts owing to the German Lender, then the amounts shall be paid to the Agent, for its own account. Any obligations of a Bank hereunder owing to the German Lender in Deutschemarks, if payment therefor is tendered in Dollars, shall be discharged only to the extent that on the Business Day next following receipt by the German Lender of such payment in Dollars, the German Lender may, in accordance with normal banking procedures, purchase Deutschemarks with such Dollars. If the amount of the Deutschemarks which the German Lender is able to so purchase is less than the sum originally due to the German Lender in Deutschemarks, such Bank agrees, as a separate obligation, to indemnify the German Lender against such loss, and, if the amount of Deutschemarks which the German Lender is able to so purchase exceeds the sum originally due to the German Lender in Deutschemarks, the German Lender agrees to remit to the Agent such excess for the account of such Bank.

            (b) Whenever, at any time after the German Lender has received from any Bank such Bank's participating interest in a German Loan or German Collateral Instrument pursuant to this ss.3A, the German Lender receives any payment on account thereof, the German Lender will distribute to the Agent, for the account of such Bank, such Bank's participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Bank's participating interest was outstanding and funded) in like funds received; provided, however, that in the event that any such payment received by the German Lender is required to be returned, such Bank will return to the German Lender any portion thereof previously distributed by the German Lender to such Bank in like funds as such payment is required to be returned by the German Lender.

            (c) Each Bank's obligation to purchase participating interests pursuant to this ss.3A shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the German Lender, any German Borrower, any Borrower, any Guarantor, or any other Person for any reason whatsoever; (ii) the occurrence and continuation of any Default or Event of Default; (iii) any adverse change in the condition (financial or otherwise) of any German Borrower, any Borrower, any Guarantor, or any other Bank; (iv) any breach of any of the Loan Documents or German Loan Documents by any German Borrower, any Borrower, any Guarantor, or any other Bank; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

            ss.3A.4. German Risk Participation Fees. In consideration of the agreements of the Banks to purchase participating interests in the German Loans and the German Collateral Instruments, the German Lender shall pay to the Agent, for the ratable accounts of the Banks (other than any Delinquent Bank, with respect to which the German Lender shall retain such Delinquent Bank's portion of such payments for its own account), the following amounts (each of the payments described below in this ss.3A.4 being referred to herein as a "German Risk Participation Fee"):

                  (a) As promptly as is practicable following each date upon which the German Lender receives a payment of interest under the German Loan Agreement on account of any German Loans, the German Lender shall pay to, or arrange for payment by, the Agent, for the ratable accounts of the Banks in accordance with their Commitment Percentages, a portion of such interest payment received by the German Lender equal to two and one-half percent (2.50%) per annum on the outstanding amount of German Loans (or, with respect to the portion of such payment which is payable for the account of any Bank which has funded the purchase of a participating interest in any German Loan pursuant to ss.3A.1, as the case may be, such Bank's ratable portion of the entire amount of such interest payment received by the German Lender).

                  (b) As promptly as is practicable following each date upon which the German Lender receives a payment of German Collateral Instrument Fees, the German Lender shall pay to, or arrange for payment by, the Agent, for the ratable accounts of the Banks in accordance with their Commitment Percentages, an amount equal to the amount of such German Collateral Instrument Fees received by the German Lender from the German Borrowers minus an amount, to be retained by the German Lender for its own account, equal to one-eighth of one percent (0.125%) per annum of the face amount of each German Collateral Instrument to which such German Collateral Instrument Fees relate.

                  (c) As promptly as is practicable following each date upon which the German Lender receives a payment of commitment fees from the German Borrowers pursuant to ss.5(b) of the German Loan Agreement, the German Lender shall pay to, or arrange for payment by, the Agent, for the ratable accounts of the Banks in accordance with their Commitment Percentages, an amount equal to the entire amount of such payment received by the German Lender.

      All German Risk Participation Fees shall be payable for the ratable accounts of the Banks, in the currency in which the underlying payment of interest, German Collateral Instrument Fees or, as the case may be, commitment fees, is paid by the German Borrowers to the German Lender, in each case as promptly as practicable after the date upon which the German Lender receives the underlying payment of interest, German Collateral Instrument Fees or, as the case may be, commitment fees, from the German Borrowers. Upon the request of any Bank, the Agent may pay such Bank in Dollars its ratable portion of any German Risk Participation Fees received in Deutschemarks by converting such amount from Deutschemarks into Dollars in accordance with the Agent's normal banking procedures for purchasing Dollars with Deutschemarks.

            ss.3A.5. Nature of Banks' Interest. For the avoidance of any doubt, the interest of the Banks in the German Loans and the German Collateral Instruments (and related interest and fees) shall be a sub-participation only, and the obligations of the Banks under ss.3A.1 and ss.3A.2 shall not constitute or be deemed a direct assignment or novation of the German Obligations in favor of the Banks or otherwise evidence a direct contractual relationship or any direct rights or obligations between any of the Banks, on the one hand, and the German Borrowers, on the other. The German Lender is the sole counterpart to the German Borrowers in respect of the German Loans and German Collateral Instruments, and the sole claims of each of the Banks in respect of its interest hereunder shall be to the German Lender in respect of such Bank's actual share of any payments actually received by the German Lender in cash or solvent credits, on or in respect of, the principal of, and interest on, and fees accrued with respect to, the German Loans and the German Collateral Instruments, in each case which shall be payable to such Bank pursuant to the provisions hereof."

      ss.5. Amendment of ss.4 of the Loan Agreement. Section 4 of the Loan Agreement is hereby amended as follows:

      (a) by restating Section 4.3 of the Loan Agreement to read in its entirety as follows:

            "ss.4.3. Additional Costs, etc. If any change in any present applicable law, or if any future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

                  (a) materially change the basis of taxation (other than changes in respect of any taxes expressly excluded from the definition of the term Taxes, and without duplication of any changes in respect of (1) any Taxes (as defined in ss.5(f)(i)) or (2) any other taxes for which any Bank or the Agent is otherwise indemnified pursuant to the provisions of ss.16(a) hereof) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to any Bank or the Agent under this Agreement or any of the other Loan Documents, or

                  (b) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Bank, or

                  (c) impose on any Bank or the Agent any other conditions or requirements with respect to this Agreement, the other Loan Documents, any Letters of Credit, the Loans, such Bank's Commitment, such Bank's participating interest in the German Loans or German Collateral Instruments, or any class of loans, letters of credit or commitments of which any of the Loans or such Bank's Commitment, or such Bank's participating interest in the German Loans or German Collateral Instruments, forms a part, and the result of any of the foregoing is

                        (i) to increase the cost to any Bank of making, funding,
            issuing, renewing, extending or maintaining any of the Loans or such Bank's Commitment or any Letter of Credit, or such Bank's participating interest in the German Loans or German Collateral Instruments,, or

                        (ii) to reduce the amount of principal, interest,
            Reimbursement Obligation, German Reimbursement Obligation, German Risk Participation Fees or other amount payable to such Bank or the Agent hereunder on account of such Bank's Commitment, any Letter of Credit, any of the Loans or such Bank's participating interest in the German Loans or German Collateral Instruments, or

                        (iii) to require such Bank or the Agent to make any
            payment or to forego any interest, German Risk Participation Fee, Reimbursement Obligation, German Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest, German Risk Participation Fee, Reimbursement Obligation, German Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from the Borrower hereunder, then, and in each such case, the Borrowers will, upon demand made by such Bank or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or the Agent such additional amounts as will be sufficient to compensate such Bank or the Agent for such additional cost, reduction, payment or foregone interest, German Risk Participation Fee, Reimbursement Obligation, German Reimbursement Obligation or other sum."

      (b) by amending Section 4.4 of the Loan Agreement by inserting, following the word "Loans" appearing therein, the phrase "or with respect to its participating interest in any German Obligations".

      ss.6. Amendment of ss.5(b) of the Loan Agreement. Section 5(b) of the Loan Agreement is hereby restated to read in its entirety as follows:

                  "(b) The Borrowers jointly and severally agree to pay to the Agent for the accounts of the Banks in accordance with their respective Commitment Percentages, in arrears on the first day of each calendar quarter, and upon the Maturity Date or any other date upon which the Commitments shall cease to be any longer in effect, a commitment fee calculated from the date hereof at a rate per annum which is equal to three-eighths of one percent (3/8%) per annum of the average daily difference by which the Total Commitment amount exceeds the aggregate amount of the Total Outstandings during the immediately preceding calendar quarter or portion thereof; provided, however, that there shall be deducted from the commitment fee payable under this ss.5(b) for any quarter the amount of any commitment fees paid by the German Borrowers under ss.5(b) of the German Loan Agreement for such quarter."

      ss.7. Amendment of ss.6 of the Loan Agreement. Section 6 of the Loan Agreement is hereby amended as follows:

      (a) by restating Section 6.2 of the Loan Agreement to read in its entirety as follows:

            "ss.6.2. Guaranty and Security of Subsidiaries. The Obligations shall also be guaranteed by the Guarantors pursuant to the terms of the Guaranty as provided for in ss.6.4, and the German Obligations shall also be guaranteed by the Borrowers and the Guarantors pursuant to the terms of the German Guaranty as provided for in ss.6.7. All of the Obligations of the Borrowers and the Guarantors, including those under the German Guaranty, shall be in turn secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in all of the assets of each such Borrower or Guarantor, whether now owned or hereafter acquired, and including the capital stock of all direct Subsidiaries of such Borrower or Guarantor (excluding thirty-five percent (35%) of the issued and outstanding capital stock of each of such Subsidiaries which is organized under the laws of a jurisdiction other than one of the United States, which shall not be pledged in favor of the Agent as collateral security for the Obligations), all pursuant to the terms of the Security Documents to which such Borrower or Guarantor is a party."

      (b) by adding the following new Section 6.7 to the Loan Agreement immediately following Section 6.6 thereof:

      "ss.6.7.  German Guaranty.

                  (a) The Borrowers and the Guarantors absolutely, unconditionally, irrevocably and jointly and severally guarantee to each of the Agent, the Banks and the German

      Lender the due and punctual payment and performance by the German Borrowers of the German Obligations. Each of the Borrowers and the Guarantors further agrees that the German Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and it will remain bound upon this guaranty notwithstanding any extension or renewal of any of the German Obligations.

                  (b) Each of the Borrowers and the Guarantors waives presentation to, demand for payment from and protest to the German Borrowers or any other person liable in respect of any of the German Obligations, and also waives notice of protest for nonpayment. The joint and several obligations of the Borrowers and the Guarantors hereunder shall not be affected by (i) the failure of the Agent, any Bank or the German Lender to assert any claim or demand or to enforce any right or remedy against the German Borrowers or any other person liable in respect of any of the German Obligations under the provisions of this Agreement, the German Loan Agreement or any other German Loan Document or otherwise;
      (ii) any extension or renewal of any provision hereof or thereof; (iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of any of the German Loan Documents or of any of the collateral security for the German Obligations;
      (iv) the release, exchange, waiver or foreclosure of any collateral security for the German Obligations or other security held by any of the Agent, the Banks or the German Lender, for any of the German Obligations;
      (v) the failure of the Agent, any Bank or the German Lender to exercise any right or remedy against any other person liable in respect of any of the German Obligations; or (vi) the release or substitution of any Person liable in respect of any of the German Obligations other than such Borrower or Guarantor.

                  (c) Each of the Borrowers and the Guarantors further agrees that this guaranty constitutes a guaranty of performance and of payment when due and not just of collection, and waives any right to require that any resort be had by the Agent, any Bank or the German Lender to any security held for payment of any of the German Obligations or to any balance of any deposit, account or credit on the books of the Agent, any Bank or the German Lender in favor of the German Borrowers or any other person.

                  (d) Each of the Borrowers and the Guarantors hereby waives any defense that it might have based on a failure to remain informed of the financial condition of the German Borrowers and of any other person liable in respect of any of the German Obligations and any circumstances affecting any of the collateral security for the German Obligations or the ability or capacity of the German Borrowers to perform under the German Loan Agreement.

                  (e) The Borrowers' and the Guarantors' guaranty hereunder shall not be affected by the genuineness, validity, regularity or enforceability of any of the German Obligations any other German Loan Document or any other instrument or document creating or evidencing any of the German Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral security for the German Obligations or Lien or by any other circumstance relating to any of the German Obligations which might otherwise constitute a defense to this guaranty. None of the Agent, the Banks or the German Lender makes any representation or warranty in respect of any such circumstances and none shall have any duty or responsibility whatsoever to any of the Borrowers or the Guarantors in respect of the management and maintenance of any of the German Obligations.

                  (f) Upon the German Obligations becoming due and payable (by acceleration or otherwise), the Agent, the Banks and the German Lender shall be entitled to immediate payment of the German Obligations by the Borrowers and the Guarantors upon written demand by any of the Agent, the Banks or the German Lender.

                  (g) The joint and several obligations of the Borrowers and the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the German Obligations against any person other than the Borrowers and the Guarantors. Without limiting the generality of the foregoing, the obligations of the Borrowers and the Guarantors hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agent, any Bank or the German Lender to assert any claim or demand or to enforce any remedy under the German Loan Agreement, any of the other German Loan Documents or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of any of the German Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any of the Borrowers and the Guarantors or would otherwise operate as a discharge of any of the Borrowers and the Guarantors as a matter of law, unless and until the German Obligations (whether contingent or otherwise) are paid in full in cash.

                  (h) All rights of any of the Borrowers and the Guarantors against any of the German Borrowers arising by way of right of subrogation or otherwise as a result of any payment or performance by any of the Borrowers and the Guarantors to any of the Agent, the Banks or the German Lender under the German Loan Documents shall in all respects be subordinate and junior in right of payment and performance to the prior final and indefeasible payment in full in cash of all the German Obligations (whether contingent or otherwise) and of all other claims of any kind of all creditors of any of the German Borrowers (whether contingent or otherwise). If any amount shall be paid to any of the Borrowers and the Guarantors for the account of the German Borrowers, such amount shall be held in trust for the benefit of the Agent, the Banks and the German Lender and shall forthwith be paid to the Agent to be credited to or held as collateral security for the German Obligations (whether contingent or otherwise).

                  (i) Each of the Borrowers and the Guarantors agrees, as a separate obligation, to indemnify the Agent, each of the Banks and the German Lender for the Agent's, such Bank's or the German Lender's costs and expenses and the amount of any loss or shortfall incurred by the Agent, such Bank or the German Lender (i) in purchasing Deutschemarks with Dollars in order to fund any participating interest in any of the German Obligations, (ii) in purchasing Dollars with Deutschemarks in order to pay interest or principal on any amounts borrowed or otherwise obtained by the Agent, such Bank or the German Lender to fund the underlying obligation or liability in respect of the German Obligations or with respect to any loss of anticipated profits resulting therefrom and (iii) otherwise in connection with any payment made in Dollars by the Borrowers or the Guarantors under this German Guaranty to the extent that the amount of such payment, when converted to Deutschemarks by the Agent, such Bank or the German Lender in accordance with normal banking procedures, is less than the sum originally due in Deutschemarks under this German Guaranty. In the case of any of the foregoing, the Agent, such Bank or the German Lender, as the case may be, shall have a further separate cause of action against each of the Borrowers and the Guarantors to recover such amounts.

                  (j) If and to the extent that the Borrowers and the Guarantors fail to pay any amount due on demand, the Agent, the Banks and the German Lender may, in their absolute discretion without notice to any of the Borrowers or the Guarantors, purchase at any time thereafter so much Deutschemarks as the Agent considers necessary or desirable to cover the German Obligations being guarantied at the then prevailing spot rate of exchange of the Agent, such Bank or the German Lender (as conclusively determined by the Agent, such Bank or the German Lender) for purchasing Deutschemarks and each of the Borrowers and the Guarantors hereby agrees as a separate obligation to indemnify the Agent, the Banks and the German Lender against the full cost incurred by the Agent, such Bank or the German Lender for such purchase.

                  (k) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency (the "first currency") into any other currency (the "second currency") the conversion shall be made at the spot rate of exchange of the Agent (as conclusively determined by the Agent) on the Business Day preceding the day on which the final judgment is given. If, however, on the Business Day following receipt by the Agent in the second currency of any sum adjudged to be due hereunder (or any proportion thereof) the Agent purchases the first currency with the amount of the second currency so received and the first currency so purchased falls short of the sum originally due hereunder in the first currency (or the same proportion thereof) each of the Borrowers and the Guarantors shall and agrees as a separate obligation and notwithstanding any judgment to pay to the Agent as agent for the Banks and the German Lender in the first currency an amount equal to such shortfall."

      ss.8. Amendment of ss.8(b) of the Loan Agreement. Section 8(b) of the Loan Agreement is hereby amended as follows:

      (a) by restating the first paragraph thereof to read in its entirety as follows:

                  "(b) The obligation of the Agent to issue, extend or renew any Letters of Credit, and the obligation of the Banks to make any Loans, to participate in any Letters of Credit, or to participate in any German Loans or German Collateral Instruments, including the initial Loans, Letters of Credit, German Loans and German Letters of Credit, is subject to the satisfaction of the following further conditions precedent:"

      (b) by inserting, immediately following each reference to the word "Loan" appearing in subsections 8(b)(i) and (iii) thereof, respectively, the phrase "or German Loan"; and

      (c) by inserting, immediately following each reference to the word "Letter of Credit" appearing in subsections 8(b)(i) and (iii) thereof, respectively, the phrase "or German Collateral Instrument".

      ss.9. Amendment of ss.9 of the Loan Agreement. Section 9 of the Loan Agreement is hereby amended as follows:

      (a) by restating the first paragraph of Section 9.1 of the Loan Agreement to read in its entirety as follows:

            "ss.9.1. Affirmative Covenants. Each of the Borrowers and the Guarantors agrees that so long as there are any Loans, Notes, German Loans, Unpaid Reimbursement Obligations, German Unpaid Reimbursement Obligations, Letters of Credit or German Collateral Instruments outstanding or any Bank or the German Lender has any obligation to make Loans or German Loans or the Agent or the German Lender has any obligation to issue, extend or renew any Letters of Credit or German Collateral Instruments and until the payment and satisfaction in full in cash of all of the Obligations, the Borrowers will, the Guarantors will, and where applicable the Borrowers will cause the Guarantors and MCL to, comply with its obligations as set forth throughout this Agreement and to:"

      (b) by restating the first paragraph of Section 9.2 of the Loan Agreement to read in its entirety as follows:

            "ss.9.2. Negative Covenants. Each of the Borrowers and each of the Guarantors agrees that so long as there are any Loans, Notes, German Loans, Unpaid Reimbursement Obligations, German Unpaid Reimbursement Obligations, Letters of Credit or German Collateral Instruments outstanding or any Bank or the German Lender has any obligation to make Loans or German Loans or the Agent or the German Lender has any obligation to issue, extend or renew any Letters of Credit or German Collateral Instruments and until the payment and satisfaction in full in cash of all of the Obligations, the Borrowers will not, the Guarantors will not, and where applicable the Borrowers will not cause or permit the Guarantors or MCL to:"

      (c) by restating the first paragraph of Section 9.3 of the Loan Agreement to read in its entirety as follows:

            "ss.9.3. Financial Covenants. Each of the Borrowers and each of the Guarantors agrees that so long as there are any Loans, Notes, German Loans, Unpaid Reimbursement Obligations, German Unpaid Reimbursement Obligations, Letters of Credit or German Collateral Instruments outstanding or any Bank or the German Lender has any obligation to make Loans or German Loans or the Agent or the German Lender has any obligation to issue, extend or renew any Letters of Credit or German Collateral Instruments and until the payment and satisfaction in full in cash of all of the Obligations, the Borrowers will not, the Guarantors will not, and where applicable the Borrowers will not cause or permit the Guarantors or MCL to:"

      (d) by inserting the following new Section 9.3(c) immediately following
Section 9.3(b) thereof:

                  "(c) at any time, permit the Total Outstandings to exceed the sum of (i) 90% of the book value of accounts receivable of MI and the Restricted Subsidiaries (as such term is defined in the Indenture) plus (ii) 75% of the book value of the inventory of MI and the Restricted Subsidiaries (as such term is defined in the Indenture)."

      ss.10. Amendment of ss.10 of the Loan Agreement. Section 10 of the Loan Agreement is hereby amended as follows:

      (a) by restating Section 10(e) of the Loan Agreement to read in its entirety as follows:

                  "(e) (i) an "Event of Default" shall have occurred under and as defined in the German Loan Agreement, (ii) any of the Borrowers, the Guarantors or MCL shall be in default under (A) the Senior Secured Note Documents, (B) any agreement or agreements (other than the Loan Documents) evidencing Indebtedness owing to the Agent or any Bank, or any affiliates of the Agent or any Bank, or (C) any agreement or agreements evidencing other Indebtedness for or in respect of borrowed money or capitalized leases in excess of $1,000,000 in aggregate principal amount, or (iii) any of the Borrowers, the Guarantors or MCL shall fail to pay any such Indebtedness specified in clauses (ii)(A), (B) or (C) when due, or within any applicable period of grace;"

      (b) by restating the last three paragraphs of Section 10 of the Loan Agreement to read in their entirety as follows:

                        "(1) In the case of any Event of Default under clause
      (g) or (h), the Commitments shall automatically terminate, the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit, and the Banks shall be relieved of all further obligations to make Loans or to participate in the issuance, renewal or extension of any Letters of Credit, German Loans or German Collateral Instruments, and the entire unpaid principal amount of the Loans, all interest accrued and unpaid thereon, all Unpaid Reimbursement Obligations, all obligations of the Borrowers and the Guarantors in respect of the German Guaranty and all other amounts payable hereunder and under the other Loan Documents shall automatically become forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by each of the Borrowers, and the Agent may, and upon the request of the Majority Banks shall, require that cash be delivered to the Agent in the amount of 105% of the sum of the Maximum Drawing Amount plus the aggregate amount of the German Outstandings to be held by the Agent, for the benefit of the Banks and the Agent, as cash collateral for all Reimbursement Obligations and the obligations of the Borrowers and the Guarantors in respect of the German Guaranty; and

                        (2) In the case of any Event of Default other than (g) and (h) which shall have occurred and be continuing, the Agent may, and upon the request of the Majority Banks shall, by written notice to the Borrowers, terminate the Commitments and/or declare the unpaid principal amount of the Loans, all interest accrued and unpaid thereon, all Unpaid Reimbursement Obligations, all obligations of the Borrowers and the Guarantors in respect of the German Guaranty, and all other amounts payable hereunder and under the other Loan Documents to be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each of the Borrowers, and the Agent may, and upon the request of the Majority Banks shall, require that cash be delivered to the Agent in the amount of 105% of the sum of the Maximum Drawing Amount plus the aggregate amount of the German Outstandings to be held by the Agent, for the benefit of the Banks and the Agent, as cash collateral for all Reimbursement Obligations and the obligations of the Borrowers and the Guarantors in respect of the German Guaranty.

            In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Obligations pursuant to this ss.10, each Bank, if owed any amount with respect to the Loans, the Reimbursement Obligations, or the German Outstandings, may, with the consent of the Majority Banks but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank. No remedy herein conferred upon any Bank or the Agent or the holder of any Note or purchaser of any Letter of Credit Participation or participant in any German Obligations is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law."

      ss.11. Amendment of ss.11 of the Loan Agreement. Section 11 of the Loan Agreement is hereby restated to read in its entirety as follows:

            "ss.11. DISTRIBUTION OF COLLATERAL PROCEEDS. In the event that following the occurrence and during the continuance of an Event of Default, the Agent or any Bank, as the case may be, receives any monies, whether pursuant to ss.2.3(c), ss.10 or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

                        (a) First, to the payment of, or (as the case may be)
            the reimbursement of the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent, for the benefit of the Agent and the Banks, under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

                        (b) Second, to all other Obligations (other than the
            Obligations of the Borrowers and the Guarantors in respect of the German Guaranty) in such order or preference as the Majority Banks may determine; provided, however, that distributions in respect of
            (i) such Obligations shall be made pari passu among Obligations with respect to the Collateral administration fees payable pursuant to the Fee Letter and all other Obligations and (ii) Obligations owing to the Banks with respect to each type of

            Obligation such as interest, principal, fees and expenses, shall be made among the Banks pro rata; and provided, further, that the Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable (including the retaining, in the Agent's discretion following two days' prior written notice of the occurrence of an Event of Default given to the Borrowers by the Agent, of a portion or all of such monies to provide cash collateral in an amount equal to 105% of the Maximum Drawing Amount to secure Reimbursement Obligations);

                        (c) Third, to all other Obligations of the Borrowers and
            the Guarantors in respect of the German Guaranty in such order or preference as the Majority Banks may determine; provided, however, that distributions in respect of (i) such Obligations under the German Guaranty shall be made pari passu among Obligations with respect to any fees payable for the account of the German Lender pursuant to the German Loan Documents and all other such Obligations under the German Guaranty and (ii) Obligations under the German Guaranty owing to the Banks or the German Lender with respect to each type of Obligation such as interest, principal, fees and expenses, shall be made among the Banks and the German Lender pro rata; and provided, further, that the Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable (including the retaining, in the Agent's discretion following two days' prior written notice of the occurrence of an Event of Default given to the Borrowers by the Agent, of a portion or all of such monies to provide cash collateral in an amount equal to 105% of the German Outstandings to secure the Obligations under the German Guaranty);

                        (d) Fourth, upon payment and satisfaction in full or
            other provisions for payment in full satisfactory to each of the Banks and the Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to ss.9- 504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts; and

                        (e) Fifth, the excess, if any, shall be returned to the
            Borrowers or to such other Persons as are entitled thereto."

      ss.12. Amendment of ss.12 of the Loan Agreement. Section 12 of the Loan Agreement is hereby amended by inserting, following each reference to the term "Reimbursement Obligations" appearing in such section, the phrase "or obligations under the German Guaranty".

      ss.13. Amendment of ss.13.5(c) of the Loan Agreement. Section 13.5(c) of the Loan Agreement is hereby restated to read in its entirety as follows:

                  "(c) Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Bank that fails (i) to make available to the Agent its pro rata share of any Loan, to purchase any Letter of Credit Participation or to purchase a participation in any German Loan or German Collateral Instrument as required by ss.3A or (ii) to comply with the provisions of ss.12 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrowers, whether on account of outstanding Loans, German Loans, Unpaid Reimbursement Obligations, German Unpaid Reimbursement Obligations, interest, fees, German Risk Participation Fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans, German Loans, Unpaid Reimbursement Obligations and German Unpaid Reimbursement Obligations. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans, German Loans, Unpaid Reimbursement Obligations and German Unpaid Reimbursement Obligations. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans, German Loans, Unpaid Reimbursement Obligations and German Unpaid Reimbursement Obligations of the nondelinquent Banks, the Banks' respective pro rata shares of all outstanding Loans, German Loans, Unpaid Reimbursement Obligations and German Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency."

      ss.14. Amendment of ss.14 of the Loan Agreement. Section 14 of the Loan Agreement is hereby amended as follows:

      (a) by restating the parenthetical contained in Section 14.1 to read in its entirety as follows:

      "(including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, the Notes held by it and its participating interest in the risk relating to any Letters of Credit, German Loans and German Collateral Instruments)"

      (b) by restating Section 14.2(i) to read in its entirety as follows:

                  "(i) such assignee acknowledges that it has made arrangements with the assigning Bank satisfactory to such assignee with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Letters of Credit and German Risk Participation Fees in respect of German Outstandings."

      (c) by restating the first sentence of Section 14.3 to read in its entirety as follows:

      "The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentage of, and principal amount of the Loans owing to, Letter of Credit Participations purchased by, and participating interests in German Loans and German Collateral Instruments purchased by, the Banks from time to time."

      (d) by replacing each reference to the word "Loans" contained in Section
14.7 with the word "Obligations".

      ss.15. Amendment of ss.15 of the Loan Agreement. Section 15 of the Loan Agreement is hereby amended as follows:

      (a) by inserting, immediately following the phrase "Letter of Credit Fees" appearing in clause (a) of such ss.15, the phrase "or German Risk Participation Fees"; and

      (b) by inserting the following new paragraph at the end of such ss.15:

            "Any term of the German Loan Agreement, the other German Loan Documents or any other instrument related thereto may be amended, and the performance or observance by the Borrowers or any of their Subsidiaries of any terms of the German Loan Agreement, the other German Loan Documents or such other instrument or the continuance of any Default or Event of Default (for this purpose, as such terms are defined in the German Loan Agreement) may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the German Borrowers and the written consent of the Majority Banks. Notwithstanding the foregoing, the rate of interest on the German Loans (other than interest accruing pursuant to ss.2.2(b) of the German Loan Agreement following the effective date of any waiver by the Majority Banks of the Default or Event of Default (for this purpose, as such terms are defined in the German Loan Agreement) relating thereto), the maturity of the German Loans, the amount of the commitments of the Banks to purchase participating interests in the German Loans and the German Collateral Instruments, and the amount of commitment fees payable by the German Borrowers thereunder and fees in respect of the German Collateral Instruments payable by the German Borrowers thereunder may not be changed, in each such case without the written consent of the German Borrowers and the written consent of each Bank affected thereby."

      ss.16. Concerning Schedule 1 to the Loan Agreement. Schedule 1 to the Loan Agreement is hereby deleted in its entirety and replaced with the new Schedule 1 attached hereto.

      ss.17. Representations, Warranties and Covenants; No Default; Authorization. Each of the Borrowers and Guarantors hereby represents, warrants and covenants to the Agent and the Banks as follows:

      (a) Each of the representations and warranties of such Borrower or Guarantor contained in the Loan Agreement was true as of the date as of which it was made and is true as and at the date of this Amendment, and no Default or Event of Default has occurred and is continuing as of the date of this Amendment;

      (b) This Amendment has been duly authorized, executed and delivered by each of the Borrowers and Guarantors and is in full force and effect; and

      (c) Upon the execution and delivery of this Amendment by the respective parties hereto, this Amendment shall constitute the legal, valid and binding obligation of the Borrowers and the

Guarantors, enforceable in accordance with its terms, except that the enforceability thereof may be subject to any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally.

      ss.18. Conditions to Effectiveness. The effectiveness of this Amendment shall be subject to the satisfaction of the following conditions precedent:

      (a) This Amendment and each of the German Loan Documents shall have been duly executed and delivered by the respective parties thereto, all conditions precedent to the making of the German Loans as set forth in the German Loan Agreement shall have been satisfied and all of such documents shall be in full force and effect and shall be in form and substance satisfactory to the Agent, the Banks and the Borrowers.

      (b) All corporate action, third-party consents and governmental approvals necessary for the valid execution, delivery and performance by each of the Borrowers and each of the Guarantors of this Amendment shall have been duly and effectively taken or (as the case may be) obtained and evidence thereof satisfactory to the Agent and the Banks shall have been provided to the Agent and the Banks.

      (c) Each of the Agent and the Banks shall have received from each of the Borrowers and the Guarantors (i) a copy, certified by a duly authorized officer of such Person to be true and complete, of each of its Charter Documents as in effect on the date of certification and (ii) an incumbency certificate, signed by a duly authorized officer of such Borrower or such Guarantor, and giving the name and bearing a specimen signature of each individual who shall be authorized to sign this Amendment in the name and on behalf of such Borrower or such Guarantor.

      (d) The Bank shall have received (i) a favorable opinion from Rogers & Wells, counsel to the Borrowers and the Guarantors in form and substance satisfactory to the Agent and the Banks, (ii) a favorable opinion from the General Counsel of MI in form and substance satisfactory to the Agent and the Banks, and (iii) favorable opinions from counsel to the Borrowers and the Guarantors in New Jersey and in Ohio, each in form and substance satisfactory to the Agent and the Banks.

      ss.19. Ratification, etc. Except as expressly amended hereby, the Loan Agreement and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects. All references in the Loan Agreement or any related agreement or instrument to the Loan Agreement shall hereafter refer to the Loan Agreement as amended hereby.

      ss.20. No Implied Waiver. Except as expressly provided herein, nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, any other obligations of any of the Borrowers or Guarantors or any right of the Agent or any Bank consequent thereon.

      ss.21. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

      ss.22. Governing Law. THIS AMENDMENT SHALL FOR ALL PURPOSES BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICTS OF LAW).

      IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as a sealed instrument as of the date first above written.

                                    METALLURG, INC.


                                    By:____________________________
                                    Name:
                                    Title:

                                    SHIELDALLOY METALLURGICAL
                                    CORPORATION


                                    By:____________________________
                                    Name:
                                    Title:

                                    METALLURG SERVICES, INC.


                                    By:___________________________
                                    Name:
                                    Title:

                                    MIR (CHINA), INC.


                                    By:___________________________
                                    Name:
                                    Title:

                                    METALLURG HOLDINGS CORPORATION


                                    By:___________________________
                                    Name:
                                    Title:

                                    BANKBOSTON, N.A. (formerly known as
                                    The First National Bank of Boston),
                                    individually and as Agent


                                    By:____________________________
                                    Name:
                                    Title:

                                    BANKBOSTON, N.A.
                                    ZWEIGNIEDERLASSUNG FRANKFURT/MAIN


                                    By:____________________________
                                    Name:
                                    Title:

                                    BTM CAPITAL CORPORATION


                                    By:____________________________
                                    Name:
                                    Title:

                                    BANK OF SCOTLAND


                                    By:____________________________
                                    Name:
                                    Title:

                                    NATIONAL BANK OF CANADA


                                    By:____________________________
                                    Name:
                                    Title:

                                    By:____________________________
                                    Name:
                                    Title:

                                                                    SCHEDULE I
                                                             TO LOAN AGREEMENT

-----------------------------------------------------------------------
                                                          Commitment
                  Banks                    Commitment     Percentage
-----------------------------------------------------------------------
BankBoston, N.A.
Domestic Lending Office:
  100 Federal Street
  Boston, MA  02110                        $18,750,000      37.50%
  Telefax Number: (617) 434-2309
  Answerback:  BOSTONBK BSN
  Attention:  James J. Ward
Eurodollar Lending Office:
  100 Federal Street
  Boston, MA  02110
  Telefax Number: (617) 434-2309
  Attention:  James J. Ward
-----------------------------------------------------------------------
BTM Capital Corporation
Domestic Lending Office:
  125 Summer Street, 4th Floor
  Boston, MA  02110                        $12,500,000        25%
  Telefax Number: (617) 345-5250
  Attention:  Daniel Landers
Eurodollar Lending Office:
  125 Summer Street, 4th Floor
  Boston, MA  02110
  Telefax Number: (617) 345-5250
  Attention:  Daniel Landers
-----------------------------------------------------------------------
Bank of Scotland
Domestic Lending Office:
  565 Fifth Avenue
  New York, NY  10017                      $9,375,000       18.75%
  Telefax Number: (212) 557-9460
  Attention:  Janet Taffe
Eurodollar Lending Office:
  565 Fifth Avenue
  New York, NY  10017
  Telefax Number: (212) 557-9460
  Attention:  Janet Taffe
-----------------------------------------------------------------------

-----------------------------------------------------------------------
National Bank of Canada
Domestic Lending Office:
  125 W. 55th Street
  New York, NY  10019                      $9,375,000       18.75%
  Telefax Number: (212) 632-8545
  Attention:  Gaetan Frosina
Eurodollar Lending Office:
  125 W. 55th Street
  New York, NY  10019
  Telefax Number: (212) 632-8545
  Attention:  Gaetan Frosina
-----------------------------------------------------------------------

TOTAL:                                     $50,000,000      100.00%
-----------------------------------------------------------------------

                                 THIRD AMENDMENT

      THIRD AMENDMENT dated as of November 21, 1997 (this "Amendment"), by and among (a) METALLURG, INC., a Delaware corporation ("MI"), having its principal place of business at 6 East 43rd Street, New York, New York 10017, and SHIELDALLOY METALLURGICAL CORPORATION, a Delaware corporation ("SMC"), having its principal place of business at 12 West Boulevard, Newfield, New Jersey 08344 (MI and SMC are collectively referred to herein as the "Borrowers"); (b) METALLURG SERVICES, INC., a New York corporation ("MSI"), having its principal place of business at 6 East 43rd Street, New York, New York 10017, MIR (CHINA), INC., a Delaware corporation ("MIR China"), having its principal place of business at 6 East 43rd Street, New York, New York 10017, and METALLURG HOLDINGS CORPORATION, a New Jersey corporation ("MHC"), having its principal place of business at 12 West Boulevard, Newfield, New Jersey 08344 (MSI, MIR China and MHC are collectively referred to herein as the "Guarantors"); (c) BANKBOSTON, N.A. (formerly known as The First National Bank of Boston), a national banking association, as agent (in such capacity the "Agent") for itself and the other financial institutions from time to time parties to the Loan Agreement referred to below (collectively, the "Banks"); and (d) the BANKS, amending certain provisions of the Loan Agreement dated as of April 14, 1997, by and among the Borrowers, the Guarantors, the Agent and the Banks (as amended or modified and in effect from time to time, the "Loan Agreement"). Terms not otherwise defined herein which are defined in the Loan Agreement shall have the respective meanings herein assigned to such terms in the Loan Agreement.

      WHEREAS, the Borrowers and the Guarantors have requested that the Agent and the Banks agree to amend the terms of the Loan Agreement in certain respects; and

      WHEREAS, the Agent and the Banks are willing to so amend the terms of the Loan Agreement in such respects as hereinafter more fully set forth, upon the terms and subject to the conditions contained herein;

      NOW, THEREFORE, in consideration of the mutual agreements contained in the Loan Agreement, herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      ss.1. Amendment of ss.1 of the Loan Agreement. Section 1 of the Loan Agreement is hereby amended as follows:

      (a) by amending the definition of "Eligible Accounts" by deleting the parenthetical "(and other than the subordinated Lien securing the Senior Secured Notes)" appearing in clause (e) of such definition in its entirety;

      (b) by amending the definition of "Eligible Inventory" by deleting the parenthetical "(and other than the subordinated Lien securing the Senior Secured Notes)" appearing in clause (c) of such definition in its entirety;

      (c) by deleting the definitions of "Excess Proceeds" and "Excess Proceeds Offer" in their respective entireties.

      (d) by restating the definition of "Indenture" to read in its entirety as follows:

            "Indenture: The Indenture dated as of November 25, 1997 among MI as principal obligor, each of the Guarantors as guarantors, and the Trustee."

      (e) by replacing the definition of "Net Cash Proceeds" with the following new definition of "Net Available Cash" and inserting such new definition in proper alphabetical order:

            "Net Available Cash: As defined in the Indenture, as in effect on the Third Amendment Effective Date or as otherwise amended with the consent of the Agent and the Banks."

      (f) by replacing the definitions of "Senior Secured Note Documents" and "Senior Secured Notes" with the following new definitions of "Senior Unsecured Note Documents" and "Senior Unsecured Notes" and inserting such new definitions in proper alphabetical order:

            "Senior Unsecured Note Documents: The Senior Unsecured Notes, the Indenture, and each of the other documents, instruments and agreements executed and delivered in connection therewith, as each may be amended in accordance with the provisions of ss.9.2(j) hereof."

            "Senior Unsecured Notes: MI's 11% Senior Unsecured Notes due 2007, each issued by MI pursuant to the Indenture, as in effect on the Third Amendment Effective Date and as amended in accordance with the provisions of ss.9.2(j) hereof."

      (g) by inserting the following new definitions of "Third Amendment" and "Third Amendment Effective Date" therein in proper alphabetical order:

            "Third Amendment: The Third Amendment hereto dated as of November 21, 1997, among the Borrowers, the Guarantors, the Agent and the Banks."

            "Third Amendment Effective Date: The date on which the conditions to the effectiveness of the Third Amendment (such conditions being set forth in section 7 thereof) shall have been satisfied."

      ss.2. Amendment of ss.2.3 of the Loan Agreement. Section 2.3 of the Loan Agreement is hereby amended by deleting section 2.3(f) in its entirety.

      ss.3. Amendment of ss.9.2 of the Loan Agreement. Section 9.2 of the Loan Agreement is hereby amended as follows:

      (a) by amending Section 9.2(b) of the Loan Agreement by replacing the reference to the "Senior Secured Notes" appearing in clause (viii) thereof with a reference to the "Senior Unsecured Notes";

      (b) by amending Section 9.2(c) of the Loan Agreement by replacing clause
(vii) thereof with the phrase "(vii) [Intentionally Omitted]";

      (c) by amending Section 9.2(d) of the Loan Agreement by replacing clause
(vi)(C) thereof with the following new clauses (vi)(C), (vi)(D) and (vi)(E):

            "(C) $5,000,000 in the aggregate in the case of all investments made subsequent to the Third Amendment Effective Date in the German Borrowers, considered collectively,

            (D) one time investments made on or about the Third Amendment Effective Date with the proceeds from the issuance of the Senior Unsecured Notes (i) in London & Scandinavian Metallurgical Co Ltd in an aggregate amount not to exceed $8,500,000 in order to permit the repayment by such Subsidiary of an outstanding term loan and (ii) in the German Borrowers, considered collectively, in an aggregate amount not to exceed $11,500,000 in order to effect the repayment by the German Borrowers of certain of the German Obligations,

            (E) $100,000 in the aggregate in the case of all other Subsidiaries, considered collectively,"

      (d) by amending Section 9.2(f) of the Loan Agreement by restating clause
(ii) thereof to read in its entirety as follows:

      "(ii) effect any disposition of assets (other than (A) dispositions of inventory in the ordinary course, (B) dispositions of obsolete equipment having a value not in excess of $400,000 in the aggregate, and (C) other dispositions of assets having an aggregate value not in excess of $500,000 for all such other dispositions of assets) without the consent of the Agent and the Banks (and in the case of any such asset dispositions consented to by the Agent and the Banks, unless provided otherwise by the terms of such consent, (1) the Net Available Cash of any such disposition, together with all other net cash proceeds therefrom, shall be applied to the Obligations then outstanding, with the Total Commitment also being reduced by the full amount of any such Net Available Cash and other net cash proceeds, and (2) to the extent that the Loans are reduced to $0, any Net Available Cash and other net cash proceeds received in connection with any such asset disposition shall be applied to cash collateralize outstanding Letters of Credit and all obligations of the Borrowers and the Guarantors in respect of the German Guaranty on a ratable basis in an amount up to 105% of the sum of the Maximum Drawing Amount plus the aggregate amount of the German Outstandings),"

      (e) by restating Section 9.2(j) of the Loan Agreement to read in its entirety as follows:

                  "(j) (i) amend, supplement or otherwise modify the terms of the Indenture, the Senior Unsecured Notes or any of the other Senior Unsecured Note Documents without the consent of the Agent and each of the Banks except for any such amendment, supplement or modification which would not (A) in the reasonable judgment of the Agent, adversely effect the enforceability of any of the Loan Documents or any of the Agent's or the Banks' rights thereunder or the validity, priority or perfection of any Lien granted under the Security Documents, (B) in the reasonable judgment of the Agent, have a materially adverse effect on the financial condition or business operations of any of the Borrowers, the Guarantors and MCL, (C) increase the rate of interest payable in respect of the Senior Unsecured Notes or amend or modify the maturity or principal installment payment schedule in respect of the Senior Unsecured Notes so as to make such maturity or any such principal installments due earlier than otherwise required under the terms of the Senior Unsecured Note Documents as in effect on the Third Amendment Effective Date, (D) increase the required percentage of holders of the Senior Unsecured Notes necessary to amend or waive any provision of the Senior Unsecured Note Documents or decrease the required percentage of holders of the Senior Unsecured Notes necessary to accelerate the maturity of the Senior Unsecured Notes, (E) provide for the granting of any Lien on any property or assets of the Borrowers or any of their Subsidiaries in favor of the holders of the Senior Unsecured Notes as collateral security for the obligations of any of the Borrowers or the Guarantors in respect of the Senior Unsecured Notes, or (F) amend, modify or supplement any affirmative or negative covenants contained in the Senior Unsecured Note Documents, any asset sale proceeds application provisions or related redemption provisions contained in the Senior Unsecured Note Documents, any default or event of default provisions contained in the Senior Unsecured Note Documents or the change of control definitions or related redemption provisions contained in the Senior Unsecured Note Documents, in any such case in a manner less favorable to the Borrowers than that in effect on the Third Amendment Date; or (ii) prepay, redeem, cause the defeasance of or repurchase any of the Senior Unsecured Notes;"

      ss.4. Amendment of ss.10(e) of the Loan Agreement. Section 10(e) of the Loan Agreement is hereby amended by replacing the reference to the "Senior Secured Note Documents" appearing in clause (ii)(A) thereof with a reference to the "Senior Unsecured Note Documents".

      ss.5. Limited Consent. Reference is hereby made to that certain Limited Waiver, Consent and Confirmation dated as of October 31, 1997 (the "Consent") issued by the Agent and the Banks to the Borrowers. Each of the Agent and the Banks hereby confirms its waiver of the Affected Sections (as defined in the Consent) of the Loan Agreement solely in connection with the Proposed Issuance (as defined in the Consent) and consents to such Proposed Issuance (including the contemplated use of the proceeds of such Proposed Issuance as described in the Consent) pursuant to the terms of the Senior Unsecured Note Documents (as such term is defined in the Loan Agreement, as amended hereby) in the form delivered to the Agent pursuant to section 7(b) of this Amendment. The foregoing waiver and consent is limited strictly to its terms, shall apply only to the specific actions described herein, shall not extend to or affect any of the Borrowers', the Guarantors' or MCL's other obligations contained in the Loan Agreement or any other Loan Document and shall not impair any rights consequent thereon. None of the Agent or the Banks shall have any obligation to issue any further waiver or consent with respect to the subject matter of hereof or any other matter. Except as expressly set forth herein, nothing contained herein shall be deemed to be a waiver of, or shall in any way impair or prejudice, any rights of the Agent or the Banks under the Loan Agreement or any other Loan Document.

      ss.6. Representations, Warranties and Covenants; No Default; Authorization. Each of the Borrowers and Guarantors hereby represents, warrants and covenants to the Agent and the Banks as follows:

      (a) Each of the representations and warranties of such Borrower or Guarantor contained in the Loan Agreement was true as of the date as of which it was made and is true as and at the date of this Amendment, and no Default or Event of Default has occurred and is continuing as of the date of this Amendment;

      (b) This Amendment has been duly authorized, executed and delivered by each of the Borrowers and Guarantors and is in full force and effect; and

      (c) Upon the execution and delivery of this Amendment by the respective parties hereto, this Amendment shall constitute the legal, valid and binding obligation of the Borrowers and the Guarantors, enforceable in accordance with its terms, except that the enforceability thereof may be subject to any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally.

      ss.7. Conditions to Effectiveness. The effectiveness of this Amendment shall be subject to the satisfaction of the following conditions precedent:

      (a) This Amendment shall have been duly executed and delivered by the respective parties thereto and shall be in full force and effect.

      (b) Each of the Agent and the Banks shall have received (i) evidence of the issuance by MI of $100,000,000 in aggregate principal amount of its 11% Senior Unsecured Notes (the "New Notes") pursuant to the Indenture dated as of November 25, 1997 (the "New Indenture") among MI, as principal obligor, each of the Guarantors, as guarantors, and the Trustee, (ii) evidence of the repayment of all principal, interest and other amounts due in respect of the Senior Secured Notes (as such term is defined in the Loan Agreement immediately prior to giving effect to this Amendment) with the proceeds of the New Notes, and
(iii) a copy, certified by a duly authorized officer of MI to be true and complete as of the date hereof, of the New Indenture and the other Senior Unsecured Note Documents (as such term is defined in the Loan Agreement, as amended hereby), each as in effect on the date hereof.

      ss.8. Ratification, etc. Except as expressly amended hereby, the Loan Agreement and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects. All references in the Loan Agreement or any related agreement or instrument to the Loan Agreement shall hereafter refer to the Loan Agreement as amended hereby.

      ss.9. No Implied Waiver. Except as expressly provided herein, nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, any other obligations of any of the Borrowers or Guarantors or any right of the Agent or any Bank consequent thereon.

      ss.10. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

      ss.11. Governing Law. THIS AMENDMENT SHALL FOR ALL PURPOSES BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICTS OF LAW).

      IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as a sealed instrument as of the date first above written.

                                   METALLURG, INC.


                                   By:
                                       --------------------------------------
                                   Name:
                                   Title:

                                   SHIELDALLOY METALLURGICAL
                                   CORPORATION


                                   By:
                                       --------------------------------------
                                   Name:
                                   Title:

                                   METALLURG SERVICES, INC.


                                   By:
                                       --------------------------------------
                                   Name:
                                   Title:

                                   MIR (CHINA), INC.


                                   By:
                                       --------------------------------------
                                   Name:
                                   Title:

                                   METALLURG HOLDINGS CORPORATION


                                   By:
                                       --------------------------------------
                                   Name:
                                   Title:

                                   BANKBOSTON, N.A. (formerly known as
                                   The First National Bank of Boston),
                                   individually and as Agent


                                   By:
                                       --------------------------------------
                                   Name:
                                   Title:

                                   BTM CAPITAL CORPORATION


                                   By:
                                       --------------------------------------
                                   Name:
                                   Title:

                                   BANK OF SCOTLAND


                                   By:
                                       --------------------------------------
                                   Name:
                                   Title:

                                   NATIONAL BANK OF CANADA


                                   By:
                                       --------------------------------------
                                   Name:
                                   Title:


                                   By:
                                       --------------------------------------
                                   Name:
                                   Title: